             VOLUME SUBMITTER SPECIMEN BASIC PLAN DOCUMENT NUMBER 01




                                TABLE OF CONTENTS


     ARTICLE I        Establishment of the Plan..............................................................1


                   1.1           Promulgation of Plan........................................................1

                   1.2           Plan Documents..............................................................1

                   1.3           Employer's Adoption of Plan.................................................2

                   1.4           Plan Amendment..............................................................2

                   1.5           Trust Agreement.............................................................2

                   1.6           Substitution of Plan for Preexisting Plan...................................2

                   1.7           Adoption of Coordinated Plans...............................................3

                   1.8           History of Volume Submitter Plan............................................3


     ARTICLE II       Definitions............................................................................4


                   2.1           Accounts....................................................................4

                   2.2           ACP.........................................................................4

                   2.3           ACP Test....................................................................4

                   2.4           Adjustment Factor...........................................................4

                   2.5           Adoption Agreement..........................................................4

                   2.6           ADP.........................................................................5

                   2.7           ADP Test....................................................................5

                   2.8           Annual Addition.............................................................5

                   2.9           Annuity Starting Date.......................................................5

                   2.10          Beneficiary.................................................................5

                   2.11          Break in Service............................................................5

                   2.12          Business Day................................................................5

                   2.13          Code........................................................................5

                   2.14          Compensation................................................................6



                   2.15          [reserved]..................................................................8

                   2.17          Disability..................................................................8

                   2.18          Earned Income...............................................................8

                   2.19          Effective Date..............................................................9

                   2.20          Elective Deferrals..........................................................9

                   2.21          Eligible Employee...........................................................9

                   2.22          [reserved]..................................................................9

                   2.23          Employee....................................................................9

                   2.24          Employer...................................................................10

                   2.25          Employer Account...........................................................10

                   2.26          Employer Plan..............................................................10

                   2.27          Employment Commencement Date...............................................11

                   2.28          Entry Date.................................................................11

                   2.29          ERISA......................................................................11

                   2.30          Excess Aggregate Contributions.............................................11

                   2.31          Excess Contributions.......................................................12

                   2.32          Excess Deferrals...........................................................12

                   2.33          [reserved].................................................................12

                   2.34          Fiscal Year................................................................13

                   2.35          Five Percent Owner.........................................................13

                   2.36          Former Participant.........................................................13

                   2.37          401(k) Employer Account....................................................13

                   2.38          401(k) Salary Deferral Account.............................................13

                   2.39          Highly Compensated Employee................................................13

                   2.40          Hour of Service............................................................16

                   2.41          Independent Contractor.....................................................17

                   2.41-1        Insurer....................................................................17

                   2.42          Internal Revenue Service...................................................17

                   2.43          Investment Accounts........................................................17

                   2.44          Leased Employee............................................................17

                   2.45          Matching Contributions.....................................................18

                   2.46          Matching Contribution Account..............................................18

                   2.47          Non-Highly Compensated Employee............................................19

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                   2.48          Normal Retirement Age......................................................19

                   2.49          Notice to the Trustee......................................................19

                   2.50          Owner-Employee.............................................................19

                   2.51          [reserved].................................................................19

                   2.52          Participant................................................................19

                   2.53          Period of Severance........................................................19

                   2.54          Period of Vesting Service..................................................19

                   2.55          Plan.......................................................................20

                   2.56          Plan Administrator.........................................................20

                   2.57          Plan Year..................................................................20

                   2.58          Post-Tax Employee Contributions............................................20

                   2.59          Post-Tax Employee Contribution Account.....................................20

                   2.60          Preexisting Plan...........................................................21

                   2.61          Prior Pension Plan Account.................................................21

                   2.62          Prior Plan Account.........................................................21

                   2.63          Profit Sharing Plan........................................................21

                   2.64          Qualified Defined Benefit Plan.............................................21

                   2.65          Qualified Defined Contribution Plan........................................21

                   2.66          Qualified Joint and Survivor Annuity.......................................21

                   2.67          Qualified Matching Contributions...........................................22

                   2.68          Qualified Nonelective Contributions........................................22

                   2.69          Qualified Plan.............................................................22

                   2.70          Related Employer...........................................................22

                   2.71          Retirement.................................................................22

                   2.72          Safe Harbor 401(k) Plan....................................................22

                   2.73          Safe Harbor Matching Contributions.........................................23

                   2.74          Safe Harbor Nonelective Contributions......................................23

                   2.75          Self-Employed Individual...................................................23

                   2.76          SEP........................................................................23

                   2.77          Service....................................................................23

                   2.78          Severance from Service Date................................................23

                   2.79          Shareholder-Employee.......................................................24

                   2.80          SIMPLE IRA.................................................................24

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                   2.81          Tax-Exempt Organization....................................................24

                   2.82          Trust......................................................................24

                   2.83          Trustee....................................................................24

                   2.84          Vested Portion.............................................................24

                   2.84-1        Volume Submitter Plan......................................................24

                   2.84-2        Volume Submitter Specimen Basic Plan Document..............................24

                   2.85          W-2 Wages..................................................................25

                   2.86          Year of Eligibility Service................................................25


     ARTICLE III      Participation.........................................................................26


                   3.1           Participation Requirements.................................................26

                   3.2           Breaks in Service..........................................................28

                   3.3           Exclusion of Specified Classes of Employees ...............................29

                   3.4           Exclusion of Employees of Related Businesses...............................29

                   3.5           Treatment of Leased Employees..............................................29

                   3.6           Treatment of Collectively Bargained Employees..............................30

                   3.7           Treatment of Nonresident Alien Employees...................................30

                   3.8           Treatment of Employees in Acquisitions and
                                   Divestitures.............................................................31

                   3.9           Reclassification of Individuals............................................32

                   3.10          Treatment of Employees on the Effective Date...............................33

                   3.11          Qualified Military Service ................................................34

                   3.12          Owner-Employee Who Controls Business.......................................34

                   3.13          Prior Plan Account and Prior Pension Plan Account..........................34

                   3.14          Participants Who Become Ineligible.........................................35


     ARTICLE IV       Employer Contributions................................................................36


                   4.1           Amount of Employer Contributions...........................................36

                   4.2           Allocation of Employer Contributions to Participants.......................36

                   4.3           Eligibility for Employer Contributions: Minimum
                                   Service and Last Day Rules...............................................37

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                   4.4           Top-Heavy Requirements.....................................................37

                   4.5           Eligibility for Employer Contributions:

                                   Sole Proprietor, Partner, Shareholder or
                                   Highly Compensated Employees ............................................37

                   4.6           Permitted Disparity (Integration with Social Security).....................38

                   4.7           Form and Timing of Payment of Employer
                                   Contributions............................................................39

                   4.8           Deductible Limit...........................................................40

                   4.9           Investment Policy Statement Funding Policy.................................40

                   4.10          Code Section 410(b) (Coverage) and 401(a)(26)
                                   Participation Test.......................................................40


     ARTICLE V        401(k) Arrangement....................................................................42


                   5.1           Purpose....................................................................42

                   5.2           Contributions to 401(k) Salary Deferral Account............................42

                   5.3           ADP Anti-Discrimination Test for 401(k) Contributions......................44

                   5.4           Hardship Distributions.....................................................49

                   5.5           Distribution of Excess Contributions.......................................51

                   5.6           Distribution of Excess Deferrals...........................................53

                   5.7           Qualified Nonelective Contribution and Qualified
                                    Matching Contributions..................................................54

                   5.8           Reduction of Elective Deferrals............................................55

                   5.9           Distribution Requirements................................................. 55

                   5.10          Eligible Employers.........................................................56


     ARTICLE VI    Post-Tax Employee Contribution and Matching Contributions................................58


                   6.1           Post-Tax Employee Contributions............................................58

                   6.2           Form and Amount of
                                    Post-Tax Employee Contributions.........................................58

                   6.3           Matching Contributions.....................................................58

                   6.4           ACP Test for Post-Tax Employee
                                   and Matching Contributions...............................................61







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                   6.5           Qualified Nonelective Contributions
                                   and Elective Deferrals...................................................68

                   6.6           Reduction of Post-Tax Employee
                                   Contribution Amounts.....................................................69

                   6.7           Correction of Excess Aggregate Contributions...............................69

                   6.8           Withdrawals of Post-Tax Employee Contributions.............................71


     ARTICLE VII      401(k) Safe Harbor Plan Provisions ...................................................73


                   7.1           Scope .....................................................................73

                   7.2           Safe Harbor Contributions..................................................73

                   7.3           Notice and Election Period Requirement.....................................73

                   7.4           Failure to Meet Safe Harbor Requirements...................................73

                   7.5           Nondiscrimination Tests....................................................73


     ARTICLE VIII  [Reserved]


     ARTICLE IX       Investment of Contributions...........................................................77



                   9.1           Investment & Separate Accounting of Contributions..........................77

                   9.2           Transfers Between Investment Accounts......................................77


     ARTICLE X        Benefits..............................................................................78


                   10.1          On Termination at or After Normal Retirement Age...........................78

                   10.2          On Termination Before Normal Retirement Age................................78

                   10.3          During Employment..........................................................78

                   10.4          Disability.................................................................80

                   10.5          Benefit Forms..............................................................80

                   10.6          Special Distribution Requirements..........................................83

                   10.7          Commencement of Benefits...................................................88

                   10.8          Valuation of Accounts......................................................89

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                   10.9          Notice of Distribution of Benefits.........................................89

                   10.10         Normal Form, and Participant's Election of
                                   Benefit Form.............................................................89

                   10.11         Notices of Participant's Rights............................................91

                   10.12         Rejection of Spouse's Survivor Benefits ...................................93

                   10.13         Rules Governing Certain Forms of Payment...................................95

                   10.14         Cash-Out of Small Accounts.................................................95

                   10.15         Participant's Consent for Distribution.....................................96

                   10.16         Treatment of Contributions Made
                                   After Benefits Commence..................................................97


     ARTICLE XI       Beneficiaries of Participants.........................................................98


                   11.1          Beneficiary................................................................98

                   11.2          Due Proof of Death.........................................................98

                   11.3          Death of Participant Before Benefits Commence..............................99

                   11.4          Death of Participant After Benefits Commence..............................101

                   11.5          Payments After Death of Surviving Spouse..................................101


     ARTICLE XII      Vesting and Forfeitures..............................................................102


                   12.1          Full Vesting..............................................................102

                   12.2          Vesting Schedules.........................................................102

                   12.3          Changes in Vested Portion.................................................102

                   12.4          Determination of Forfeiture...............................................103

                   12.5          Treatment of Forfeiture...................................................103

                   12.6          Resumption of Service within Five Years...................................105

                   12.7          Resumption of Service after Five Years....................................106

                   12.8          Treatment of Forfeiture in Plan Termination...............................107

                   12.9          Nonforfeitability of Post-Tax Employee
                                   Contribution, Prior Plan, 401(k) Salary
                                   Deferral, and 401(k) Employer Accounts..................................107

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     ARTICLE XIII     Loans to Participants................................................................108


                   13.1          Conditions of Loans.......................................................108

                   13.2          Limits on the Amount of Loans.............................................109

                   13.3          Spousal Consent...........................................................110

                   13.4          Repayment of Loans; Maximum Term..........................................110

                   13.5          Leave of Absence..........................................................111

                   13.6          Actual Default: Setoff....................................................111

                   13.7          Deemed Default............................................................111

                   13.8          Segregated Account to Be Maintained.......................................112

                   13.9          Administration of Plan Loan Program.......................................112


     ARTICLE XIV      Amendments...........................................................................113


                   14.1          Amendments by Employer....................................................113

                   14.2          Amendments by the Insurer.................................................114

                   14.3          Prohibited Amendments.....................................................114


     ARTICLE XV       Plan Termination.....................................................................116


                   15.1          Termination by Employer...................................................116

                   15.2          Distribution of Participant Accounts......................................116

                   15.3          Continued Validity of Trust...............................................116


     ARTICLE XVI      Preservation of Certain Contributions................................................118


                   16.1          Repayment of Certain Contributions........................................118

                   16.2          Plan Merger, Consolidation or Transfer....................................119

                   16.3          Trustee-to-Trustee Transfer...............................................119

                   16.4          Transfer of Employee Accounts to Another Plan.............................119

                   16.5          Rollover from Another Plan................................................120

                   16.6          Direct Rollovers..........................................................120

                   16.7          Definitions...............................................................120

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     ARTICLE XVII     Administrative Provisions and Delegation of Powers...................................122


                   17.1          Fiduciary Responsibilities................................................122

                   17.2          Plan Administrator........................................................122

                   17.3          Additional Duties and Powers..............................................123

                   17.4          Delegation of Powers by the Employer......................................123

                   17.5          Delegation of Powers by Related Employers.................................123

                   17.6          Multiple Fiduciary Roles..................................................123

                   17.7          Advisors..................................................................123

                   17.8          Responsibility of Fiduciaries.............................................123

                   17.9          Responsibility of the Trustee.............................................124


     ARTICLE XVIII    Miscellaneous........................................................................125


                   18.1          Governing Law.............................................................125

                   18.2          Limitation of Participant Rights..........................................125

                   18.3          Claims Procedure..........................................................125

                   18.4          Nontransferability of Benefits............................................125

                   18.5          Payment of Expenses.......................................................128

                   18.6          Failure of Employer Plan to Qualify.......................................128

                   18.7          No Maximum Age............................................................129

                   18.8          New Technologies..........................................................129

                   18.9          Conflict with Group Annuity Contract......................................129


     ARTICLE XIX      Limitations on Contributions.........................................................130


                   19.1          Basic Limitation..........................................................130

                   19.2          General Limitation with Other Defined Contribution
                                   Plans...................................................................130

                   19.3          Use of Estimated Compensation.............................................131

                   19.4          Determination of Excess Amount in Special Cases...........................131

                   19.5          Disposal of Excess Amount.................................................132

                   19.6          Alternate Limitation with Other Defined Contribution
                                   Plans...................................................................133

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                   19.7          Limitation with Defined Benefit Plan......................................133

                   19.8          Definitions...............................................................133


     ARTICLE XX       Top-Heavy Provisions.................................................................139


                   20.1          Basic Top-Heavy Rule......................................................139

                   20.2          Top-Heavy Definitions.....................................................139

                   20.3          Minimum Contribution......................................................143

                   20.4          Minimum Vesting Schedules.................................................144
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                            THE VOLUME SUBMITTER PLAN





             VOLUME SUBMITTER SPECIMEN BASIC PLAN DOCUMENT NUMBER 01





                                    ARTICLE I

                            ESTABLISHMENT OF THE PLAN




--------------------------------------------------------------------------------
1.1 PROMULGATION OF PLAN. This Plan provides retirement and disability benefits for the Eligible Employees of the Employer pursuant to the terms of the Adoption Agreement executed by the Employer and this specimen basic plan document. This Plan is a defined contribution plan using volume submitter plan documents (as described in section 9.02 of IRS Revenue Procedure 2003-6) provided by the Insurer, and is designed to meet the requirements of Code section 401(a) and ERISA.


1.2 PLAN DOCUMENTS. The Plan is made up of three documents: this Volume Submitter Specimen Basic Plan Document, an Adoption Agreement executed by the adopting Employer, and a Trust agreement with the Trustee on behalf of the Employer. The adopting Employer should file the Plan with the IRS to obtain a favorable determination letter pursuant to section 9 of IRS Rev. Proc. 2003-6 (or later versions of that Revenue Procedure, which is updated annually by the IRS).


1.3 EMPLOYER'S ADOPTION OF PLAN. In order for the Employer to adopt this Plan for its Eligible Employees, the Employer must properly complete and execute an Adoption Agreement, and the Insurer, which has the right to accept or reject the executed Adoption Agreement, must have exercised its right to accept it. To properly complete the Adoption Agreement, the Employer must fill in the blanks on the selected Adoption Agreement following the instructions on the Adoption Agreement. Extraneous notations may not be honored, and can invalidate the Adoption Agreement.


1.4 PLAN AMENDMENT. The procedures for amending the Plan are set forth in
Article XIV.

1.5 TRUST AGREEMENT. A trust agreement has been entered into in order to implement the Plan. The name of the Trust is the Volume Submitter Plan Master Trust. The Trust provisions are incorporated herein by reference and made a part hereof. The Employer becomes a party to the Trust by executing the Adoption Agreement.


1.6 SUBSTITUTION OF PLAN FOR PREEXISTING PLAN. The Plan document may be adopted by an Employer in substitution for any preexisting Qualified Defined Contribution Plan, if this Plan as adopted would provide a benefit to each Participant immediately after adoption (if the Employer Plan then terminated) which is at least equal to the benefit the Participant would have been entitled to receive under the Preexisting Plan (if it had terminated immediately before adoption). In the case of any such substitution, the funds held in trust for the Preexisting Plan shall be transferred to the Trust as soon as practicable and credited to the appropriate Accounts of the Participants and invested in accordance with Article IX as though they were contributions made under this Plan.


1.7 HISTORY OF VOLUME SUBMITTER PLAN. This Volume Submitter Plan was first made available to adopting Employers in the fourth quarter of 2003.

                                   ARTICLE II

                                   DEFINITIONS



--------------------------------------------------------------------------------
         Where the following words and phrases in boldface appear in this Plan with initial capitals, they shall have the meaning set forth below, unless the context clearly indicates another meaning. All references in the Plan to specific Articles or Sections shall refer to Articles or Sections of the Plan unless otherwise indicated. Unless the context indicates otherwise, words of one gender include the other gender and terms in the singular include the plural.


2.1 ACCOUNTS. "Accounts" means the Employer Account, the 401(k) Employer Account, the 401(k) Salary Deferral Account, the Matching Contribution Account, the Post-Tax Employee Contribution Account, the Prior Plan Account, and the Prior Pension Plan Account.


2.2 ACP. "ACP" (Average Contribution Percentage) is defined in ss. 6.4.


2.3 ACP TEST. The "ACP" Test means the test set forth in ss. 6.4.


2.4 ADJUSTMENT FACTOR. "Adjustment Factor" shall mean the cost of living adjustment prescribed by the Secretary of Treasury under Code section 415(d) for years beginning after December 31, 1987. The Adjustment Factor shall be subject to any applicable rounding rules as prescribed by the Code or the Secretary of Treasury.


2.5 ADOPTION AGREEMENT. "Adoption Agreement" means one of the fill-in-the-blank documents that are available in conjunction with this specimen basic plan document # 01, that an adopting Employer executes to adopt this Plan as the retirement plan for its Employees, to tailor the Plan to the Employer's specifications to the extent permitted by the applicable Adoption Agreement, and to become an Employer under the Trust forming a part of the Plan. The provisions of the Adoption Agreement are incorporated herein by reference and are a part of the Employer Plan. Some Adoption Agreements provide more choices and options than others. The fact that this Plan document refers to a particular option as being available in an Adoption Agreement does not necessarily mean that the option will be available in any or all Adoption Agreements under this Plan.


2.6 ADP. "ADP" (Actual Deferral Percentage) is defined in ss. 5.3.

2.7 ADP TEST. The "ADP" Test means the test set forth in ss. 5.3.


2.8 ANNUAL ADDITION. "Annual Addition," along with the other terms applicable to the limitations on contributions under Code section 415, is defined in ss. 19.8.


2.9 ANNUITY STARTING DATE. "Annuity Starting Date" shall mean the first day of the first period for which an amount is paid as an annuity or in any other form.


2.10 BENEFICIARY. "Beneficiary" means the person or persons or trust or entity, designated under ss. 11.1 of the Plan, and in accordance with Code section 401(a)(9), to receive a benefit after the death of a Participant.


2.11 BREAK IN SERVICE. A "Break in Service" means a 12-consecutive-month period in which an Employee does not complete more than 500 Hours of Service with the Employer. Each such 12-month period shall constitute a one-year Break in Service. For purposes of determining whether an Employee has incurred a Break in Service, the Employee shall be credited with up to 501 Hours of Service if the Employee is absent from work for any period on account of pregnancy, the birth or adoption of a child or the care of the child following its birth or adoption; the Employee shall receive credit for the number of Hours of Service that would otherwise have been credited to him or her during such absence, or if that number cannot be determined, eight Hours of Service for each day of such absence. Such Hours of Service shall be credited to the Employee only for the 12 consecutive month period beginning on his or her Employment Commencement Date during which the absence begins or, if the Employee would not otherwise have incurred a Break in Service for that 12-month period, for the following such 12-month period. Breaks in Service shall be measured on the same eligibility computation period as are Years of Eligibility Service.


2.12 BUSINESS DAY. A "Business Day" means any day on which the New York Stock Exchange is open for trading


2.13 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.14 COMPENSATION.


         (A)      General Rule.  "Compensation" of a Participant means:


                  (1) In the case of an individual who is not a Self-Employed Individual, all of such Participant's W-2 Wages from the Employer actually paid during the Plan Year, or


                  (2) In the case of a Self-Employed Individual, the amount of his or her Earned Income from the Employer for the Plan Year.


                  Compensation shall also include any Elective Deferrals and any amounts which are contributed or deferred by the Employer at the election of the Employee and which are not includible in the gross income of the Employee by reason of Code section 125 (cafeteria plan amounts) or Code section 132(f)(4) (qualified transportation benefits). Amounts under Code section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code section 125 only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.


                  Notwithstanding the foregoing, the Employer may elect to use any other definition of Compensation permitted under the applicable Adoption Agreement.


                  In the case of an integrated plan, the definition of Compensation adopted by the Employer Plan must not result in significant underinclusion of earnings for employees, as provided in Treasury Regulation 1.401(a)(4)-12 (definition of "Section 414(s) Compensation").


                  Special rules apply in the case of Safe Harbor 401(k ) Plans (see subsection (g) below), the limitation on contributions under Code section 415 (see ss. 19.8(c)) and top-heavy plans (see ss. 20.2(j)).


         (B) INITIAL YEAR OF PARTICIPATION. A Participant's Compensation for the Plan Year during which he or she first becomes a Participant shall include only amounts earned on or after his or her Entry Date, except to the extent the Adoption Agreement provides otherwise.


         (C) LIMIT ON COMPENSATION TAKEN INTO ACCOUNT. Compensation of each Participant taken into account for determining any benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for the cost-of-living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.


                  If a determination period consists of fewer than 12 months, the annual Compensation limit shall be an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.


         (D)      [reserved]


         (E) OWNER-EMPLOYEE RULE. Contributions on behalf of any Participant who is an Owner-Employee shall be made only with respect to the Earned Income of such Owner-Employee which is derived from the trade or business with respect to which the Employer Plan is established.


         (F)      [reserved]


         (G) COMPENSATION IN A SAFE HARBOR 401(K) PLAN means "Compensation" as defined in subsection (a) above, except that no dollar limit, other than the limit imposed by subsection (c) above (limiting compensation pursuant to Code section 401(a)(17)), applies to the Compensation of a Non-Highly Compensated Employee.


         (H) COMPENSATION OF LEASED EMPLOYEES. Compensation of Leased Employees is set forth at ss. 3.5.


2.15     [RESERVED]

2.17 DISABILITY. "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued and indefinite duration (presumably for life), as determined by the Employer either: (a) on the basis of a written determination by the Social Security Administration that disability payments under the Social Security Act have been approved; or if no such determination can be obtained, (b) on the basis of suitable evidence of disability acceptable to the Insurer.


2.18 EARNED INCOME. "Earned Income" means net earnings from self-employment (as defined in Code section 1402(a)) with respect to a trade or business in which a Self-Employed Individual is compensated for personal services which are actually rendered by him or her and are a material income-producing factor in the Employer's business for which the Plan is established. With the exception of Elective Deferrals, the Earned Income for any Plan Year of any Participant who is a Self-Employed Individual shall be determined without regard to any items not includible in gross income for federal income tax purposes (and the deductions properly allocable to or chargeable against such items) and shall be reduced by any amount which constitutes an Employer contribution to any Qualified Plan maintained by the Employer to the extent that the Employer is allowed a deduction for such contribution under Code section 404. Net earnings shall be determined with regard to the deduction allowed to the Employer by Code section 164(f).


2.19 EFFECTIVE DATE. "Effective Date" means the date on which the Employer Plan is first effective (taking into account the effective date of the Preexisting Plan, if any), as specified in the Adoption Agreement.


2.20 ELECTIVE DEFERRALS. "Elective Deferrals" shall mean, with respect to any taxable year, the sum of all Employer contributions made on behalf of a Participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code section 401(k), any eligible deferred compensation plan under Code section 457, any plan described under Code section 501(c)(18), any annuity contract described under Code section 403(b), any SEP, any SIMPLE IRA, and any employee contributions under a governmental plan (known as a government pick-up plan) that are treated as employer contributions pursuant to Code section 414(h)(2). Elective Deferrals do not include amounts that have become currently available to an Employee, amounts that are designated or treated as Post-Tax Employee Contributions at the time of their deferral or contribution, any deferrals properly distributed as excess annual additions within the meaning of Code section 415, and any Matching Contributions made on behalf of a Self-Employed Individual (unless such contributions are Qualified Matching Contributions treated as Elective Deferrals pursuant to ss. 5.7 of the
Plan).

2.21 ELIGIBLE EMPLOYEE. "Eligible Employee" means an Employee who is in a class of Employees eligible for participation in one or more features of the Employer Plan pursuant to Article 3.1.


2.22     [reserved]


2.23 EMPLOYEE. "Employee" means any individual who is a United States citizen or resident alien identified as a common law employee or a Leased Employee on the payroll system records of the Employer or any of its Related Employers (including Self-Employed Individuals) and who derives Compensation from the Employer or any of its Related Employers. This term does not include any other common law employees or other Leased Employees.


2.24 EMPLOYER. "Employer" means any entity that signs an Adoption Agreement as Employer pursuant to Article I, provided the entity meets the Insurer's underwriting standards, including (a) any sole proprietor, partnership, corporation or association; (b) the government of any state or political subdivision thereof, or any agency or instrumentality of the foregoing; (c) any Tax-Exempt Organization; and (d) any limited liability company or partnership. The term "Employer" shall also include any successor to the entity that has adopted the Plan if such successor has agreed to continue the Plan.


         For purposes of the Plan, a sole proprietor is deemed to be his or her own Employer and a partnership is deemed to be the Employer of each Self-Employed Individual. Upon the death of an Employer who is a sole proprietor, all duties and responsibilities of the Employer under the Plan shall be assumed by the executor or administrator of the estate of such deceased Employer or by a person or persons designated by such executor or administrator.


         An Employee's Service and Hours of Service will include any period of employment with a Related Employer, and all employees employed by a Related Employer shall be treated as employed by the Employer. An Employee's Service and Hours of Service shall also include any period in which the individual is considered to be an Employee of the Employer for purposes of this Plan under Code section 414(n) or 414(o).


         To the extent the Adoption Agreement so provides, an Employee's Service and Hours of Service will also include any period of employment with another employer or employers specified in the Adoption Agreement, including a

"predecessor organization" as defined within the definition of "Service" in
Article II. Any such service shall be determined so as to avoid double-counting of service.


2.25 EMPLOYER ACCOUNT. "Employer Account" means the account maintained for the Employer contributions made on behalf of a Participant pursuant to Article IV after adjustment for earnings, changes in market value, fees, expenses and distributions, if any. The "Employer Account" is also referred to as the "Profit Sharing Account."


2.26 EMPLOYER PLAN. "Employer Plan" means the Plan as adopted and maintained by an Employer, with the name and subject to the provisions specified in the Employer's Adoption Agreement. "Plan", when the context requires, can also be used to mean Employer Plan.


2.27 EMPLOYMENT COMMENCEMENT DATE. "Employment Commencement Date" means the day on which an Employee performs his or her first Hour of Service upon his or her employment or reemployment by the Employer.


2.28 ENTRY DATE. "Entry Date" means (a) the Effective Date (but only if there is no Preexisting Plan), and (b) the first day of the first month and seventh month in the Plan Year, or such other dates as are indicated in the Adoption Agreement, which dates shall occur no less frequently than as required by Code section 410(a). Different Entry Dates may be selected in certain Adoption Agreements for different features of the Plan, in which case the Entry Date for Plan participation overall is the first date the Participant is eligible to participate in any feature of the Plan after satisfying any applicable age and service requirements. The Plan Administrator may designate reasonable rules for implementing the Entry Date based on necessary administrative practices (e.g., if the Entry Date selected is the first of each month, the Plan Administrator may use the first regular payroll period beginning in the month).


2.29 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


2.30 EXCESS AGGREGATE CONTRIBUTIONS. "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

         (A) The aggregate amounts taken into account into computing the ACP made on behalf of Highly Compensated Employees for such Plan Year, over


         (B) The maximum amounts permitted by the ACP Test in ss. 6.4 of the Plan. This subsection (b) shall be determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their actual contribution ratios beginning with the highest of such ratios.


Such determination shall be made after first determining Excess Deferrals known at the time pursuant to ss. 2.31 and then determining Excess Contributions pursuant to ss. 2.30.


2.31 EXCESS CONTRIBUTIONS. "Excess Contributions" shall mean, with respect to any Plan Year, the excess of:


         (A) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over


         (B) The maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).


2.32 EXCESS DEFERRALS. "Excess Deferrals" shall mean those Elective Deferrals that are includible in a Participant's gross income under Code section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Deferrals shall be treated as Annual Additions (as defined in ss. 19.8(b)), unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.


2.33     [reserved]


2.34 FISCAL YEAR. "Fiscal Year" means the taxable year of the Employer for Federal income tax reporting purposes, or if the Employer does not have such a taxable year (e.g., in the case of plans sponsored by governmental entities), the Employer's annual accounting period.

2.35 FIVE PERCENT OWNER. "Five Percent Owner" means, in the case of an Employer that is not a corporation, a person who owns more than 5% of the capital or profits interest in the Related Employer and, in the case of an Employer that is a corporation, a person who owns (or is considered to own within the meaning of Code section 318) more than 5% of the outstanding stock of the Related Employer or stock possessing more than 5% of the total combined voting power of all stock of the Related Employer.


2.36 FORMER PARTICIPANT. "Former Participant" means any former Employee who is receiving or will receive benefits under the Plan.


2.37 401(K) EMPLOYER ACCOUNT. "401(k) Employer Account" means the account maintained for Qualified Nonelective Contributions, Qualified Matching Contributions, Safe Harbor Nonelective Contributions and Safe Harbor Matching Contributions made on behalf of a Participant, after adjustment for earnings, changes in market value, fees, expenses, distributions and withdrawals, if any.


2.38 401(K) SALARY DEFERRAL ACCOUNT. "401(k) Salary Deferral Account" means the account maintained for Elective Deferrals of a Participant under ss. 5.2, after adjustment for earnings, changes in market value, fees, expenses, distributions and withdrawals, if any.


2.39 HIGHLY COMPENSATED EMPLOYEE. "Highly Compensated Employee" shall mean an Employee described in Code section 414(q) and includes highly compensated active Employees and highly compensated former Employees.


         (A) A highly compensated active Employee includes any Employee who:


                  (1) Was a Five Percent Owner at any time during the determination year or the look-back year (as defined in subsection (b) below), or


                  (2) For the look-back year had Compensation from the Employer in excess of $80,000 (adjusted by the Adjustment Factor for that year, except that the base period used for such adjustment is the calendar quarter ending September 30, 1996) and, if the Employer so elects in the

                           Adoption Agreement, was in the top-paid group for the look-back year.


         (B) For purposes of this definition, the determination year is the Plan Year. The look-back year is the twelve-month period immediately preceding the determination year. Notwithstanding the preceding sentence, if the Employer so elects in the Adoption Agreement, the look-back year is the calendar year beginning with or within the twelve-month period immediately preceding the determination year. However, an election made pursuant to the preceding sentence shall apply only for purposes of determining if an Employee fits within the provisions of subsection (a)(2), above, and does not apply for purposes of determining if an Employee is a Five Percent Owner under subsection (a)(1), above.


         (C) The identity of highly compensated former employees is determined based on the rules applicable to determining highly compensated employee status as in effect for that determination year (as defined in subsection (b) above), in accordance with temporary Income Tax Regulation ss. 1.414(q)-1T, A-4 and IRS Notice 97-45).


The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the number of Employees treated as officers and the Compensation that is taken into account, shall be made in accordance with Code section 414(q), the regulations thereunder, and IRS Notice 97-45 (or any superseding guidance).


2.40 HOUR OF SERVICE.  "Hour of Service" means each hour for which:


         (A) An Employee is directly or indirectly paid or entitled to payment by the Employer for the performance of duties,


         (B) An Employee is directly or indirectly paid or entitled to payment by the Employer for reasons (such as vacation, holiday, sickness, incapacity, disability, layoff, jury duty, military duty or paid leave of absence) other than for the performance of duties irrespective of whether the employment relationship has terminated), unless such payment is solely for the purpose of complying with applicable worker's compensation or disability insurance laws, and

         (C) Back pay for an Employee, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.


Hours of Service for the performance of duties will be credited to an Employee for the period of time in which the duties were performed, and Hours of Service for reasons other than the performance of duties or for back pay will be credited to the Employee for the period of time to which such hours related, but there will be no duplication in the crediting of Hours of Service. Hours of Service as defined above will be determined and credited in a manner consistent with Section 2530.200b-2 of the United States Department of Labor Regulations, which is incorporated herein by this reference. The number of Hours of Service to be credited to an Employee shall be calculated on the basis of whichever of the following methods is specified in the Adoption Agreement, or if no method is so specified, Method A shall be used.


         METHOD A.  Hours of Service:  One hour for each Hour of Service.


         METHOD B. Days of Service: Ten hours for each day for which he or she would be entitled under Method A to receive credit for at least one Hour of Service.


         METHOD C. Weeks of Service: 45 hours for each week for which he or she would be entitled under Method A to receive credit for at least one Hour of Service.


         METHOD D. Months of Service: 190 hours for each month for which he or she would be entitled under Method A to receive credit for at least one Hour of Service.


Regardless of which of the above methods is used, no more than 501 Hours of Service will be credited to an Employee for any single continuous period during which duties are not performed by the Employee.


2.41 INDEPENDENT CONTRACTOR. "Independent Contractor" means an individual who is not treated by the Employer as an Employee (regardless of whether the Employer, a court or administrative agency later determines that such individual is a common law employee and not an independent contractor).


2.41-1 INSURER. "Insurer" means the life insurance company that (a) issues to the Trustee the group annuity contract or other agreement under which benefits provided by the Plan are funded, (b) enters into an administrative agreement with the Trustee pursuant to which it furnishes recordkeeping and other services to the Plan, and (c) sponsors the Volume Submitter Specimen Basic Plan Document Number 01.


2.42 IRS. "IRS" means the Internal Revenue Service.


2.43 INVESTMENT ACCOUNTS. "Investment Accounts" mean the accounts for the different investment options available to the Employer pursuant to the group annuity contract, which may include a brokerage account permitted by the group annuity contract but established outside that contract.


2.44 LEASED EMPLOYEE. Except as provided otherwise in this section, "Leased Employee" means any person who:


         (A)      Is not a common law employee of the Employer,


         (B) Has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) pursuant to an agreement between the Employer and a leasing organization,


         (C) Has performed such services on a substantially full time basis for a period of at least one year that are:


                  (1) Performed under the primary direction or control by the Employer, unless paragraph (2) applies; and


                  (2) For relationships that the IRS determined did not involve a leased employee in a ruling dated before the enactment date of the Small Business Job Protection Act of 1996 that was issued pursuant to Code section 414(n)(2)(C) as in effect on the day before such date, such services are of a type historically performed by employees in the business field of the Employer, and


         (D) Is not covered under a "safe harbor plan." For purposes of this subsection (d), a safe harbor plan is a plan maintained by the leasing organization that provides the individual (1) a nonintegrated employer contribution rate of at least 10 % of the individual's compensation, (2) immediate participation (except in the case of individuals who perform substantially all of their services for the leasing organization, and individuals whose compensation from the leasing organization in each Plan Year during the 4-year period ending within the Plan Year for which the determination is being made is less than $1,000), and (3) full and immediate vesting. In addition, for a plan to be considered a safe harbor plan, "Leased Employees" (as defined without regard to this subsection) must not constitute more than 20% of the Employer's Non-Highly Compensated Employees. For purposes of this subsection (d) only, compensation takes the meaning given that term in Section 19.8.


Such person is a Leased Employee only for periods in which all of the conditions stated above are met.


2.45 MATCHING CONTRIBUTIONS. "Matching Contributions" shall mean any contribution to a Qualified Defined Contribution Plan made by the Employer for the Plan Year and allocated to an Employee's account under such Qualified Plan by reason of such Employee's Post-Tax Employee Contributions or Elective Deferrals to such plan or to another Qualified Plan, or by reason of Elective Deferrals to an annuity contract under Code section 403(b). Any forfeiture allocated on the basis of Post-Tax Employee Contributions, Elective Deferrals, or Matching Contributions shall also be considered a Matching Contribution.


2.46 MATCHING CONTRIBUTION ACCOUNT. "Matching Contribution Account" means the account maintained for Matching Contributions (other than Qualified Matching Contributions) made to this Plan on behalf of a Participant, after adjustment for earnings, changes in market value, fees, expenses, distributions and withdrawals, if any.


2.47 NON-HIGHLY COMPENSATED EMPLOYEE. "Non-Highly Compensated Employee" shall mean an Employee who is neither a Highly Compensated Employee.


2.48 NORMAL RETIREMENT AGE. "Normal Retirement Age" means the lowest of: age 65, the normal retirement age specified in the Adoption Agreement, and, if the Employer enforces any mandatory retirement age, such mandatory age.

2.49 NOTICE TO THE TRUSTEE. "Notice to the Trustee" or "Notice" means any properly completed notice, designation, or election under the Plan by the Employer or by a Participant or his or her Beneficiary, as may be applicable, made on a paper or electronic form provided by, or acceptable to, the Insurer and properly delivered to the Insurer at the location specified by the Insurer for the particular purpose. Participant and Beneficiary Notices shall be submitted by the individual giving the Notice to the Employer for transmittal to the Insurer provided that, if such Notice is being given at a time when it is impractical or impossible for transmittal to be made by the Employer or if such Notice is given pursuant to ss. 15.2 or the last paragraph of ss. 10.5, the individual giving the Notice may submit it directly to the Insurer at the location specified by the Insurer for the particular purpose. Notice to the Trustee shall be deemed to have been given on the first Business Day on or after the date of its receipt at the location specified by the Insurer. Notice may be by given by any means acceptable to the Insurer, including electronic means, as provided in ss. 18.8.


2.50 OWNER-EMPLOYEE. "Owner-Employee" means any person who owns more than 10 % of the capital or profits interest in the Employer, if that Employer is other than a corporation.


2.51     [reserved]


2.52 PARTICIPANT. "Participant" means an Employee who is or who becomes a Participant in accordance with Article III and, where the context requires, any Former Participant.


2.53 PERIOD OF SEVERANCE. "Period of Severance" means the period commencing on an Employee's Severance from Service Date and ending (if ever) when the Employee first performs an Hour of Service on his or her subsequent reemployment by the Employer.


2.54 PERIOD OF VESTING SERVICE. "Period of Vesting Service" means a period of Service beginning on an Employee's Employment Commencement Date and ending on his or her first Severance from Service Date which is followed by a Period of Severance of at least 12 months. All of an Employee's Periods of Vesting Service with the Employer are counted to determine the Employee's Vested Portion, except as follows: Periods of Vesting Service before the Effective Date, or before an Employee reaches age 18, shall be disregarded in determining a Participant's Vested Portion unless the Employer has specified otherwise in the Adoption Agreement. Periods of Vesting Service after the Plan's termination are disregarded. If a Participant has a Period of Severance of at least five years that starts before the Participant is vested, and the Participant is then reemployed by the Employer, the Participant's Period of Vesting Service will be disregarded to the extent earned: (a) after the Period of Severance, but only in determining the Participant's Vested Portion with respect to amounts attributable to contributions earned before the Period of Severance, and (b) before the Period of Severance, but only in the case of Participants whose Period of Severance equals or exceeds the Period of Vesting Service earned before the Period of Severance.


2.55 PLAN. "Plan" is the plan named in the Adoption Agreement. The "specimen basic plan document" means this document, which is known as the "Volume Submitter Specimen Basic Plan Document Number 01," as amended from time to time.


2.56 PLAN ADMINISTRATOR. "Plan Administrator" means, with respect to each Employer Plan, the Employer, whose duties as a fiduciary are set forth in ss.
17.1 and ss. 17.2.


2.57 PLAN YEAR. "Plan Year" means the 12-consecutive month period that ends on the ending date specified in the Adoption Agreement for this purpose, or the Employer's Fiscal Year if no ending date is specified in the Adoption Agreement, except as follows. The first Plan Year shall begin on the Effective Date of the Plan, and shall end on the immediately following ending date specified in the Adoption Agreement. The final Plan Year shall end on the date of termination of the Plan. No Plan Year shall exceed 12 months in duration.


2.58 POST-TAX EMPLOYEE CONTRIBUTIONS. "Post-Tax Employee Contributions" shall mean Employee after-tax contributions which, if made to this Plan, shall be allocated to the Post-Tax Employee Contribution Account of a Participant in accordance with Article VI of the Plan.


2.59 POST-TAX EMPLOYEE CONTRIBUTION ACCOUNT. "Post-Tax Employee Contribution Account means the Account maintained for Post-Tax Employee Contributions after adjustment for earnings, changes in market value, fees, expenses, distributions and withdrawals, if any.


2.60 PREEXISTING PLAN. "Preexisting Plan" means a plan for which this Plan has been substituted in accordance with ss. 1.6.


2.61 PRIOR PENSION PLAN ACCOUNT. "Prior Pension Plan Account" means the account in a Profit Sharing Plan that is established and maintained as required by Revenue Ruling 94-76 to hold assets and liabilities transferred from a money purchase pension plan (other than by rollover pursuant to ss. 16.5), after adjustment for earnings, changes in market value, fees, expenses, distributions and withdrawals, if any.


2.62 PRIOR PLAN ACCOUNT. "Prior Plan Account" means the account established and maintained for amounts attributable to employer contributions under another Qualified Plan pursuant to Article XVI, after adjustment for earnings, changes in market value, fees, expenses, distributions and withdrawals, if any, other than amounts in the Prior Pension Plan Account. The Prior Plan Account may also include 100 % vested amounts transferred pursuant to ss. 12.7 (resumption of service after five years).


2.63 PROFIT SHARING PLAN. "Profit Sharing Plan" means an Employer Plan for which the phrase "Profit Sharing Plan" appears in the title of the governing Adoption Agreement executed by the Employer. Contributions under this type of plan are made on the basis of ss. ss. 4.1(a) and 4.2 of the Plan.


2.64 QUALIFIED DEFINED BENEFIT PLAN. "Qualified Defined Benefit Plan" means a defined benefit plan which is a Qualified Plan.


2.65 QUALIFIED DEFINED CONTRIBUTION PLAN. "Qualified Defined Contribution Plan" means a defined contribution plan which is a Qualified Plan.


2.66 QUALIFIED JOINT AND SURVIVOR ANNUITY. "Qualified Joint and Survivor Annuity" means any annuity payable for the life of the Participant with a survivor annuity for the life of his or her spouse which is equal to 100% of the amount of the annuity payable during the joint lives of the Participant and his or her spouse, where the actuarial value of the joint and survivor annuity is equal to the aggregate balance in the Participant's Accounts.


2.67 QUALIFIED MATCHING CONTRIBUTIONS. "Qualified Matching Contributions" shall, in accordance with applicable Income Tax Regulations, mean any Matching Contributions to a Qualified Plan of the Employer made by the Employer on behalf of an Employee that the Employee may not elect to receive in cash until distributed from the Qualified Plan; that are 100% vested and nonforfeitable when made; and that are not distributable under the terms of such Qualified Plan to Employees or their beneficiaries earlier than as permitted under ss. 5.9.

2.68 QUALIFIED NONELECTIVE CONTRIBUTIONS. "Qualified Nonelective Contributions" shall mean, in accordance with Code section 401(m)(4)(C), any contributions to a Qualified Plan of the Employer (other than a Matching Contribution) made by the Employer on behalf of an Employee that the Employee may not elect to receive in cash until distributed from the Qualified Plan; that are 100 % vested and nonforfeitable when made; and that are not distributable under the terms of such Qualified Plan to Employees or their beneficiaries earlier than as permitted under ss. 5.9.


2.69 QUALIFIED PLAN. "Qualified Plan" means a retirement plan which meets the requirements for qualification under Code section 401.


2.70 RELATED EMPLOYER. "Related Employer" means (a) any member of a controlled group of corporations of which the Employer is a member, as defined in Code section 414(b); (b) any other trade or business under common control of or with the Employer, as defined in Code section 414(c); (c) any member of an affiliated service group of which the Employer is a member, as defined in Code section 414(m); and (d) any other entity aggregated with the Employer pursuant to Code section 414(o). The term Related Employer includes the Employer.


2.71 RETIREMENT. "Retirement" means the termination of employment with the Employer for reasons other than death, after a Participant has reached Normal Retirement Age.


2.72 SAFE HARBOR 401(K) PLAN. A Plan for which, for the applicable period, the Employer has elected in the Adoption Agreement for a Profit Sharing Plan to meet the ADP Test, and optionally the ACP Test, automatically by design, by complying with the requirements of Code section 401(k)(12), and optionally Code section 401(m)(11), as well as any correspondingly applicable requirements set forth in such Adoption Agreement and Article VII of this Plan document.


2.73 SAFE HARBOR MATCHING CONTRIBUTIONS. "Safe Harbor Matching Contributions" means Matching Contributions described in Article VII of the Plan that an Employer elects to make to qualify as a Safe Harbor 401(k) Plan.


2.74 SAFE HARBOR NONELECTIVE CONTRIBUTIONS. "Safe Harbor Nonelective Contributions" means Qualified Nonelective Contributions described in Article VII of the Plan that an Employer elects to make to qualify as a Safe Harbor 401(k) Plan.

2.75 SELF-EMPLOYED INDIVIDUAL. "Self-Employed Individual" means, for any Plan Year, any individual who has Earned Income for the Plan Year or who would have Earned Income if the Employer had net profits for that Plan Year.


2.76 SEP. "SEP" means a simplified employee pension plan as defined in Code section 408(k).


2.77 SERVICE. "Service" means any period during which an Employee is employed by, or is the sole proprietor or a partner of, the Employer.


         In any case in which the Employer maintains the plan of a predecessor organization (as defined below) or adopts the Plan under ss. 1.6 in substitution for a Preexisting Plan, service for such predecessor organization or under the Preexisting Plan shall be treated as Service for the Employer. In addition, to the extent permitted by and elected in the applicable Adoption Agreement and subject to any required non-discrimination testing under Code section 401(a)(4), the Employer may impute service with another employer as Service under the Employer Plan.


         For purposes of this definition of "Employer", "predecessor organization" means any entity: (a) with which the Employer shows significant continuity of ownership, business or work force; or (b) which is determined to be a predecessor organization under regulations issued by the Secretary of Treasury, as required under Code section 414(a).


2.78 SEVERANCE FROM SERVICE DATE. "Severance from Service Date" means the earlier of:


         (A)      The date of an Employee's Retirement,


         (B)      The date of the Employee's termination of employment,


         (C)      The date of the Employee's death, or


         (D) The first anniversary of the commencement of an Employee's Disability or approved leave of absence from the Employer (or if later, the second anniversary of the commencement of an Employee's absence if the Employee is absent from work for any period on account of pregnancy, the birth or adoption of a child or the care of a child following its birth or adoption).


2.79 SHAREHOLDER-EMPLOYEE. "Shareholder-Employee" means any individual who is an employee or officer of an Employer that is an "S corporation" within the meaning of Code section 1361(a)(1) and who owns (or is considered as owning within the meaning of Code section 318(a)(1)) on any day of the Fiscal Year more than 5% of the Employer's outstanding stock.


2.80 SIMPLE IRA. A SIMPLE IRA Plan described in Code section 408(p).


2.81 TAX-EXEMPT ORGANIZATION. Any organization exempt from tax under Subtitle A of the Code.


2.82 TRUST. "Trust" means the trust fund or funds which hold the assets of the Plan and are established by the trust agreement or agreements entered into with the Trustee on behalf of the Employer to provide for holding the Plan assets.


2.83 TRUSTEE. "Trustee" means the Trustee of the Trust as designated in the applicable Trust instrument.


2.84 VESTED PORTION. "Vested Portion" means an amount equal to that percentage of a Participant's Employer Account and a Participant's Matching Contribution Account in which the Participant's rights are nonforfeitable and fully vested, which percentage is determined by reference to the vesting schedules set forth in Article XII. The term "Unvested Portion" means the balance, if any, of such Accounts. With respect to a Participant's other Accounts, the term "Vested Portion" shall mean 100% of such Accounts.


2.84-1 VOLUME SUBMITTER PLAN. "Volume Submitter Plan" means a retirement plan that uses a format permitted under the volume submitter provisions of Revenue Procedure 2003-6 (or the corresponding provisions of a later version of that Revenue Procedure).


2.84-2 VOLUME SUBMITTER SPECIMEN BASIC PLAN DOCUMENT. "Volume Submitter Specimen Basic Plan Document" means this document, which is known as the "Volume Submitter Specimen Basic Plan Document Number 01," as amended from time to time.

2.85 W-2 WAGES. "W-2 Wages" means wages within the meaning of Code section 3401(a) and all other payments of compensation to the Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3) and 6052 determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.


2.86 YEAR OF ELIGIBILITY SERVICE. "Year of Eligibility Service" means a 12-consecutive month computation period in which an Employee completes 1,000 or more Hours of Service, regardless of whether his or her Service continued throughout such period. The measuring period for the Year of Eligibility Service shall be as provided on the Adoption Agreement. An Employee who is credited with 1,000 Hours of Service in two consecutive eligibility computation periods shall be credited with two Years of Eligibility Service, even if the first eligibility computation period ends within the second eligibility computation period (e.g., if the Plan switches from an anniversary year measuring period to a Plan Year measuring period).

                                   ARTICLE III

                                  PARTICIPATION




--------------------------------------------------------------------------------
3.1 PARTICIPATION REQUIREMENTS. All Employees of the Employer and of any Related Employers are eligible to participate in the Employer Plan, subject to the following sections in this Article III. Employees who are in a class of Employees eligible for participation in the Employer Plan pursuant to Sections
3.3 through the end of this Article are known as "Eligible Employees." The Adoption Agreement may provide for different eligibility criteria for different Employer Plan features, in which case an Employee is only an Eligible Employee with respect to the Plan features for which the Employee is eligible. An Eligible Employee shall become a Participant in the Plan as of the earliest date on which he is eligible to receive Employer contributions or Matching Contributions as set forth in (a) below, to make Elective Deferrals as set forth in (b) below or to make Post-Tax Employee Contributions as set forth in (c) below, subject to (d) and (e) below, even though the Participant may not be eligible for all the Plan's features on that date.


         (A) EMPLOYER AND MATCHING CONTRIBUTIONS. If Employer contributions or Matching Contributions described in Articles IV and VI are available under the Employer Plan, an Eligible Employee shall be eligible to receive such contributions on the next Entry Date following his or her: (i) completion of the Service (not in excess of two Years of Eligibility Service) indicated in the Adoption Agreement and (ii) attainment of the age (not in excess of 21) indicated in the Adoption Agreement, subject to any further limitations specified in Article IV or V. Different requirements may be adopted for Matching Contributions than Employer contributions. A requirement of more than one Year of Eligibility Service for either Employer Contributions or Matching Contributions may not be specified in the Adoption Agreement unless the applicable vesting schedule for that type of contributions provides for 100 % vesting after no more than two Years of Service. Certain Adoption Agreements allow the Employer to require a different number of Years of Eligibility Service to participate in the case of part-time Employees than other Employees.


         (B) ELECTIVE DEFERRALS. If Elective Deferrals described in Article V are available under the Employer Plan, an Eligible Employee shall be eligible to make Elective Deferrals on the next Entry Date following his or her: (i) completion of the Service (not in excess of one Year of Eligibility Service) indicated in the Adoption Agreement and

                  (ii) attainment of the age (not in excess of 21) indicated in the Adoption Agreement, subject to any further limitations specified in Article V. Certain Adoption Agreements allow the Employer to require a different number of Years of Eligibility Service to participate in the case of part-time Employees than other Employees.


         (C) POST-TAX EMPLOYEE CONTRIBUTIONS. If Post-Tax Employee Contributions described in Article VI are available under the Employer Plan, an Eligible Employee shall be eligible to make such contributions on the next Entry Date following his or her: (i) completion of the Service (not in excess of two Years of Eligibility Service) indicated in the Adoption Agreement and (ii) attainment of the age (not in excess of 21) indicated in the Adoption Agreement, subject to any further limitations specified in Article VI. Certain Adoption Agreements allow the Employer to require a different number of Years of Eligibility Service to participate in the case of part-time Employees than other Employees.


         (D) PARTICIPANT RETURNS FROM AN INELIGIBLE CLASS. In the event a Participant ceases to be a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate in this Plan immediately upon returning to an eligible class of Employees. If such Participant incurs a Break in Service, eligibility will be determined under ss. 3.1 of the Plan.


         (E) NON-PARTICIPANT EMPLOYEE JOINS ELIGIBLE CLASS. In the event a non-Participant Employee who is a member of an ineligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements in the Section and would have otherwise previously become a Participant.


         (F) NO MAXIMUM AGE. There is no maximum age beyond which an Employee can not participate fully in the Plan.


         (G)      COORDINATION WITH TOP HEAVY RULES. The top-heavy rules in
                  Article XX apply to Participants once they are a Participant in the Plan pursuant to this Section, even if they are not yet eligible for an Employer Contribution. However, the fact that the top-heavy rules apply to a Participant before the Participant is eligible for the full array of contribution types the Employer Plan makes available, does not mean the Participant is then immediately eligible for each of those contribution types. For example, in the case of a top-heavy Employer Plan that offers Participants the opportunity to make Elective Deferrals as soon as they are hired and gives Participants a 10% profit sharing contribution once they have completed one Year of Eligibility Service, Participants will receive a 3% (not 10%) top-heavy contribution for their first Year of Eligibility Service even if they do not make Elective Deferrals, and in their second Year of Eligibility Service will receive the 10% profit sharing contribution in lieu of the 3% top-heavy contribution. This example assumes the Employer Plan has adopted the same Compensation definition for purposes of Articles III and XX, and that Key Employees (as defined in
                  Article XX) participate in the Plan.



3.2 BREAKS IN SERVICE. All Years of Eligibility Service with the Employer are counted for purposes of Section 3.1 except the following:


         (A) In the case of an Employee whose vesting schedule provides for a 100% Vested Portion within two Years of Service, if the Employee incurs a one-year Break in Service before satisfying the Plan's requirement for eligibility, Service before such break shall not be taken into account.


         (B) In the case of a Participant who has no vested interest in the Plan (as set forth in ss. 12.2) and incurs a Break in Service:


                  (1) If the number of the Participant's consecutive one-year Breaks in Service equals or exceeds the greater of five or the number of his Years of Eligibility Service (but not including any Years of Eligibility Service disregarded by reason of prior Breaks in Service), Years of Eligibility Service before the break will not be counted towards eligibility service. Such Participant shall be treated as a new Employee for eligibility purposes.


                  (2) In all other cases, such Participant shall continue to participate in the Plan, or, if the Participant ceases to be employed as an Employee in an eligible class of Employees, shall participate immediately upon reemployment in an eligible class of Employees.

3.3 EXCLUSION OF SPECIFIED CLASSES OF EMPLOYEES. The Employer may designate certain classes of Employees that will not be eligible to participate in the Plan.


3.4 EXCLUSION OF EMPLOYEES OF RELATED BUSINESSES. Only Employees of the Employer are eligible to participate in the Employer Plan except to the extent the Employer designates that Employees of certain Related Employers may participate in the Plan.


3.5 TREATMENT OF LEASED EMPLOYEES. Individuals who the Employer characterizes as Leased Employees are eligible to participate in the Employer Plan, unless the Employer specifies that Leased Employees are not eligible to participate or a particular Leased Employee is otherwise in a classification of Employees ineligible to participate in the Plan, in which case such individuals shall not be treated as Eligible Employees.


         (A) RECIPIENT ORGANIZATION AS EMPLOYER. If the Employer is a recipient organization within the meaning of Code section 414(n) that employs any Leased Employees (regardless of whether they are Participants), any contributions or benefits that the leasing organization provides on behalf of such Leased Employees in a Qualified Plan shall be treated as made by the Employer to an Employer-sponsored Qualified Plan. In the case of Leased Employees who are Participants, such contributions (or benefits) shall be treated as if they were funded in the Employer Plan to the extent of the contributions to which the Participant otherwise would be entitled under the Employer Plan, and shall be deemed to offset those contributions.


                  The Employer Plan will determine the portion of the Leased Employee's Compensation received from or on behalf of the leasing organization that is attributable to the performance of services for the Employer, and such portion (and no other portion) will be treated as payment of wages for Services rendered to the Employer by the Leased Employee.


(B) LEASING ORGANIZATION AS EMPLOYER. If the Employer is a leasing organization that employs Eligible Employees who are leased to other recipient organizations as "leased employees" within the meaning of Code section 414(n), the Employer Plan will credit all of such leased Employees' service as Eligible Employees of the Employer and earnings from the Employer, including service during periods when the leased Employee was leased by the Employer to a recipient organization and earnings earned during such periods, towards Service and Compensation from the Employer as if it were all earned directly from the Employer, for purposes of coverage, vesting, and contributions under the Employer Plan.


3.6 TREATMENT OF COLLECTIVELY BARGAINED EMPLOYEES. "Collectively-bargained Employees", as defined below, are not eligible to participate in the Employer Plan, unless the Employer affirmatively elects otherwise in an Adoption Agreement that allows that option, in which case the option the Employer elects shall govern. For purposes of this Section, a collectively-bargained employee is an Employee who is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good-faith bargaining between such employee representatives and the Employer or such employers. The term "employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer.


3.7 TREATMENT OF NONRESIDENT ALIEN EMPLOYEES AND EMPLOYEES EMPLOYED IN FOREIGN COUNTRIES.


         (A) NON-RESIDENT AND RESIDENT ALIENS STATIONED IN U.S. Resident alien and nonresident alien Employees who are stationed in the United States and receive United Stated earned income are eligible to participate by default, but the Employer may exclude all or certain classes of resident alien and nonresident alien by following the procedures in ss. 3.3.


         (B) NONRESIDENT ALIENS WITH NO U.S. SOURCE INCOME. Nonresident alien Employees who receive no "United States earned income" (as defined below) are not eligible to participate in the Employer Plan.


         (C) EX-PATS WITH U.S. SOURCE INCOME. Ex-Pat Employees (as defined below) are eligible to participate by default, but the Employer may exclude all or certain classes of Ex-Pat Employees by following the procedures in ss. 3.3. "Ex-Pat Employees" means any Employees (whether United States citizens, resident aliens or nonresident aliens) who are stationed outside the United States but receive United States earned income from the Employer.

         (D) PUERTO RICAN EMPLOYEES. Puerto Rican residents who are United States citizens are eligible to participate in the Employer Plan under the general rules of this Section unless the Adoption Agreement specifically provides otherwise.


         (E) UNITED STATES EARNED INCOME. For purposes of this Section, "United States earned income" means earned income from the Employer or a Related Employer which constitutes income from sources within the United States as contemplated by Code section 410(b)(3)(C).


3.8 TREATMENT OF EMPLOYEES IN ACQUISITIONS AND DIVESTITURES.


         (A)      [reserved]


         (B) ACQUISITIONS. In the event of the acquisition of a business, no Employee of the acquired business is eligible for this Plan until the Adoption Agreement is amended to expressly provide for their participation.


         (C) DIVESTITURES. In the event that a sale or other divestiture causes a trade or business of the Employer or a participating Related Employer to leave the Employer's controlled group, employees of the divested business will cease to be eligible for this Plan immediately upon the divestiture, even if the divestiture does not trigger a separation from service within the meaning of ss. 5.9(a).


For purposes of this subsection, business means business unit, division, or subsidiary.


3.9 RECLASSIFICATION OF INDIVIDUALS.


         (A) INDIVIDUALS RECLASSIFIED AS ELIGIBLE EMPLOYEES. Independent Contractors are not eligible to participate in the Employer Plan. It is expressly intended that Independent Contractors are to be excluded from participation in the Plan even if the Employer, the IRS, Department of Labor, other governmental agency, or any court or other tribunal later determines that any such individual is a common law employee.

         (B) EMPLOYEES RECLASSIFIED INTO INELIGIBLE CLASSIFICATION. This subsection applies in the case of any Eligible Employee whom the Employer is required to reclassify as an Independent Contractor or as otherwise falling within a classification of individuals that is ineligible to participate in the Plan. This requirement can be made by the IRS, Department of Labor, any other governmental agency, any court or any other tribunal, or by the Employer itself based on the Employer's determination that such reclassification would be required by one of those entities. Such individual nonetheless shall be treated as an Eligible Employee until such reclassification is communicated to the Employer to the maximum extent permitted by applicable law (including application of any rules for crediting pre-participation and imputed service and compensation) sufficient to prevent violation of the exclusive benefit rule or other provisions of ERISA or the Code.


3.10 EMPLOYEES ON THE EFFECTIVE DATE.


         (A) If this Plan was substituted for a Preexisting Plan, the following rules shall apply.


                  (1) Prior Participants. Each participant in the Preexisting Plan immediately before the "Amendment Date" (as determined in the applicable Adoption Agreement) for the Employer Plan's first Adoption Agreement with the Insurer ("Insurer effective date") shall be a Participant in this Plan on the Insurer effective date unless such Participant is not in an eligible classification recognized under the Employer Plan on such date or unless the Adoption Agreement provides that participants in the Preexisting Plan are subject to the Employer Plan's new eligibility requirements and the participant does not yet meet those requirements. For example, in the case of a Preexisting Plan that allows all employees to participate as of the date of hire, and an Employer Plan that allows Employees to participate only after completing one Year of Eligibility Service, the Adoption Agreement could provide that participants in the Preexisting Plan with less than one Year of Eligibility Service will not become Participants in the Employer Plan until they have completed one Year of Eligibility Service.

                  (2) Other Employees. Each Employee who was employed by the Employer (or other employer under a Preexisting
                           Plan) before the Insurer effective date (as defined in (1) above), but who was not a participant in the Preexisting Plan on such date, shall become a Participant in this Plan upon the Insurer effective date, or if later, upon meeting the requirements of ss. 3.1 for the Employer Plan, even if those rules are more restrictive than had applied under the Preexisting Plan. If the Preexisting Plan measured eligibility service on the basis of elapsed time as described in Income Tax Regulation ss. 1.401(a)-7, then as of the Insurer effective date such Employee shall be credited with: (A) the number of Years of Eligibility Service equal to the number of completed one-year periods of service credited to the Employee as of the Insurer effective date under the Preexisting Plan, and (B) with respect to the computation period which includes the Insurer effective date, but without regard to any days on or after the Insurer effective date, 10 Hours of Service for each day for which the Employee would be credited with at least one Hour of Service under this Plan. An Employee shall not receive duplicate credit for Service under this rule.


         (B) If this Plan is not substituted for a Preexisting Plan, the Employer may provide in the Adoption Agreement that Employees will become Participants in all available features of the Employer Plan (except as provided below with respect to Elective Deferrals) as of the Effective Date without regard to whether they meet the Plan's age and service requirements or Entry Date requirements, if they are employed on:


                  (1)      The Effective Date, or


                  (2) The date the initial Adoption Agreement is executed (or instead a date designated in the Adoption Agreement that falls after the initial Effective Date and before the date the initial Adoption Agreement is executed), except that the applicable Entry Date for Employees hired after the Effective Date and on or before the date selected in this paragraph (2) shall be the date of hire.


                  In no event may Elective Deferrals begin before the date the Adoption Agreement is first executed.

3.11 QUALIFIED MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).


3.12 OWNER-EMPLOYEE WHO CONTROLS BUSINESS. [reserved]


3.13 PRIOR PLAN ACCOUNT AND PRIOR PENSION PLAN ACCOUNT. A Prior Plan Account and Prior Pension Plan Account may be established on behalf of an Employee pursuant to Article XVI of the Plan even though the Employee is not yet a Participant under the Plan. Such an Employee shall be deemed a Participant for purposes of Articles IX, X, XI, XIII, XIV, XV, XVI, XVII and XVIII of the Plan. As of the first Entry Date following his or her completion of the requisite number of Years of Eligibility Service and attainment of the requisite age specified in the Adoption Agreement, the Employee shall become a Participant in the Plan for all purposes.


3.14 PARTICIPANTS WHO BECOME INELIGIBLE. A Participant who becomes ineligible for the Plan pursuant to this Article or any other provision of the Plan shall not be entitled to have contributions or Elective Deferrals made to the Employer Plan on his or her behalf or to make Post-Tax Contributions to the Plan. Such Participant shall be entitled to have any existing Account balances continue to be held in the Plan and shall be entitled to continue to accrue Vesting Service (e.g., if the Participant continues to be employed by a non-participating Related Employer) to the extent provided pursuant to the remaining provisions of the Plan.

                                   ARTICLE IV

                             EMPLOYER CONTRIBUTIONS



--------------------------------------------------------------------------------
4.1 AMOUNT OF EMPLOYER CONTRIBUTIONS. For each Plan Year, the Employer shall contribute to the Trust as an Employer contribution an amount determined in accordance with subsection (a) below and with the remainder of this Article.


         (A) PROFIT-SHARING PLAN. In the case of a Profit Sharing Plan, the Employer shall contribute to the Trust as an Employer profit sharing contribution such amount as it may determine at its discretion for the Plan Year for allocation among all eligible Participants pursuant to ss. 4.2 (reduced by forfeitures, if applicable), or the Employer can determine to make no profit sharing contribution at all for the Plan Year. If the Employer does not check the applicable box in the Adoption Agreement to provide for profit sharing contributions, the Employer will not make any profit sharing contributions to the Plan. Notwithstanding the foregoing, in any year in which the Employer Plan is a top-heavy plan (as defined in ss. 20.2), the Employer shall be required to contribute to the Trust an amount at least sufficient to meet the top-heavy allocation requirements in Article XX.


Notwithstanding the foregoing, in any year in which the Employer Plan is a top-heavy plan (as defined in ss. 20.2 and subject to ss. 20.3(c)), the Employer shall be required to contribute to the Trust an amount at least sufficient to meet the top-heavy allocation requirements in Article XX.


4.2 ALLOCATION OF EMPLOYER CONTRIBUTIONS TO PARTICIPANTS.


         (A) ALLOCATION FORMULAS. Subject to the top-heavy requirements in ss. 4.4 and Article XX, the deductible limit in ss. 4.8, and the limitations on contributions in Article XIX, Employer contributions shall be allocated to those Participants who are eligible for an allocation of the Employer contribution under ss. 4.3, pursuant to the allocation formula described in the Adoption Agreement (which is in turn subject to the provisions of this Plan document), and which provides for the following types of allocation formulas:

                  (1) Uniform percentage of each eligible Participant's Compensation.

                  (2) Uniform percentage of each Participant's Compensation, adjusted for permitted disparity.


                  (3)      Uniform dollar amount for each eligible Participant.


                  (4) As a specified contribution for each allocation group designated in the Adoption Agreement, using one of the methodologies in (1), (2) or (3) above as designated in the Adoption Agreement.


                  (5)      Age-weighted allocation method.


                  Each Participant's allocation of the Employer contribution for a Plan Year shall be credited to his or her Employer Account.


         (B) CROSS-TESTING. In the event the Plan uses the formula in subsection (a)(4) or (a)(5) above, it is anticipated that the Plan may meet the nondiscrimination requirements for new comparability plans by cross-testing pursuant to Treasury Regulation section 1.401(a)(4)-8(b)(1)(vi), in which case either:


                  (1) The Plan's allocation formula will meet the requirements for a gradually increasing schedule of allocation rates based on age or service under Treasury Regulation section 1.401(a)(4)-8(b)(1)(iv),


                  (2) The Plan's allocation formula will meet the requirements for broadly available allocation rates so that each allocation rate satisfies Code section 410(b) (without regard to the average benefit percentage test of Treasury Regulation section 1.410(b)-5) pursuant to the rules in Treasury Regulation section 1.401(a)(4)-8(b)(1)(i)(B)(1) and 8(b)(1)(iii),


                  (3) The Plan's allocation formula will meet the requirements for uniform target benefit allocations under 1.401(a)(4)- 8(b)(1)(v), or


                  (4) If the Plan's allocation formula does not meet the requirements of paragraphs (1), (2) or (3), an additional allocation of Employer contributions will be provided to each Participant who is a Non-Highly Compensated Employee to the extent necessary to meet whichever of the following two "gateway" requirements under Treasury Regulation section 1.401(a)(4)-8(b)(1)(vi) requires the least additional incremental Employer contributions (in the aggregate) to the Employer:


                           (i) A 5% minimum allocation to all Non-Highly Compensated Employees, calculated as a percentage of Compensation as defined in ss.2.14 without regard to any elections made in the Adoption Agreement except that an election limiting Compensation taken into account in the first year of participation shall be given effect, or


                           (ii) An allocation rate that is at least one third of the allocation of the Highly Compensated Employee with the highest allocation rate, calculated using the same definition of Compensation that is used by the Plan in calculating the allocation rate for such Highly Compensated Employee, for this purpose taking into account all other allocations made under this Plan (but without regard to this paragraph (4)) that are permitted to be taken into account for this purpose under Treasury Regulation section 1.401(a)(4)-8(b)(1)(vi), e.g., Elective Deferrals will not be taken into account.


4.3 ELIGIBILITY FOR EMPLOYER CONTRIBUTIONS: MINIMUM SERVICE AND LAST DAY RULES. Subject to ss. ss. 4.4 (top-heavy requirements) and 4.10 (coverage and participation testing), a Participant who would be eligible for an allocation of the Employer contribution under ss. 4.2 without regard to this Section shall only receive such allocation if the Participant either completes more than 500 Hours of Service in the Plan Year or is employed on the last day of the Plan Year, unless the Employer elects a different minimum service requirement and/or last day requirement as provided in the Adoption Agreement in which case the election made in the Adoption Agreement will govern. No minimum service requirement and/or last day requirement shall apply in the event of the death, Disability or Retirement of a Participant during a Plan Year. In the event a Plan Year is less than 12 months in length and the applicable Adoption Agreement requires the Participant to complete a minimum Hours of Service to receive an allocation of the Employer contribution (e.g., 501 or 1,000 Hours), the minimum Hours of Service requirement shall be proportionately reduced to reflect the shorter Plan Year pursuant to Department of Labor regulation 2530.204-2(c)(1).


4.4 TOP-HEAVY REQUIREMENTS. If an Employer Plan is a top-heavy plan (within the meaning of ss. 20.2) for a Plan Year, and subject to ss. 20.3(c), a Participant who is eligible for both an Employer contribution under ss. 4.1 and a minimum contribution under ss. 20.3 shall receive the greater of those two contributions. This section shall not apply to a Participant who has not met the eligibility requirements for an Employer contribution under ss. 3.1(a). For example, in the case of a top-heavy profit sharing plan, a Participant who is eligible to make Elective Deferrals but who has not met the minimum service requirement to receive other Employer contributions will receive the top-heavy minimum (or the contribution described in ss.4.2(b)(4), if greater, and if applicable) and not the regular profit sharing contribution.


4.5 ELIGIBILITY FOR EMPLOYER CONTRIBUTIONS: SOLE PROPRIETOR, PARTNER, SHAREHOLDER OR HIGHLY COMPENSATED EMPLOYEES.


         (A) An Employer may specify that any sole proprietor, partner or shareholder who is eligible to be a Participant may elect to have the Employer make no contribution on his or her behalf by making a one-time irrevocable election upon the Employee's commencement of employment or upon the Employee's first becoming eligible to participate in any Qualified Plan of the Employer. The election shall apply to the duration of the Employee's employment with the Employer. The requirements of this paragraph concerning the form of the election shall be treated as revised to the extent that the IRS by regulation, ruling or other official pronouncement revises the requirements of Income Tax Regulation Section 1.401(k)-1(a)(3)(iv).


4.6 PERMITTED DISPARITY (INTEGRATION WITH SOCIAL SECURITY). An Employer Plan may elect in the Adoption Agreement that allocations to Participants under this Article will be determined using permitted disparity with Social Security. If the Employer so elects, the rules set forth in this section shall apply in determining the allocation of the Employer contributions under the Plan. If an Employer sponsors more than one Qualified Plan that benefits Participants in this Plan, only one such plan may provide for permitted disparity. The rules for Profit Sharing Plans are set forth in subsection (a) below, subject to the overall and cumulative permitted disparity limits in (c) below.

         (A) PROFIT SHARING PLAN. If the Employer Plan is a profit sharing plan, the Employer contributions for the Plan Year plus any forfeitures will be allocated to the Employer Account of each eligible Participant as provided in the applicable Adoption Agreement. For this purpose, the phrase "in direct proportion" as used in the Adoption Agreements means that the ratio of Employer contributions made to any Participant's Account divided by that Participant's Compensation equals the ratio of Employer contributions to all Participants' Accounts divided by total Compensation for all Participants. In the case of formulas with multiple steps, such as the integrated formula, the direct proportionality is applied sequentially at each step of the formula rather than to the total contribution the Participant receives.


         (B)      [reserved]


         (C)      OVERALL AND CUMULATIVE PERMITTED DISPARITY LIMITS:


                  (1)      Annual overall permitted disparity limit:
                           Notwithstanding the other provisions of this section and the Adoption Agreement, for any Plan Year this Employer Plan benefits any Participant who benefits under another Qualified Plan or SEP maintained by the Employer that provides for permitted disparity (or imputes disparity), ss. 4.6(a) shall be amended to provide that Employer contributions and forfeitures will be allocated to each eligible Participant's Account in the ratio that such Participant's total Compensation bears to the total Compensation of all eligible Participants.


                  (2) Cumulative permitted disparity limit. The following rules only affect Participants who benefited under an Employer-sponsored defined benefit or target benefit plan for any year beginning on or after January 1, 1994.


                           (i) In the case of an eligible Participant who has exceeded the "cumulative permitted disparity limit" (as defined below), ss. 4.6(a) shall be amended for purposes of the permitted disparity formula as required in Treasury Regulation 1.401(l)-5(c).

                           (ii)     Definitions of Cumulative Permitted
                                    Disparity Limit and Years. If the
                                    Participant has not benefited under a
                                    defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit. In all other cases, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted disparity years means the number of years credited to the Participant for allocation or accrual purposes under the Employer Plan, any other qualified plan or SEP (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year.


4.7 FORM AND TIMING OF PAYMENT OF EMPLOYER CONTRIBUTIONS. The Employer shall make contributions to the Trust by check or money order (or by any other method acceptable to the Trustee). The contributions made by the Employer under this Article for any Plan Year shall be made no later than the due date (including extensions) for filing the Employer's federal income tax return for the Fiscal Year which coincides with such Plan Year (i.e., 8-1/2 months after the close of the Plan Year in the case of a corporate Employer that takes the maximum extension), in order to be deductible on such return.


4.8 DEDUCTIBLE LIMIT. In no event shall contributions made on the basis of this Article (when added to Employer contributions under Articles V, VI, and VII) exceed the maximum amount deductible by the Employer under Code section 404.


4.9 INVESTMENT POLICY STATEMENT (FUNDING POLICY). By adopting the group annuity contract or funding agreement issued to the Trustee pursuant to the terms of the Trust, the adopting Employer and the Employer Plan have adopted an investment policy (funding policy) providing a broad array of investment alternatives, including at least three investment alternatives that offer daily valuation and no transfer restrictions.


4.10 CODE SECTION 410(B) (COVERAGE) AND 401(A)(26) (PARTICIPATION) TESTS.


         (A) IN THE EVENT THE PLAN FAILS THE TESTS. If the Employer Plan (or an arrangement within the Plan) fails to satisfy the coverage test set forth in Code section 410(b)(1)(without regard to this section) ("coverage test") for a Plan Year, the Plan Administrator shall correct the failure as provided in paragraph (1) or (2) below, as applicable, subject to the rules in paragraph (3) below.

                  (1) The Plan Administrator shall successively disregard any applicable minimum service requirements under ss.
                           4.3 in the case of Non-Highly Compensated Employees who are neither Key Employees (as defined in Article
                           XX) nor Leased Employees, and who are employed by the Employer on the last day of the Plan Year but have not benefited under the Plan for the Plan Year solely because they failed to meet such minimum service requirements, starting with the Employee with the lowest Compensation during the Plan Year and continuing to disregard the minimum service requirements for each such Employee in turn in ascending order by Compensation until the Employer Plan satisfies the coverage test. If the Employer Plan still fails to meet the coverage test, the Plan Administrator then shall successively disregard any applicable last day requirement under ss. 4.3, starting with the Non-Highly Compensated Employees who are neither Key Employees nor Leased Employees with the lowest Compensation during the Plan Year and continuing to disregard in ascending order by Compensation until the Employer Plan satisfies the coverage test.


                  (2)      [reserved]


                  (3) This ss. 4.10(a) applies only in the case of Employees who are employed on the last day of the Plan Year or who complete at least 501 Hours of Employment in the Plan Year. The rule in this section shall be applied either at the Plan level, or in testing the disaggregated or component portions of the Plan under Code section 410(b), as necessary to meet the requirements of Code section 410(b). If the coverage of a 401(k) or 401(m) arrangement is expanded pursuant to this subsection, corrective contributions shall be made by the Employer following the principles of Treas. Regulation 1.401(a)(4)-11(g)(3)(vii), in addition to any
                           Employer contributions required by ordinary operation of the Employer Plan. In the case of Matching Contributions, this means the group of Participants eligible to have their Elective Deferrals and/or Post-Tax Contributions matched will be enlarged, and not that Participants will receive Matching Contributions without making the underlying Elective Deferrals and Post-Tax Contributions. The successive disregard of the minimum coverage rules described in this subsection applies only in the case of the affected Plan Year.


         (B) DEFINITION OF "BENEFITING." For purposes of the coverage test under Code section 410(b), a Participant shall be treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Income Tax Regulation Section 1.410(b)-3(a).

                                    ARTICLE V

                               401(K) ARRANGEMENT




--------------------------------------------------------------------------------
5.1 PURPOSE. Employers (other than those Employers listed in ss. 5.10) that maintain a Profit Sharing Plan may elect in the Adoption Agreement to adopt a cash or deferred arrangement pursuant to Code section 401(k) and this Article. The remaining sections of this Article apply to Employer Plans that contain a cash or deferred arrangement.


5.2 CONTRIBUTIONS TO 401(K) SALARY DEFERRAL ACCOUNT. Subject to the remainder of this section and to Article XIX, each Participant may enter into a written salary reduction agreement with his or her Employer to make Elective Deferrals to his or her 401(k) Salary Deferral Account.


         (A) LIMITATIONS. No Participant shall be permitted to have Elective Deferrals made under this Plan or any other Qualified Plan maintained by the Employer, during any calendar year, in excess of the dollar limitation contained in Code section 402(g) in effect at the beginning of that calendar year. In addition, no Participant shall be permitted to contribute Elective Deferrals to this Plan that do not meet any applicable minimum and maximum limits on Elective Deferrals for the Plan Year properly designated by the Employer in the Adoption Agreement.


         (B) GENERAL. Contributions under this section shall be considered Employer contributions to the Plan and shall be made by payroll deductions or nonperiodic transfers of designated portions of the Participant's Compensation, in accordance with rules and procedures established by the Employer. Elections to make Elective Deferrals to a Participant's 401(k) Salary Deferral Account may not be made retroactively, and shall remain in effect until modified or terminated.


         (C) ELECTIONS. A Participant may elect to commence, modify, or terminate his or her election to make Elective Deferrals at the times specified in the Adoption Agreement, subject to subsection (d)(1) below. Such election shall be made in accordance with the Plan Administrator's administrative procedures on forms provided by the Plan Administrator for that purpose, and shall be put in effect as soon as administratively feasible after the Plan Administrator has received the Participant's properly completed election form. It is the Participant's responsibility to review his paystubs and to alert the Plan Administrator if a new election he or she submits is not put into effect promptly.


         (D)      [reserved]


         (E) EMPLOYER CONTRIBUTIONS. It shall be the Employer's usual practice to make contributions to the Trust under this section by check or money order (or by any other method acceptable to the Trustee) by the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in no event later than the 15th business day of the month following the month in which the amounts otherwise would have been payable to the Participant in cash, subject to any extensions permitted under rules promulgated by the Department of Labor.


         (F) NONFORFEITABLE. A Participant's 401(k) Salary Deferral Account shall be nonforfeitable and fully vested in the Participant at all times.


5.3 ADP ANTI-DISCRIMINATION TEST FOR 401(K) CONTRIBUTIONS. In any Plan Year, the portion of the Employer Plan covering Participants who are eligible to make Elective Deferrals for the Plan Year shall satisfy the ADP Test by satisfying subsection (a) ("Prior Year Testing") subject to subsection (b) ("Current Year Testing"), and subject to the special rules in subsection (c).


         (A) PRIOR YEAR TESTING. The Plan shall satisfy the Prior Year Testing method for a Plan Year by satisfying the test in either paragraph (1) or paragraph (2).


                  (1) The ADP for eligible Participants (as defined in subsection (c)(10) below) who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for eligible Participants in the prior Plan Year who were Non-Highly Compensated Employees for that Plan Year multiplied by 1.25; or


                  (2) The ADP for eligible Participants (as defined in subsection (c)(10) below) who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for eligible Participants in the prior Plan Year who were Non-Highly Compensated Employees for that prior Plan Year multiplied by 2.0, provided that such ADP for Participants who are Highly Compensated Employees does not exceed such ADP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.


          (B) CURRENT YEAR TESTING. If elected by the Employer in the Adoption Agreement, the ADP Test in (a) above will be applied using Current Year Testing by comparing the current Plan Year's ADP for eligible Participants (as defined in subsection
                  (c)(10) below) who are Highly Compensated Employees with the current Plan Year's ADP for eligible Participants who are Non-Highly Compensated Employees. Once made, an election to use the Current Year Testing Method can only be undone if the Employer Plan meets the requirements for changing to the Prior Year Testing Method set forth in IRS Notice 98-1 (or any superseding guidance).


         (C) SPECIAL RULES. The following special rules shall apply for purposes of the ADP Test:


                  (1) HIGHLY COMPENSATED EMPLOYEE. A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.


                  (2) HCE PARTICIPATION IN TWO OR MORE PLANS. The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals allocated to his accounts under two or more arrangements described in Code section 401(k) that are maintained by the Employer (or to receive an allocation of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP Test), shall be determined as if all such contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan

                           Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.


                  (3)      PLAN AGGREGATION AND DISAGGREGATION.


                           (i) Aggregation. In the event that the Employer Plan satisfies the requirements of Code section 401(k), 401(a)(4), or 410(b) only if
                                    aggregated with one or more other Qualified
                                    Plans, or if one or more other Qualified
                                    Plans satisfy the requirements of such
                                    sections of the Code only if aggregated with the Employer Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan. The Non-Highly Compensated Employee ADP for the prior year will be adjusted in accordance with IRS Notice 98-1 (and any superseding guidance), unless the Employer has elected in the Adoption Agreement to use the Current Year Testing Method in ss. 5.3(b) above. Plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year and use the same ADP testing method.


                           (i) Disaggregation. In the event that the Employer Plan satisfies the requirements of Code section 410(b) using the mandatory disaggregation rules under Treasury Regulation 1.410(b)-7(c) (which include the special rule for plans benefiting otherwise includable employees), then this section shall be applied by determining the Contribution Percentage of Participants on the basis of the component plans, except as otherwise provided in paragraph (7) below.


                  (4)      [reserved]


                  (5) TIMING OF CONTRIBUTIONS. For purposes of determining the ADP Test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the end of the twelve-month period immediately following the Plan Year to which the contributions relate. Accordingly, in the case of an Employer Plan that uses the

                           Prior Year Testing Method, such contributions made on behalf of Non-Highly Compensated Employees must be made by the last day of the Plan Year with respect to which such test is run.


                  (6) RECORDS. The Employer shall maintain adequate records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.


                  (7) EARLY PARTICIPATION RULE. If the Employer permissively disaggregates the portion of the 401(k) arrangement that covers Participants who do not meet the greatest minimum age or service requirements permitted under ss.3.1(b) ("Early Participants") as permitted in Code section 410(b)(4)(B), then the disaggregated portions shall be reaggregated in determining whether the arrangement meets the ADP Test, and Early Participants who are Non-Highly Compensated Employees shall be excluded from consideration pursuant to Code section 401(k)(3)(F). However, if the Employer Plan will fail the ADP Test on this basis, the Employer can elect to apply the ADP on a disaggregated basis. This paragraph (7) does not apply with respect to the safe harbor provisions of Article VII.


                  (8) SPECIAL RULE FOR SAFE HARBOR 401(K) PLANS. Safe Harbor 401(k) Plans are not required to meet the ADP Test.


                  (9) FIRST PLAN YEAR. For the first Plan Year the Employer Plan permits any Participant to make Elective Deferrals and provided this is not a successor plan, for purposes of the foregoing tests the prior year's Non-Highly Compensated Employees' ADP shall be 3% unless the Employer has elected in the Adoption Agreement to use the first Plan Year's ADP for these Participants.


                  (10) ELIGIBLE PARTICIPANT. Only those Participants eligible to make Elective Deferrals for a Plan Year ("eligible Participants") shall be included in the ADP Test for that Plan Year, and accordingly Participants with no Compensation for a Plan Year, and other Participants who are not eligible to make Elective Deferrals as a matter of Employer Plan design

                           (e.g., Highly Compensated Employees who are not permitted to make Elective Deferrals), shall not be included in the ADP Test for that Plan Year. For purposes of Prior Year Testing, the ADP for Non-Highly Compensated Employees for the prior year is based only on the eligible Participants for that prior Plan Year who were Non-Highly Compensated Employees for that prior Plan Year, without regard to whether they are eligible Participants or Non-Highly Compensated Employees for the current Plan Year.

         (D) DEFINITIONS. This subsection provides definitions for the following boldfaced words or phrases. Where they appear in this Section 5.3 with initial capitals they shall have the meaning set forth below. Except as otherwise provided in this subsection, all defined terms in this Section shall have the meaning given to them in Article II of the Plan.


                  (1) "ADP" OR "ACTUAL DEFERRAL PERCENTAGE." The term "ADP" or "Actual Deferral Percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of the amount of "Employer contributions" (as defined below) actually paid over to the Trust pursuant to the Employer Plan on behalf of such Participant for the Plan Year, to the Participant's Compensation for such Plan Year (the "actual deferral ratio"). For this purpose, Employer contributions on behalf of any Participant shall include: (a) any Elective Deferrals made pursuant to the Participant's deferral election (including Excess Deferrals of Highly Compensated Employees), but excluding Excess Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the plan or plans of this Employer, and excluding Elective Deferrals that are taken into account in the ACP Test in ss. 6.4 (provided the ADP Test is satisfied both with and without exclusion of these Elective Deferrals); and (b) Qualified Nonelective Contributions and Qualified Matching Contributions treated as Elective Deferrals pursuant to ss. 5.7. The actual deferral ratios and the ADP for each group shall be calculated to the nearest one-hundredth of one-percent of the Participant's Compensation. For purposes of computing the ADP, the actual deferral ratio of a Participant on whose behalf no Elective Deferrals are made shall be zero, and an Employee who would be a Participant but for the failure to make

                           Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

5.4 HARDSHIP DISTRIBUTIONS. Certain Adoption Agreements allow the Employer to elect to permit Participants to withdraw from the Plan an amount necessary to satisfy an immediate and heavy financial need, provided the Participant lacks other available financial resources. If the Employer makes this election, the following rules apply.


         (A) AVAILABLE AMOUNTS. The amount a Participant may withdraw because of hardship cannot exceed the aggregate Elective Deferrals to the Participant's 401(k) Salary Deferral Account (less any Elective Deferrals previously withdrawn, plus earnings allocable as of December 31, 1988, if any).


         (B) FORM, INVESTMENT SOURCE, VALUATION AND EFFECTIVE DATE. The form of the withdrawal shall be a lump sum. The investment source, valuation and effective date of the withdrawal shall be the same as if the distribution were authorized under
                  Article X.


         (C) APPLICATION PROCESS. To obtain a hardship distribution, the Participant first must give Notice to the Trustee, and provide any additional information requested by the Plan Administrator. Hardship distributions of amounts described in ss. 10.10(a) taken by married participants are subject to the spousal consent requirements of ss. 10.12 of the Plan.


         (D) IMMEDIATE AND HEAVY FINANCIAL NEED. A distribution will be deemed to be made on account of an immediate and heavy financial need if the distribution is on account of (1) the purchase (excluding mortgage payments) of a principal residence of the Participant; (2) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or his or her spouse, children, or dependents; (3) payment of expenses incurred or necessary for medical care (as defined in Code section 213(d)) for the Participant, his or her spouse or any dependents (as defined in Code section 152) or necessary for those persons to obtain such medical care; (4) the need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or (5) such other deemed immediate and heavy financial needs designated by the Commissioner of the Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.


         (E) DISTRIBUTION NECESSARY TO SATISFY NEED. A distribution will be deemed to be necessary to satisfy a Participant's immediate and heavy financial need only if all of the following requirements are satisfied.


                  (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (including amounts necessary to pay any federal, state or local taxes or penalties reasonably anticipated to result from the distribution).


                  (2) The Participant has obtained all distributions (other than hardship distributions) and has obtained all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.


                  (3) The Participant's Elective Deferrals and Post-Tax Employee Contributions to this Plan will be suspended for 12 months under this Plan and for at least 12 months under other Qualified Plans and nonqualified plans of deferred compensation maintained by the Employer after the receipt of the hardship distribution.


                  (4) The Participant may not make Elective Deferrals to this Plan and all other Qualified Plans of the Employer for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the dollar limitation of Code section 402(g) for such next taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.


         (F) PARTICIPANTS WHO ARE AT LEAST AGE 59-1/2. A Participant who either is at least 59-1/2 years old or has incurred a Disability may make withdrawals pursuant to ss. 10.3(a)(1)(i) irrespective of the foregoing hardship distribution requirements.

5.5 DISTRIBUTION OF EXCESS CONTRIBUTIONS. Notwithstanding any other provision of the Plan, Excess Contributions shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year, and shall be identified as Excess Contributions to the affected Participants.


         (A) ALLOCATION OF EXCESS CONTRIBUTIONS. Excess Contributions are allocated to the Highly Compensated Employees with the largest dollar amount of Employer contributions taken into account in calculating the ADP Test for the year in which the excess arose ("ADP contributions"), beginning with the Highly Compensated Employee (or Employees) with the largest amount of ADP contributions, until the remainder of his or her ADP contributions has been reduced to equal the dollar amount of ADP contributions of the Highly Compensated Employee (or Employees) with the next highest dollar amount of ADP contributions, and continuing in descending order until all the Excess Contributions have been allocated.


         (B) EXCISE TAX. If such Excess Contributions are not distributed before the close of the first two and one half months of the Plan Year following the Plan Year in which such Excess Contributions arose, a 10% excise tax under Code section 4979 will be imposed on the Employer maintaining the Employer Plan with respect to such amounts.


         (C) TREATMENT AS ANNUAL ADDITIONS. Excess Contributions shall be treated as Annual Additions (within the meaning of ss. 19.8).


         (D) ACCOUNTING. Excess Contributions allocated to a Participant shall be distributed from the Participant's 401(k) Salary Deferral Account and 401(k) Employer Account (if applicable) in the following order: first, Qualified Nonelective Contributions and allocable income, then Qualified Matching Contributions and allocable income, and finally Elective Deferrals. Excess Contributions shall be adjusted for any income or loss up to the last day of the Plan Year for which the Excess Contributions were made, calculated in accordance with applicable Treasury Regulations, but shall not be adjusted for any income or loss that accrues thereafter.


         (E) PROCEDURE AND TIMING. The Employer shall direct the Insurer to make such distribution to the Participant. The effective date of such distribution shall be the first Business Day on or after Notice to the Trustee is received. Neither the consent of the Participant nor the Participant's spouse is required to the extent that a distribution is required to satisfy this Section, as is provided in ss. 10.15.


5.6 DISTRIBUTION OF EXCESS DEFERRALS. A Participant may assign to the Employer Plan any Excess Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before March 1 of the following taxable year of the amount of the Excess Deferrals to be assigned to the Employer Plan.


         (A) PARTICIPANT RESPONSIBILITIES. Participants who claim Excess Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by March 1. A Participant's claim for such distribution shall specify the Participant's Excess Deferrals for the preceding calendar year and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to other Elective Deferrals of the Participant, exceed the limit imposed on the Participant by Code section 402(g) for the year in which the deferral occurred.


         (B) ACCOUNTING. Excess Deferrals shall be adjusted for any income or loss up to the last day of the Plan Year for which the Excess Deferrals were made, calculated in accordance with applicable Treasury Regulations, but shall not be adjusted for any income or loss that accrues thereafter.


         (C) PROCEDURE AND TIMING. The Employer shall be responsible for delivering Notice to the Trustee, directing the Insurer to make payment to the Participant of the amount to be distributed, no later than the last Business Day prior to April 15. The effective date of such distribution shall be the first Business Day on or after Notice to the Trustee is received. Notwithstanding any other provision of this Plan, Excess Deferrals shall be distributed no later than April 15 to any Participant to whose account Excess Deferrals were assigned for the preceding year and who claims Excess Deferrals for such taxable year. Neither the consent of the Participant nor the Participant's spouse is required to the extent that a distribution is required to satisfy this Section.

5.7 QUALIFIED NONELECTIVE CONTRIBUTIONS AND QUALIFIED MATCHING CONTRIBUTIONS. The Employer, at its discretion, may make Qualified Nonelective Contributions and/or Qualified Matching Contributions in order to satisfy, either in whole or in part, the ADP Test. Contributions pursuant to this section shall be made only to Non-Highly Compensated Employees who are employed on the last day of the Plan Year (except to the extent the Adoption Agreement provides otherwise) who are counted in the applicable ADP Test (e.g., if Nonhighly Compensated Employees are not counted in the ADP Test or ACP Test, as could occur pursuant to ss. 5.3(c)(7), they are not eligible for these Qualified Nonelective Contributions or Qualified Matching Contributions (as applicable)), except as further limited below. Such contributions shall be made in an amount determined by the Employer, which amount shall be no larger than the amount necessary to satisfy such ADP Test. Qualified Nonelective Contributions and Qualified Matching Contributions treated as Elective Deferrals herein are not taken into account in determining whether any other contributions or benefits satisfy the requirements of Code section 401(a)(4), or whether Post-Tax Employee Contributions or other Matching Contributions meet the ACP Test of Code section 401(m) (as set forth in ss. 6.4 of the Plan). See ss. 5.3(c) for rules governing the timing of corrective contributions.


         (A) QUALIFIED NONELECTIVE CONTRIBUTIONS. Such Qualified Nonelective Contributions may be made as a uniform percentage of Compensation, may be made as a uniform dollar amount, or may be made following the bottom-up approach as described below, as determined by the Employer.


         (B) QUALIFIED MATCHING CONTRIBUTIONS. Such Qualified Matching Contributions may be made to Participants eligible to receive Matching Contributions as a uniform percentage of Elective Deferrals and/or Post-Tax Employee Contributions (up to a dollar or percentage limit), as a uniform dollar amount, or following the bottom-up approach described below, as determined by the Employer.


         (C) BOTTOM-UP APPROACH. Under the bottom-up approach, the contribution is made first to Participants with the lowest ADR ("ADR" means the actual deferral ratio described inss. 5.3(d)(1)) and at that ADR, with the lowest Compensation, in the largest amount permissible under Article XIX of the Plan (limitations on contributions), then to the Participant with the same ADR with the next lowest Compensation, and so forth until all Participants at that ADR have received a contribution, and then to Participants with the next lowest ADR and at that ADR, with the lowest Compensation, and so forth until the ADP Test is satisfied. Alternately, a bottom-up approach can be used in which the contribution is made first to Participants with the lowest Compensation and at that Compensation level, with the lowest ADR, in the largest amount permissible under Article XIX of the Plan (limitations on contributions), then to the Participants at the same Compensation level with the next lowest ADR and so forth until all Participants at that Compensation level have received a contribution, and then to Participants at the next lowest Compensation level and within that Compensation level, with the lowest ADR, and so forth.


5.8 REDUCTION OF ELECTIVE DEFERRALS. The Plan Administrator may, in order to meet the ADP Test of ss. 5.3 of the Plan, cause a prospective reduction or otherwise prospectively limit the amounts of Elective Deferrals to be contributed on behalf of any Highly Compensated Employee during the Plan Year. The amount of the reduction or limitation shall be determined on the basis of reasonable estimates as to the amount of Elective Deferrals to be contributed to the Plan during the Plan Year.


5.9 DISTRIBUTION REQUIREMENTS. As required by Code section 401(k)(2)(B)(i), Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant or his Beneficiary, in accordance with such Participant's or Beneficiary's election, earlier than upon:


         (A) Separation from service, death or disability of the Participant;


         (B)      Attainment of age 59-1/2 by the Participant;


         (C) Termination of the Qualified Plan without establishment of a successor Qualified Defined Contribution Plan, other than an employee stock ownership plan (defined in Code section 4975(e) or 409), a SEP or a SIMPLE IRA;


         (D) The disposition by an Employer that is a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in the Employer's trade or business if the Employer continues to maintain this Plan after the disposition, but only with respect to Participants who continue employment with the corporation acquiring such assets;

         (E) The disposition by an Employer that is a corporation to an unrelated entity of the Employer's interest in a subsidiary (within the meaning of Code section 409(d)(3)), if the Employer continues to maintain this Plan, but only with respect to Participants who continue employment with such subsidiary; or


         (F) If elected in the Adoption Agreement, the hardship of the Participant.


All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in Code sections 411(a)(11) and 417. Distributions that are triggered by any of the events enumerated in subsection
(c), (d) or (e) above must be made in a lump sum. The requirements of this section derive from Code section 401(k)(2)(B) and are subject to its requirements. For example, it is possible for a Participant to terminate employment and thereby become ineligible for the Employer Plan without having a "separation from service" that would entitle him or her to a distribution, e.g., as might occur to the extent the IRS applies the same desk rule (see Rev. Rul. 2000-27).


SECTION 5.10 ELIGIBLE EMPLOYERS.


         (A) General Rule for Tax-Exempt Organizations. Subject to the remainder of this section, Tax-Exempt Organizations are eligible to offer cash or deferred arrangements under this Article.


         (B) State and Local Governments. Except as otherwise provided in subsections (c) and (d) below, no state or local government (including a political subdivision, agency, or instrumentality thereof) is eligible to adopt a cash or deferred arrangement under this Article.


         (C) Indian Tribal Governments and Rural Cooperatives. Indian tribal governments and rural cooperatives are eligible to adopt a cash or deferred arrangement under this Article, to the extent they are permitted to adopt a cash or deferred arrangement pursuant to Code section 401(k)(4) and related guidance.

         (D) Grandfathered 401(k) Plans. Sponsors of plans with cash or deferred arrangements that were grandfathered under section 1116(f) of the Tax Reform Act of 1986 are eligible to continue such arrangements as cash or deferred arrangements under this Article to the extent they are permitted to continue the cash or deferred arrangement thereby.

                                   ARTICLE VI

           POST-TAX EMPLOYEE CONTRIBUTIONS AND MATCHING CONTRIBUTIONS



--------------------------------------------------------------------------------
6.1 POST-TAX EMPLOYEE CONTRIBUTIONS. An Employer who adopts a Profit Sharing Plan may elect in the Adoption Agreement to permit (a) all Participants who are Employees, (b) only Participants who are Non-Highly Compensated Employees, or
(c) only those Participants specified in the Adoption Agreement, to make Post-Tax Employee Contributions to the Employer Plan in any Plan Year.


6.2 FORM AND AMOUNT OF POST-TAX EMPLOYEE CONTRIBUTIONS. The amount of Post-Tax Employee Contributions made by any Participant shall be limited in accordance with this Article and Article XIX of the Plan. Post-Tax Employee Contributions shall be remitted to the Insurer by check or money order (or any other method acceptable to the Insurer). Post-Tax Employee Contributions shall be credited to the Post-Tax Employee Contribution Account of a Participant. The Post-Tax Employee Contribution Account of a Participant shall be nonforfeitable and fully vested in the Participant at all times. The Employer shall make contributions to the Trust under this section by the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in no event later than the 15th business day of the month following the month in which the amounts were received by the Employer or would otherwise have been payable to the Participant in cash, subject to any extensions permitted under rules promulgated by the Department of Labor.


6.3 MATCHING CONTRIBUTIONS. An Employer who adopts a Profit Sharing Plan may elect in the Adoption Agreement to make Matching Contributions to the Plan.


         (A) FORMULA. If an Employer elects in the Adoption Agreement to make Matching Contributions, the Employer shall also designate in the Adoption Agreement the formula on which Matching Contributions shall be allocated, which shall be either: (A) in relation to a Participant's Elective Deferrals, (B) in relation to a Participant's Post-Tax Employee Contributions, or (C) in relation to the sum of (A) and (B), subject to such other limitations as may be set forth in the Adoption Agreement.


                  (1) Notwithstanding the formula selected by the Employer, the Employer shall have the discretion to make in any Plan Year: (i) no Matching Contributions, or (ii) Matching Contributions in a lesser amount than that provided for in the Adoption Agreement. If the Employer elects to make such lesser Matching Contributions, the Matching Contribution made on behalf of each Participant shall bear the same relationship to the total amount of Matching Contributions made as would have been the case had the Employer not made this election. For example, if the Adoption Agreement provided for a discretionary 100% Matching Contribution on the first 3% of Compensation, the Employer could reduce the "100%" to any amount less than 100%, but could not reduce the "3%" at all.


                  (2) Matching Contributions shall be subject to the ACP Test set forth in ss. 6.4 of the Plan. Matching Contributions made on behalf of a Participant that are not designated as Qualified Matching Contributions pursuant to ss. 5.7 shall be allocated to that Participant's Matching Contribution Account and shall be subject to the provisions on vesting and forfeitures applicable to Employer contributions in accordance with Article X of the Plan. Matching Contributions that are designated as Qualified Matching Contributions shall be allocated to the Participant's 401(k) Employer Account and shall be 100% vested when made.


         (B) ELIGIBILITY: To the extent provided for in the applicable Adoption Agreement and elected by the Employer therein, Matching Contributions may be allocated on behalf of all Employees, all Non-Highly Compensated Employees, or all Employees in the categories specified in the Adoption Agreement.


         (C) ELIGIBILITY: MINIMUM SERVICE AND LAST DAY RULES. Unless the applicable Adoption Agreement provides otherwise, no minimum service is required to be eligible for a Matching Contribution.


                  (1) The Employer may elect in certain Adoption Agreements to impose a minimum service requirement and/or the last day requirement, to the extent permitted in such Adoption Agreements.


                  (2) If the Employer Plan requires any Participant to complete a minimum service requirement or be employed on the last day of the Plan Year to receive a Matching Contribution, then the Employer must delay making all Matching Contributions for a Plan Year until at least the last day of the Plan Year.


                  (3) The Employer, in certain Adoption Agreements, can elect to require a Participant to be employed on the last day of a measuring period specified in the Adoption Agreement in order to receive a Matching Contribution for that measuring period, provided the Employer Plan does not require Participants to be employed on the last day of the Plan Year or to complete a minimum number of Hours of Service to receive any Matching Contribution, and provided the Employer delays making the Matching Contribution until at least the last day of the measuring period with respect to which the Matching Contribution is being made. For example, an Employer could elect to provide a Matching Contribution each calendar quarter to any Participant who is employed at the end of such quarter. Such measuring period must be less than one year in duration.


                  (4)      [reserved]


                  (5) The Participant shall not be required to meet a minimum service requirement or to be employed on the last day of the Plan Year to qualify for a contribution in the event of the death, Disability or Retirement of the Participant during the Plan Year.


                  (6) If any Plan Year is less than 12 months in length and if the Employer Plan requires that a Participant complete 1,000 Hours of Service to be eligible to receive a share of the Employer contribution or Matching Contribution, the 1,000 Hours of Service requirement shall be proportionately reduced to reflect the shorter Plan Year.


         (D) FORM AND TIMING OF PAYMENT. The Employer shall make contributions to the Trust under this section by check or money order (or by any other method acceptable to the Insurer). For purposes of satisfying the ACP Test of ss. 6.4, such Matching Contributions shall be made no later than the end of the twelve-month period immediately following the Plan Year to which such contributions relate. To be deductible on the Employer's Federal income tax return, such Matching Contributions shall be made no later than the date for making Employer contributions set forth in ss. 4.7.


         (E) CORRECTIVE DISTRIBUTION OF CERTAIN MATCHING CONTRIBUTIONS. A vested or unvested Matching Contribution or Qualified Matching Contribution that is not an Excess Aggregate Contribution shall be forfeited if the contribution to which it relates is treated as an Excess Contribution, Excess Deferral or Excess Aggregate Contribution, but shall not be distributed as a corrective distribution solely on that basis, as provided in Code section 411(a)(3)(G) and Treas. Regulation 1.401(m)-1(e)(3)(vii). (See ss.6.7 for the correction of Excess Aggregate Contributions.) To the extent necessary to avoid a discriminatory rate of Matching Contributions for any Highly Compensated Employee, such Employee's Matching Contributions for the Plan Year shall be forfeited (notwithstanding that such Matching Contributions are otherwise nonforfeitable under the Plan).


6.4 ACP TEST FOR POST-TAX EMPLOYEE AND MATCHING CONTRIBUTIONS. In any Plan Year, the portion of the Employer Plan covering Participants who are eligible to make Post-Tax Employee Contributions or receive Matching Contributions for the Plan Year shall satisfy the ACP Test by satisfying subsection (a) ("Prior Year Testing") subject to subsection (b) ("Current Year Testing"), and subject to the special rules in subsection (c).


         (A) PRIOR YEAR TESTING METHOD. The Plan shall satisfy the Prior Year Testing Method a Plan Year by satisfying the test in either paragraph (1) or paragraph (2):


                  (1) The ACP for the Plan Year for eligible Participants (as defined in subsection (c)(11)) for that Plan Year who are Highly Compensated Employees for that Plan Year shall not exceed the prior year's ACP for eligible Participants for the prior Plan Year who were Non-Highly Compensated Employees for that prior Plan Year multiplied by 1.25; or



                  (2) The ACP for eligible Participants (as defined in subsection (c)(11)) for that Plan Year who are Highly Compensated Employees for that Plan Year:

                           (i) Shall not exceed the prior year's ACP for eligible Participants for the prior Plan Year who were Non-Highly Compensated Employees for the prior Plan Year, multiplied by 2, and


                           (ii) Shall not exceed the prior year's ACP for eligible Participants for the prior Plan Year who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.


         (B) CURRENT YEAR TESTING METHOD. If elected by the Employer in the Adoption Agreement, the ACP Test in (a) above will be applied by comparing the current Plan Year's ACP for eligible Participants (as defined in subsection (c)(11) below) who are Highly Compensated Employees for each Plan Year with the current Plan Year's ACP for eligible Participants who are Non-Highly Compensated Employees. Once made, this election can only be undone if the Plan meets the requirements for changing to the Prior Year Testing Method set forth in IRS Notice 98-1 (or any superseding guidance).


         (C) SPECIAL RULES. The following special rules shall apply for purposes of the ACP Test:


                  (1) HIGHLY COMPENSATED EMPLOYEE. A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.


                  (2) MULTIPLE USE. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement under Code section 401(k) maintained by the Employer (including a cash or deferred arrangement under Article V) and a plan subject to the ACP Test of Code section 401(m)(2) (described in this section) maintained by the Employer (including this Employer Plan), and the sum of the ADP under such 401(k) plan and the ACP of those Highly Compensated

                           Employees subject to either or both tests exceeds the Aggregate Limit (as defined below), then the ACP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced in the manner described in ss. 6.7 so that the limit is not exceeded.


                           (i) The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP Tests, and are deemed to be the maximum permitted under such tests for the Plan Year.


                           (ii) This subsection shall not apply if either the ADP or the ACP of the Highly Compensated Employees does not exceed 1.25 multiplied times the ADP and ACP, respectively, of the Non-Highly Compensated Employees.


                  (3) PARTICIPANTS IN TWO OR MORE PLANS. For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his accounts under two or more Qualified Plans or arrangements described in Code section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts were made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(m).


                  (4) PLAN AGGREGATION AND DISAGGREGATION. The following disaggregation and aggregation rules apply.


                           (i) Aggregation. In the event that the Employer Plan satisfies the requirements of Code section 401(m), 401(a)(4), or 410(b) only if
                                    aggregated with one or
                                    more other Qualified Plans, or if one or more such other Qualified Plans satisfies the requirements of Code section 401(m), 401(a)(4), or 410(b) only if aggregated with the Employer Plan, then this section shall be applied by determining the Contribution Percentage of Participants as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ACP for the prior year will be made in accordance with IRS Notice 98-1 (and any superseding guidance), unless the Employer has elected in the Adoption Agreement to use the Current Year Testing Method. Plans may be aggregated in order to satisfy Code section 401(m) only if they have the same Plan Year and if they use the same ACP Testing method.


                           (ii) Disaggregation. In the event that the Employer Plan satisfies the requirements of Code section 410(b) using the mandatory disaggregation rules under Treasury Regulation 1.410(b)-7(c) (which include the special rule for plans benefiting otherwise includable employees), then this section shall be applied by determining the Contribution Percentage of Participants on the basis of the component plans, except as otherwise provided in paragraph (8) below.


                  (5)      [reserved]


                  (6) TIMING OF CONTRIBUTIONS. For purposes of the ACP Test, Post-Tax Employee Contributions are considered to have been made in a Plan Year if they are made no later than 30 days after the close of the Plan Year and are designated as Post-Tax Employee Contributions for such Plan Year. Matching Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions and Elective Deferrals treated as Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year. Accordingly, in the case of an Employer Plan that uses the Prior Year Testing Method, such contributions made in the care of Non-Highly Compensated Employees must be made by the last day of the Plan Year for which such test is run.


                  (7) RECORDS. The Employer shall maintain adequate records sufficient to demonstrate satisfaction of the ACP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.


                  (8) EARLY PARTICIPATION RULE. If the Employer disaggregates the portion of the 401(m) arrangement that covers Participants who do not meet the greatest minimum age or service requirements permitted under ss.3.1(b) ("Early Participants") as permitted in Code section 410(b)(4)(B), then in determining whether the arrangement meets the ACP Test, Early Participants who are Non-Highly Compensated Employees shall be excluded from consideration unless the Employer Plan will fail the ACP Test without their inclusion. This rule does not apply with respect to the safe harbor provisions of Article VII.


                  (9) SPECIAL RULE FOR SAFE HARBOR 401(K) PLANS. Safe Harbor 401(k) Plans are required to meet the ACP Test only with respect to Post-Tax Contributions.


                  (10) FIRST PLAN YEAR. For the first Plan Year the Employer Plan permits any Participant to make Post-Tax Employee Contributions or receive Matching Contributions or both, and for which the Employer Plan is not a "successor plan," for purposes of the foregoing tests, the prior year's Non-Highly Compensated Employees' ACP shall be 3% unless the Employer has elected in the Adoption Agreement to use the Plan Year's ACP for these Participants.


                  (11) ELIGIBLE PARTICIPANT. Only those Participants eligible to make Post-Tax Employee Contributions or receive Matching Contributions or both for a Plan Year ("eligible Participants") shall be included in the ACP Test for that Plan Year, and accordingly Participants with no Compensation for a Plan Year, and other Participants who are not eligible to make Elective Deferrals as a matter of Employer Plan design shall not be included in the ACP Test for that Plan Year. For purposes of Prior Year Testing, the ACP for Non-Highly

                           Compensated Employees for the prior year is based only on the eligible Participants for that prior Plan Year who were Non-Highly Compensated Employees for that prior Plan Year, without regard to whether they are eligible Participants or Non-Highly Compensated Employees for the current Plan Year.


         (D) DEFINITIONS. This subsection provides definitions for the following boldfaced words or phrases. Where they appear in this Section 6.4 with initial capitals they shall have the meaning set forth below. Except as otherwise provided in this subsection, all defined terms in this Section shall have the meaning given to them in Article II of the Plan.


                  (1) "ACP" OR "AVERAGE CONTRIBUTION PERCENTAGE." The term "ACP" or "Average Contribution Percentage" means the average of the Contribution Percentages of the Eligible Participants in a group. The ACP for each group shall be calculated to the nearest one-hundredth of one percent.


                  (2) "AGGREGATE LIMIT." The term "Aggregate Limit" shall mean the sum of:


                           (i) 125% of the greater of: (A) the ADP of the Non-Highly Compensated Employees for the prior Plan Year, or (B) the ACP of Non-Highly Compensated Employees under the plan subject to Code section 401(m) for the Plan Year beginning with or within the prior plan year of the cash or deferred arrangement, and


                           (ii) The lesser of: (A) 200 %, or (B) two plus the lesser of such ADP or ACP.


                           "Lesser" is substituted for "greater" in (i) above, and "greater" is substituted for "lesser" after "two plus the" in (ii) above, if it would result in a larger Aggregate Limit. If the Employer is using the Current Year Testing Method, then, in calculating the Aggregate Limit for a particular Plan Year, the Non-Highly Compensated Employees' ADP and ACP for that Plan Year (instead of the prior Plan Year) shall be used.

                  (3) "CONTRIBUTION PERCENTAGE." Contribution Percentage shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year.


                  (4) "CONTRIBUTION PERCENTAGE AMOUNTS." Contribution Percentage Amounts shall mean the sum of the Post-Tax Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP Test) made under the Employer Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. The Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amount that were not used in the ADP Test. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP Test is met before those Elective Deferrals are used in the ACP Test and continues to be met following the exclusion of those Elective Deferrals from the ACP Test.


                  (5) "ELIGIBLE PARTICIPANT." Eligible Participant shall mean any Participant who is eligible to make a Post-Tax Employee Contribution or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution.


6.5 QUALIFIED NONELECTIVE CONTRIBUTIONS, QUALIFIED MATCHING CONTRIBUTIONS AND ELECTIVE DEFERRALS TREATED AS MATCHING CONTRIBUTIONS. In addition to any Qualified Nonelective Contributions and Qualified Matching Contributions made pursuant to ss. 5.7, the Employer, at its discretion, may make Qualified Nonelective Contributions and Qualified Matching Contributions in order to satisfy, either in whole or in part, the ACP Test. Contributions pursuant to this section shall be made only to Non-Highly Compensated Employees who are employed on the last day of the Plan Year (except to the extent the Adoption Agreement provides otherwise) who are counted in the applicable ACP Test (e.g., if Nonhighly Compensated Employees are not counted in the ACP Test, as could occur pursuant to ss. 6.4(c)(8), they are not eligible for these Qualified Nonelective Contributions or Qualified Matching Contributions (as applicable)), except as further limited below. Such contributions shall be made in an amount determined by the Employer, which amount shall be no larger than the amount necessary to satisfy such ACP Test. In addition, and in accordance with Treasury Regulation ss. 1.401(m)-1(b)(5), Elective Deferrals will be considered Matching Contributions as necessary to meet the requirements of the ACP Test. Qualified Nonelective Contributions, Qualified Matching Contributions and Elective Deferrals treated as Matching Contributions may not be taken into account in determining whether any other contributions or benefits satisfy the requirements of Code sections 401(a)(4) and 401(k)(3). See ss. 6.4(c) for rules governing the timing of corrective contributions.


         (A) QUALIFIED NONELECTIVE CONTRIBUTIONS. Such Qualified Nonelective Contributions may be made as a uniform percentage of Compensation, may be made as a uniform dollar amount, or may be made following the bottom-up approach described below, as determined by the Employer.


         (B) QUALIFIED MATCHING CONTRIBUTIONS. Such Qualified Matching Contributions may be made to Participants eligible to receive Matching Contributions as a uniform percentage of Elective Deferrals and/or Post-Tax Employee Contributions (up to a dollar or percentage limit), as a uniform dollar amount, or following the bottom-up approach described below, as determined by the Employer.


         (C) BOTTOM-UP APPROACH. Under the bottom-up approach, the contribution is made first to Participants with the lowest CP ("CP" means the Contribution Percentage described inss. 6.4(d)(3)) and at that CP, with the lowest Compensation, in the largest amount permissible under Article XIX of the Plan (limitations on contributions), then to the Participant with the same CP with the next lowest Compensation, and so forth until all Participants at that CP have received a contribution, and then to Participants with the next lowest CP and at that CP, with the lowest Compensation, and so forth until the ACP Test is satisfied. Alternately, a bottom-up approach can be used in which the contribution is made first to Participants with the lowest Compensation and at that Compensation level, with the lowest CP, in the largest amount permissible under Article XIX of the Plan (limitations on contributions), then to the Participants at the same Compensation level with the next lowest CP, and so forth until all Participants at that Compensation level have received a contribution, and then to Participants at the next lowest Compensation level and within that Compensation level, with the lowest CP, and so forth.

6.6 REDUCTION OF POST-TAX EMPLOYEE CONTRIBUTION AMOUNTS. The Plan Administrator may, in order to meet the ACP Test set forth in ss. 6.4 of the Plan, cause a prospective reduction in or otherwise prospectively limit the amount of Post-Tax Employee Contributions to be contributed by any Highly Compensated Employee during the Plan Year. The amount of the reduction shall be determined on the basis of reasonable estimates as to the amount of Post-Tax Employee Contributions to be contributed to the Plan during the Plan Year.


6.7 CORRECTION OF EXCESS AGGREGATE CONTRIBUTIONS. Notwithstanding any other provision of the Plan, Excess Aggregate Contributions shall be corrected no later than the last day of each Plan Year as provided in this section.


         (A) ALLOCATION OF EXCESS AGGREGATE CONTRIBUTIONS. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest amount of contributions taken into account in calculating the ACP Test for the year in which the excess arose ("ACP contributions"), beginning with the Highly Compensated Employee (or Employees) with the largest amount of ACP contributions, until either (i) all Excess Aggregate Contributions for the Plan Year have been distributed, or (ii) such Employee's ACP contributions have been reduced so as to equal the dollar amount of ACP contributions of the Highly Compensated Employee (or Employees) with the next highest dollar amount of ACP contributions, and continuing in descending order until all the Excess Aggregate Contributions have been allocated.


         (B) EXCISE TAX. If such Excess Aggregate Contributions are not distributed or forfeited (as the case may be) before the close of the first two and one half months of the Plan Year following the Plan Year in which such Excess Aggregate Contributions arose, a 10% excise tax under Code section 4979 will be imposed on the Employer maintaining the Employer Plan with respect to such amounts.


         (C) TREATMENT AS ANNUAL ADDITIONS. Excess Contributions shall be treated as Annual Additions (within the meaning of ss. 19.8).

         (D) ACCOUNTING. Excess Aggregate Contributions allocated to a Participant shall be corrected in the following order: First, any Excess Aggregate Contribution that are unmatched Post-Tax Employee Contributions shall be distributed to the Participants to whose Accounts such contributions were allocated. Then, any remaining unvested Excess Aggregate Contributions shall be forfeited, and any remaining vested Excess Aggregate Contributions that are Matching Contributions or unmatched Post-Tax Contributions shall be distributed to the Participants to whose Accounts such contributions were allocated. The type or types of Excess Aggregate Contributions refunded to any Highly Compensated Employee must not result in a discriminatory rate of Matching Contributions for such Employee. Excess Aggregate Contributions shall be adjusted for any income or loss up to the last day of the Plan Year for which the Excess Aggregate Contributions were made, calculated in accordance with applicable Treasury Regulations, but shall not be adjusted for any income or loss that accrues thereafter.


         (E) PROCEDURE AND TIMING. The Employer shall direct the Insurer to make payment to the Participant of the amount to be distributed. The effective date of such distribution shall be the first Business Day on or after Notice to the Trustee is received. Neither the consent of the Participant nor the Participant's spouse is required to the extent that a distribution is required to satisfy this Section, as is provided in ss. 10.15.


6.8 WITHDRAWALS OF POST-TAX EMPLOYEE CONTRIBUTIONS. Subject to restrictions set forth in the Trust and to rules adopted by the Insurer, and subject to the spousal consent requirements of ss. 10.12 of the Plan, a Participant may make withdrawals from his or her Post-Tax Employee Contribution Account by Notice to the Trustee. The investment source, valuation and effective date of the withdrawal shall be the same as if the distribution were authorized under
Article X.

                                   ARTICLE VII

                       401(K) SAFE HARBOR PLAN PROVISIONS




--------------------------------------------------------------------------------

7.1 SCOPE. If the Employer has elected in the Adoption Agreement to have the Plan be a Safe Harbor 401(k) Plan for a particular Plan Year, the provisions of this Article shall apply for the Plan Year and any provisions relating to the ADP Test described in ss. 5.3 and the ACP Test described in ss. 6.4 shall not apply, except with respect to any Post-Tax Contributions. To the extent that any provisions of this Article are inconsistent with other provisions of the Plan, the provisions of this Article shall govern.

7.2 SAFE HARBOR CONTRIBUTIONS. The Employer will make the Safe Harbor Matching Contributions and Safe Harbor Nonelective Contributions for the Plan Year as selected in the Adoption Agreement in effect for the Plan Year. The Safe Harbor Matching Contributions and Safe Harbor Nonelective Contributions will be subject to the restrictions described in the Adoption Agreement (e.g., restrictions on distribution and vesting).

7.3 NOTICE AND ELECTION PERIOD REQUIREMENT. To qualify as a Safe Harbor 401(k) Plan, the Plan must meet the notice and Elective Deferral election period requirements for Safe Harbor 401(k) Plans set forth in the Adoption Agreement.

7.4 FAILURE TO MEET SAFE HARBOR REQUIREMENTS. A Plan that fails to meet the requirements of the Adoption Agreement and this Article for Safe Harbor 401(k) Plans for a Plan Year must comply with the ADP Test and ACP Test on all Elective Deferrals, Matching Contributions and Post-Tax Contributions.

7.5 NONDISCRIMINATION TESTS. The plan is treated as meeting the ADP Test and, to the extent provided in the Adoption Agreement, the ACP Test for any Plan Year for which the provisions of this amendment are effective and satisfied.

                                  ARTICLE VIII

                                   [RESERVED]



--------------------------------------------------------------------------------

                                   ARTICLE IX

                           INVESTMENT OF CONTRIBUTIONS



--------------------------------------------------------------------------------

9.1 INVESTMENT AND SEPARATE ACCOUNTING OF CONTRIBUTIONS. All contributions made under the Plan shall be invested in the Investment Accounts. Each Participant shall designate by Notice to the Trustee the portion (expressed in whole percentages) of each contribution made by him or her or on his or her behalf which is to be invested in each of the Investment Accounts. Such designation shall remain in effect until Notice to the Trustee is received changing the designation. If any participant initially fails to designate the manner of investment of any contribution, that contribution shall be invested in the Investment Account designated in the Trust for this purpose. The Insurer shall maintain individual accounts for each Participant reflecting the amount in each Investment Account attributable to his or her Employer Account, 401(k) Employer Account, 401(k) Salary Deferral Account, Matching Contribution Account, Post-Tax Employee Contribution Account, Prior Plan Account, and Prior Pension Plan Account.


9.2 TRANSFERS BETWEEN INVESTMENT ACCOUNTS. A Participant may make an election to transfer all or any portion of the amounts then credited to his or her Accounts from one Investment Account to another Investment Account or Accounts (including an election authorizing transfers pursuant to an asset rebalancing agreement) to the extent such transfers are permitted under the group annuity contract or funding agreement issued by the Insurer. Such a transfer shall be subject to restrictions set forth in the Trust and to rules adopted by the Insurer. Such transfers shall be made by Notice to the Trustee and shall become effective upon the first Business Day on or after the later of (a) the date Notice is given or
(b) the date or dates specified in such Notice.

                                    ARTICLE X

                                    BENEFITS



--------------------------------------------------------------------------------
10.1 ON TERMINATION AT OR AFTER NORMAL RETIREMENT AGE. A Participant who terminates employment as an Employee of the Employer after attaining Normal Retirement Age shall be eligible to receive benefits under the Plan.


10.2 ON TERMINATION BEFORE NORMAL RETIREMENT AGE. A Participant who terminates employment as an Employee of the Employer before attaining Normal Retirement Age shall be eligible to receive the Vested Portion of his or her benefits under the Plan.


10.3 DURING EMPLOYMENT. Benefits may be distributed to Participants who are still Employees as follows:


         (A)      PROFIT SHARING PLAN.


                  (1) A Participant in a Profit Sharing Plan who is still an Employee and whose Vested Portion in the Account(s) from which the withdrawal is requested is 100% shall be eligible to receive benefits under the Plan as provided in this subsection (a).


                           (i) Any such Participant who will have attained age 59-1/2 as of the date of benefit commencement shall be eligible to receive his or her benefits under the Plan.


                           (ii) Any such Participant shall be eligible to receive his or her benefits, or a portion thereof, in the Employer Account, Matching Contribution Account and Prior Plan Account (to the extent selected by the Employer in the Adoption Agreement), in the benefit form described in ss. 10.5(a), either:


                                    (A)     After attaining the Normal
                                            Retirement Age specified in the
                                            Adoption Agreement,

                                    (B)     [reserved],


                                    (C)     [reserved] or


                                    (D)     On account of a hardship, to the
                                            extent the Employer has so elected
                                            in the Adoption Agreement. The
                                            determination of hardship and the
                                            conditions for hardship
                                            distributions for purposes of this
                                            section shall be made as set forth
                                            in ss. 5.4 without regard to ss.
                                            5.4(e)(2), (3), and (4). (See ss.
                                            5.4 for distributions on account of
                                            hardship from a Participant's 401(k)
                                            Salary Deferral Account and ss. 6.8
                                            for withdrawals from a Participant's
                                            Post-Tax Employee Contribution
                                            Account.)


                  (2) Notwithstanding the foregoing, amounts in the Prior Pension Plan Account shall be subject to any restrictions on distributions that applied to the corresponding prior money purchase pension plan in order to permit it to qualify as a money purchase pension plan. Such amounts can be cut back only to the extent permitted under Code Section 411(d)(6) and Revenue Ruling 94-76.


                  (3) The Participant (or the Employer, in the case of the cashout of small accounts under ss. 10.14) shall direct the Trustee to make payment to the Participant of the amount to be distributed. The form and source of the distribution shall be determined as if it were a single sum payment made pursuant to the rules set forth in ss. 10.5(a). The Participant's Accounts shall be valued for purposes of the withdrawal as provided in ss. 10.8, and the effective date of the distribution shall be as provided in ss. 10.7.


                  (4)      [reserved]


10.4 DISABILITY. A Participant who incurs a Disability shall be eligible to receive benefits under the Plan upon receipt of Notice to the Trustee of his or her Disability. The Employer shall furnish such Notice within 60 days after determining that a Participant has incurred a Disability.

10.5 BENEFIT FORMS. The available benefit forms under this Plan are the single sum payment described in ss. 10.5(a), and, if the Preexisting Plan or amounts in the Prior Pension Plan Account Pension Plan were subject to the survivor annuity rules in Code section 417, the annuity payments described in ss. 10.5(c). In addition, an Employer may elect in the Adoption Agreement to offer either or both the installment payments described in ss. 10.5(b) and the annuity payments described in ss. 10.5(c) as available benefit forms. The rules governing a Participant's election of benefit form are set forth in ss. 10.10.


         (A) A single sum payment which may be the full value of the Accounts of the Participant or such lesser amount as specified by the Participant. In the case of a payment of less than the full value of the Participant's Accounts, and subject to the rules adopted by the Insurer, the Participant may indicate the Investment Account or Accounts from which each payment is to be made. If he or she makes no such indication, the payment shall be made from the Investment Accounts determined in accordance with rules established by the Insurer. The Insurer may adopt rules providing that no less than a minimum amount may be withdrawn by a Participant at any one time. All payments under this paragraph shall be paid to the Participant in cash (or by check).


         (B)      Installment payments described in (b)(1) or (b)(2).


                  (1) A series of level monthly, quarterly, semi-annual, or annual installment payments in an amount specified by the Participant. Such level payments shall continue until the Accounts are exhausted, with the final payment being equal to the amount remaining in the Accounts. The amount applied to provide payment in this form shall be invested in the Investment Account or Investment Accounts designated by the Participant and the Participant's Accounts shall be adjusted to reflect each level payment, expenses and investment experience.


                  (2) A series of monthly, quarterly, semi-annual, or annual installment payments made over a specified period. The amount applied to provide payment in this form shall be invested in the Investment Account or Investment Accounts designated by the Participant, and each installment payment will represent a pro rata portion of the total amount so applied, adjusted to reflect expenses and investment experience.


         (C) A fixed or variable annuity described in (c)(1) or (c)(2) providing monthly payments, based on the amount applied to provide the annuity.


                  (1) The following forms of annuity are available on a fixed or variable basis:


                           LIFE ANNUITY - An annuity payable for the life of the annuitant.


                           LIFE ANNUITY-PERIOD CERTAIN - A level annuity payable during the lifetime of the annuitant or until the end of a specified period, which ever is later. After the annuitant's death, any payments coming due shall be paid to his or her Beneficiary. The specified period may be 5, 10, 15 or 20 years, as designated by the annuitant.


                           JOINT AND SURVIVOR LIFE ANNUITY - A level annuity payable during the joint lifetime of the annuitant and his or her Beneficiary until the annuitant's death, and thereafter during the remaining lifetime of the Beneficiary, with the Beneficiary's annuity equal to a percentage of the amount of the annuity payable during the joint lives of the annuitant and his or her Beneficiary. The percentage of the survivor annuity may be 50% or any higher percentage up to and including 100%, as elected by the annuitant.


                           JOINT AND SURVIVOR LIFE ANNUITY-PERIOD CERTAIN - A level annuity payable during the joint lifetime of the annuitant and his or her Beneficiary until the annuitant's death, and thereafter during the remaining lifetime of the Beneficiary or until the end of a specified period, whichever is later, with the Beneficiary's annuity equal to the amount of the annuity payable during the joint lives of the annuitant and his or her Beneficiary. After the Beneficiary's death, any payments coming due shall be paid to the next succeeding Beneficiary. The specified period may be 5, 10, 15, or 20 years, as designated by the annuitant.

                  (2) The following form of annuity is available only on a fixed basis:


                           QUALIFIED JOINT AND SURVIVOR ANNUITY.


                           CASH REFUND ANNUITY - A level annuity payable during the lifetime of the Participant with, at his or her death, a single sum payment to his or her Beneficiary equal to the excess, if any, of the amount applied to provide for the annuity over the sum of the annuity payments made during the Participant's lifetime.


         A Participant may elect to receive installment payments under (b)(1) or
(b)(2) above (to the extent permitted in the applicable Adoption Agreement), but in no event under both (b)(1) and (b)(2) simultaneously. A Participant who elects level installment payments under (b)(1) above, may, at a later date, change that election subject to ss. ss. 10.6 and 10.12, either to increase or decrease the amount of each payment, or to request all or any portion of the balance of his or her Accounts in a single sum. A Participant who elects installment payments under (b)(2) above, may, at a later date, change that election subject to ss. ss. 10.6 and 10.12, either to increase or decrease the specified period of the installment payments, or to request all or any portion of the balance of his or her Accounts in a single sum. Such changes in benefit election shall be made effective within the same time frame after receipt of Notice to the Trustee as applies for the initial commencement of installment payments under ss. 10.7. No more than one such benefit change shall be permitted in any calendar year. The election of a form of annuity shall become irrevocable on the date as of which payment of benefits under the annuity commences.


10.6 SPECIAL DISTRIBUTION REQUIREMENTS. Except as otherwise provided in ss.
10.10 regarding the Qualified Joint and Survivor Annuity requirements, the requirements of this section shall apply to any distribution of a Participant's Benefit (except for distributions occurring after the Participant's death, which shall be governed by Article XI) and shall take precedence over any inconsistent provisions of the Plan. All distributions required under this Article shall be determined and made in accordance with the Income Tax Regulations under Code section 401(a)(9), including the minimum distribution incidental benefit requirement of Proposed Income Tax Regulation Section 1.401(a)(9)-2. The Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. The prior sentence shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.


         (A) REQUIRED BEGINNING DATE. The entire interest of a Participant must be distributed or begin to be distributed by no later than the Participant's "Required Beginning Date." A Participant's "Required Beginning Date" is the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires, whichever is later. Neither the consent of the Participant nor the Participant's spouse is required to the extent that a distribution is required to satisfy this Section, as is provided in ss. 10.15. To initiate a distribution under this Section, the Trustee must receive a Notice to the Trustee from the Employer directing the distribution.


         (B) CONTINUATION OF REQUIRED PAYMENTS. Once benefit payments have begun to a Five Percent Owner in accordance with this section, the payments must continue even if the Participant ceases to be a Five Percent Owner in a subsequent year.


         (C) LIMITS ON DISTRIBUTION PERIODS. As of the first Distribution Calendar Year, benefit payments (if not made in the form of a single-sum distribution) may be made only over one of the following periods (or a combination of them);


                  (1)      The life of the Participant;


                  (2)      The life of the Participant and a Beneficiary;


                  (3) A period certain not extending beyond the Participant's Life Expectancy; or


                  (4) A period certain not extending beyond the joint and last survivor Life Expectancy of the Participant and a Beneficiary.


         (D) DETERMINATION OF AMOUNT TO BE DISTRIBUTED EACH YEAR. If the Participant's Benefit is to be distributed in other than a single total distribution, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                  (1) If a Participant's Benefit is to be distributed over a period not extending beyond the Life Expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.


                  (2) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year, shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of (A) the Applicable Life Expectancy or (B) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.


                  (3) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for the other Distribution Calendar Years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.


                  (4) If the Participant's Benefit is distributed in the form of an annuity, distributions thereunder shall be made in accordance with the requirements of Code section 401(a)(9) and the regulations thereunder.


         (E)      ADDITIONAL TERMS FOR THIS SECTION.


                  (1) APPLICABLE LIFE EXPECTANCY: The Life Expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Beneficiary) as of the Participant's (or Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life

                           Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, each succeeding Distribution Calendar Year. If annuity payments commence in accordance with (d)(4) above before the Required Beginning Date, the applicable calendar year is the year such payments commence. If distributions are in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the applicable calendar year is the year of purchase.


                  (2) DISTRIBUTION CALENDAR YEAR: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin in accordance with ss. 11.3.


                  (3) LIFE EXPECTANCY: Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of
                           Section 1.72-9 of the Income Tax Regulations.


                           Unless otherwise elected by the Participant (or spouse, in the case of distributions described in ss. 11.3), by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) once distribution begins and shall apply to all subsequent years. The Life Expectancy of a nonspouse Beneficiary may not be recalculated.


                  (4)      PARTICIPANT'S BENEFIT.  The Participant's Benefit is:


                           (i) The balance of the Participant's Account as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (Valuation Calendar Year) increased by the amount of any contributions or forfeitures allocated to the Accounts as of dates in the Valuation Calendar Year and decreased by distributions made in the Valuation Calendar Year after the valuation date.


                           (ii) Exception for second Distribution Calendar Year. For purposes of paragraph (i) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of such distribution shall be treated as if it had been made in the first Distribution Calendar Year.


         (F)      RULE FOR PRE-1984 BENEFITS UNDER TEFRA SECTION 242(B)


                  (1) Notwithstanding the other requirements of this section and subject to the ss. 10.10 Qualified Joint and Survivor Annuity requirement, distribution on behalf of any Participant may be made in accordance with all of the following requirements (regardless of when such distribution commences):


                           (i) The distribution under the Plan is one which would not have disqualified such Plan under Code section 401(a)(9) as in effect prior to amendment by Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) (see Proposed Treasury Regulation 1.401(a)(9)-1, Q&A J).


                           (ii) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.


                           (iii) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.


                           (iv) The Participant had accrued a benefit under the Plan as of December 31, 1983.

                           (v) The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.


                  (2) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.


                  (3) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9) and the regulations thereunder, but for the election described herein. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of Section 1.401(a)(9)-1 of the proposed Income Tax Regulations shall apply in determining whether to apply a 242(b)(2) election made under either the transferor or transferee plan.


10.7 COMMENCEMENT OF BENEFITS. Benefit payments shall start as soon as administratively practicable following the date of valuation pursuant to ss.
10.8. In
no event, however, shall benefits commence later than the Required Beginning Date specified in ss. 10.6 of the Plan.


         Except with respect to the required distributions described in ss. 10.6, and provided the Participant has filed a claim to commence benefits in accordance with Income Tax Regulation Section 1.401(a)-14(a), distribution of benefits shall begin not more than 60 days after the last day of the Plan Year in which occurs the latest of the Participant's attainment of Normal Retirement Age, his or her termination of Service or the tenth anniversary of the date he or she commenced participation in the Plan. The Participant may elect that distribution will commence at a later date.


10.8 VALUATION OF ACCOUNTS. Benefits payable pursuant to this Article shall be based on the value of the Vested Portion of the Participant's Accounts determined as of the close of business on the latest of: (a) the date the Participant becomes eligible to receive a distribution of such benefits under the Plan, (b) the date on which the benefits are payable pursuant to the terms of the applicable form provided by the Insurer that sets forth distribution options under the Plan (which is derived from the date on which the Insurer receives the Participant's election of benefits form), and (c) the earliest date distribution can begin pursuant to the notice requirements of this Article X. For purposes of (b) above, the applicable date shall be no later than two months after the Insurer receives the Participant's election of benefits form except as otherwise provided in the last sentence of this section. The Insurer is not treated as receiving the election of benefits form until the properly completed election of benefits form has been submitted as a Notice to the Trustee and has been actually received and processed by the Insurer. In the event of extraordinary or unforeseen circumstances that prevent timely valuation, valuation shall occur as soon as practicable thereafter.


10.9 NOTICE OF DISTRIBUTION OF BENEFITS. Notice to the Trustee of a Participant's eligibility to commence receiving benefits shall be given promptly but in no event later than the 17th day of March of the calendar year following the calendar year in which the Participant attains age 70-1/2.


         The Notice to the Trustee for such benefits shall indicate the applicable form of benefit.


10.10 NORMAL FORM, AND PARTICIPANT'S ELECTION OF BENEFIT FORM. A Participant who commences a benefit under ss. 10.1, ss. 10.2, ss. 10.3 or ss. 10.4 may elect to have his or her benefits under the Plan paid in one or more of the benefit forms that are available under ss. 10.5 and the Adoption Agreement, subject to the remainder of this section and to the other provisions of this Article.


         (A)      This subsection applies to benefits for:


                  (1)      [reserved]


                  (2)      [reserved]


                  (3) Participants in a Profit Sharing Plan who were participants in a Preexisting Plan subject to the survivor annuity rules in Code section 417, or who have amounts in the Prior Pension Plan Account, but only to the extent of such Preexisting Plan or Prior Pension Plan benefits.


                  If a married Participant is eligible to receive benefits under this Article, his or her benefits shall be paid in the form of a Qualified Joint and Survivor Annuity unless he or she has made a contrary election pursuant to ss. 10.12 (i.e., the Qualified Joint and Survivor Annuity is the normal form). If an unmarried Participant is eligible to receive benefits under this Article, his or her benefits shall be paid in the form of a Life Annuity unless he or she elects otherwise (i.e., the Life Annuity is the normal form).


         (B)      This subsection applies in cases not described in subsection
                  (a). Benefits covered by this subsection shall be paid in the form of a single sum payment described in ss. 10.5(a), (i.e., the single sum payment described in ss. 10.5(a) is the normal form).


         (C) In no case shall optional forms of benefit under the Employer Plan be: (1) made available to Participants in a manner that discriminates in favor of Highly Compensated Employees, or (2) subject to Employer discretion that is impermissible under Code section 411(d)(6).


10.11 NOTICES OF PARTICIPANT'S RIGHTS. This Section applies with respect to benefits described in ss. 10.10(a).

         (A) In the case of a married Participant, the Employer shall provide the Participant with a written explanation concerning the Qualified Joint and Survivor Annuity not less than 30 days and not more than 90 days before the Annuity Starting Date, subject to the special rule in paragraph (2) below.


                  (1) Such explanation shall describe: (i) the terms and conditions of the Qualified Joint and Survivor Annuity, (ii) the Participant's right to elect under ss. 10.12 not to receive a Qualified Joint and Survivor Annuity and the effect of such an election,
                           (iii) the right of the Participant's spouse to consent to his or her election under ss. 10.12 not to receive a Qualified Joint and Survivor Annuity and
                           (iv) the Participant's right to revoke his or her election under ss. 10.12 not to receive a Qualified Joint and Survivor Annuity and the effect of such revocation.


                  (2) The written explanation described in this paragraph may be provided less than 30 days before the Participant's Annuity Starting Date, if the Participant makes the applicable election after receiving the written explanation and the following conditions are met:


                           (i) The Employer informs the Participant that he or she has the right to consider for 30 days whether to elect to receive his benefits in other than the normal form,


                           (ii) The Participant is permitted to revoke his election under ss. 10.12(a) at any time until the Annuity Starting Date, or if later, at any time before the 8th day after such written explanation is provided,


                           (iii) Distribution of benefits to the Participant does not begin until the 8th day after such written explanation is provided, or later, and


                           (iv) Except as otherwise permitted by applicable Treasury Regulation, such explanation is provided before the Participant's Annuity Starting Date.

                           The written explanation may be provided after the Participant's Annuity Starting Date if the distribution does not commence until at least 30 days after such written explanation is provided; however, the Participant may elect (with any applicable spousal consent) to waive this 30-day period if the distribution does not begin until more than 7 days after the explanation is provided.


         (B) In the case of a Participant who is not married, the Employer shall provide the Participant with a written explanation concerning the Single Life Annuity comparable to the explanation of the Qualified Joint and Survivor Annuity described in subsection (a) above, except that no explanation or consent is required with respect to anyone except the Participant.


         (C) In the case of a married Participant, and with respect to benefits to be paid in the event of the Participant's death before payment of his or her benefits has commenced, the Employer shall provide the Participant with a written explanation, comparable to that described in ss.10.11(a)(1) above, that sets forth his or her right to designate a Beneficiary other than his or her spouse and to elect that his or her spouse receive distribution of benefits in a form other than the Life Annuity payable under ss. 11.3(a). This explanation shall be provided before the last to end of the following periods: (1) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (2) a reasonable period ending after the individual becomes a Participant; and
                  (3) a reasonable period ending after separation from service before the Participant attains age 35. A reasonable period ending after the individual becomes a Participant is the two-year period beginning one year prior to the date the Participant becomes a Participant and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, the explanation shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such Participant thereafter returns to employment with the Employer, the period for giving the explanation shall be redetermined pursuant to the provisions of this section.


If at the time a Participant becomes entitled to an explanation under this section, the Employer no longer exists or is incapable of acting, the Insurer shall furnish the explanation.

10.12 REJECTION OF SPOUSE'S SURVIVOR BENEFITS.


         (A) This subsection 10.12(a) applies in the case of married Participants, with respect to benefits described in ss. 10.10(a).


                  (1) ELECTION OF NON-QJSA FORM. The Participant may elect not to have his or her benefits paid in the form of a Qualified Joint and Survivor Annuity, in which case they shall be paid in the form of benefit the Participant elects among those available under ss. 10.5, and with the Beneficiary that the Participant names. Such election shall be made by Notice to the Trustee at any time within the 90-consecutive day period before the first day of the first period for which an amount is paid as an annuity or in another form.


                  (2) ELECTION OF NON-SPOUSAL BENEFICIARY IF PARTICIPANT DIES BEFORE ANNUITY STARTING DATE. The Participant may elect that in the event of the Participant's death before payment of his or her benefits has commenced, a Beneficiary other than his or her spouse will receive payment of the value of his or her Accounts. Such election shall be made by filing a Beneficiary designation form with the Plan Administrator during the period beginning on the first day of the Plan Year in which the Participant attains age 35 (or, if he or she separates from Service prior to that Plan Year, beginning on the date of separation) and ending with his or her death. In addition, a Participant who will not yet attain age 35 by the end of any current Plan Year may make a special qualified election by filing a Beneficiary designation form with the Plan Administrator to designate a Beneficiary other than his or her spouse to receive payment of the value of his or her Accounts which special qualified election shall be effective for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Benefits payable in accordance with ss. 11.3(a) will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35 unless a new election designating a Beneficiary other than the spouse is made in accordance with the requirements of this section.

                  (3) FORM AND CONTENT OF ELECTION. The Participant's election must be on the pre-printed form authorized by the Insurer for this purpose. The election must designate a specific Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries, where relevant) and a specific form of benefit.


                  (4) Spousal Consent. In the case of a married Participant, any election described in this subsection must be consented to by the Participant's spouse in writing before a notary or a representative of the Employer Plan unless (i) the Participant can prove to the satisfaction of the Employer that there is no spouse or that the spouse cannot be located, or
                           (ii) the Participant has become legally separated from the spouse or has been abandoned (within the meaning of local law) and has a court order to such effect, unless a qualified domestic relations order provides otherwise. The spouse's consent under this section shall acknowledge the effect of the election. The spouse's consent (or the establishment that the consent of the spouse may not be obtained) shall only be valid with respect to such spouse. If the spouse consents to a particular election, the Participant may not later change that election (i.e., may not change the Beneficiary or form of benefit) without a new consent of the spouse, unless (i) the spouse gives a "general consent" to the first election (that is, the spouse acknowledges that the spouse has the right to limit consent to a specific Beneficiary and a specific form of benefit where applicable, and states that the spouse voluntarily elects to relinquish either or both of such rights as applicable), and (ii) the option to give a general consent is available on the authorized election form.


                  (5) Notice. No consent obtained under this section (including a consent to an election made before the end of the Plan Year ending before a Participant attains age 35) shall be valid unless the Participant has received notice as provided in ss. 10.11 of the Plan.


                  (6) Revocation. A Participant who makes an election under this section may revoke that election, without spousal consent, by Notice to the Trustee at any time before the first day of the first period for which an amount is paid as an annuity or in any other form.

         (B) This subsection 10.12(b) applies in the case of Participants who are not married, with respect to benefits described in ss. 10.10(a). The Participant may elect not to have his or her benefits paid in the form of a Single Life Annuity, in which case they shall be paid in any other form of benefit elected under ss. 10.5. Such election shall be made by Notice to the Trustee at any time within the 90-consecutive day period before the first day of the first period for which an amount is paid as an annuity or in another form.


         (C) This subsection applies in the case of married Participants, with respect to benefits described in ss. 10.10(b). Such Participant may elect that in the event of the Participant's death before payment of his or her benefits has commenced, a Beneficiary other than his or her spouse will receive payment of the value of his or her Accounts. Such election shall be made by following the procedure set forth in ss. 10.12(a) above.


10.13 RULES GOVERNING CERTAIN FORMS OF PAYMENT. Subject to ss. 18.9 (regarding conflicts between the Plan and the group annuity contracts), single sum payments described in ss. 10.5(a) which are less than the full value of the Participant's Accounts, installment payments and annuity benefits are subject to the terms of a group annuity contract issued by the Insurer to the Trustee, and to any agreement thereunder to provide such forms of benefits. No less than a minimum amount, as determined under the Insurer's rules, must be applied under each such form of benefit. An amount is deemed to be applied to provide a benefit on the date such benefit is commenced in accordance with ss. 10.7. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Beneficiary shall comply with the requirements of this Plan. Any certificate of annuity issued or delivered to a Participant or Beneficiary shall be nontransferable except by surrender to the Insurer.


10.14 CASH-OUT OF SMALL ACCOUNTS. If the combined value of the Vested Portion of a Participant's Accounts does not exceed $5,000 at the time payment is to commence, or at the time of any prior withdrawal or distribution, the Employer shall, by Notice to the Trustee, direct the Insurer to, or if there is no Employer, the Insurer shall pay the full value of his or her Accounts to the Participant (or if the Participant is deceased, to his beneficiary under ss. 11.3) in a single sum without the consent of the Participant, his or her spouse, or beneficiary. If a Participant who is a former Employee would have received a distribution under the preceding sentence but for the fact that such combined value exceeded $5,000 when the Participant terminated service and if at a later time such combined value is reduced such that it is not greater than $5,000, the

Employee will receive a distribution of such combined value and the Unvested Portion will be treated as a forfeiture. The following zero dollar cashout provision shall apply: If the combined value of the Vested Portion of a Participant's Accounts is zero, the Participant shall be deemed to have received a distribution of such Combined Value immediately following his or her termination, and the Participant's Eligibility Service, Service and Participant's Accounts shall be forfeited as of the time of such deemed distribution (subject to restoration pursuant to ss. ss. 12.6 and 12.7).


10.15 PARTICIPANT'S CONSENT FOR DISTRIBUTION. If the combined value of the Vested Portion of a Participant's Accounts exceeds (or at the time of any prior distribution exceeded) $5,000, and if pursuant to the Adoption Agreement the Vested Portion may be distributed before the Participant attains, or would have attained if not deceased, Normal Retirement Age, the following rules apply.


         (A)      In the case of benefits described in ss.10.10(a):


                  (1) Such distribution cannot be made before the Participant attains (or would have attained) Normal Retirement Age unless the Participant and the Participant's spouse (or the survivor, if either the Participant or the spouse has died) consent to the distribution. Such consents shall be made during the same period for making elections as applies under ss. 10.12.


                  (2) The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant attains or would have attained Normal Retirement Age. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of, and shall be provided within the time period specified in, ss. 10.11.


                  (3) Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity.


         (B)      In the case of benefits described in ss. 10.10(b)

                  (1) No notice or consent is required with respect to the Participant's spouse.


                  (2) Notice shall be given to the Participant as described in (a) above, except as follows: (i) The written explanation described in this section may be provided less than 30 days before the date the distribution commences to the Participant provided the Participant makes the applicable consent after receiving the written explanation, and the Employer informs the Participant that he or she has the right to consider for 30 days whether to elect to receive his benefits in other than the normal form. (ii) The Participant may consent to any such distribution by Notice to the Trustee at any time within the 90 consecutive day period before the date the distribution commences.
                           (iii) The Plan Administrator may elect to substitute the Annuity Starting Date for the "date the distribution commences" for purposes of this subsection (e).


Neither the consent of the Participant nor the Participant's spouse is required to the extent that a distribution is required to satisfy Section 10.6 (Code section 401(a)(9)) or Article XIX (Code section 415), or to make a corrective distribution pursuant to, for example, Section 5.5, 5.6, 6.7 or 16.1.


10.16 TREATMENT OF CONTRIBUTION MADE AFTER BENEFITS COMMENCE. Any contributions made by or on behalf of a Participant subsequent to applying the amounts in his or her Accounts to provide benefits in accordance with this Article shall be added to his or her Accounts in accordance with the provisions of this Plan, and the value of his or her Accounts shall thereafter be applied to provide benefits for the Participant in accordance with the provisions of this Article.

                                   ARTICLE XI

                          BENEFICIARIES OF PARTICIPANTS




--------------------------------------------------------------------------------
11.1 BENEFICIARY. Each Participant may designate a Beneficiary under the Plan by filing a properly completed Beneficiary designation form with the Plan Administrator, except that in the case of a married Participant, the choice of a non-spousal beneficiary may require the consent of the Participant's spouse as set forth in Article X. Subject to the spousal consent rules in ss. 10.12, such designation may be changed from time to time by filing a new properly completed Beneficiary designation form with the Plan Administrator without the consent of any previously designated Beneficiary. The Beneficiary designation form may include contingent Beneficiaries and shall become effective upon receipt by the Plan Administrator.


         If the Participant dies without a valid Beneficiary designation form on file with the Plan Administrator at the time of his death, then any amount which becomes payable from the Participant's accounts thereafter that would otherwise have been payable to the Participant's Beneficiary shall be payable as determined by the Plan Administrator in pro rata shares to the first surviving class of the following classes of successive preference persons, which class shall be the Participant's designated beneficiary(ies) under the Plan: (a) the Participant's spouse, (b) the Participant's surviving children, (c) the Participant's surviving parents, (d) the Participant's surviving brothers and sisters, (e) the executors or administrators of the estate of the person upon whose death such amount becomes payable.


         If a Beneficiary dies before the Participant, the Beneficiary's interest will cease upon his or her death.


         If the Beneficiary survives the Participant, the Beneficiary can name a successor Beneficiary with respect to any assets remaining in the Participant's Accounts by filing a Beneficiary designation form with the Insurer as described above. If the original Beneficiary dies while any remaining benefits are still payable under the Plan, such remaining benefits shall be paid to the successor Beneficiary, or if the Beneficiary did not name such a successor Beneficiary, to the executors or administrators of the deceased Beneficiary's estate.


11.2 DUE PROOF OF DEATH. The Beneficiary of a Participant shall be eligible to receive benefits as provided in this Article upon submission to the Plan Administrator of due proof of the Participant's death. "Due proof" shall consist of a certified copy of a death certificate or, if a death certificate is unavailable, such other similar document as the Plan Administrator deems acceptable and should be furnished by the Employer or the Participant's Beneficiary within 60 days after learning of the death of such Participant.


11.3 DEATH OF PARTICIPANT BEFORE BENEFITS COMMENCE. If a Participant dies before payment of his or her benefits has commenced, the value of his or her Accounts shall be determined as of the first Business Day on or after the receipt by the Insurer of due proof of his or her death. Immediately following such valuation and effective upon the date thereof, the Accounts of the Participant shall be transferred to an Investment Account designated in the Trust for this purpose and retained therein until instructions to the contrary are received from the Participant's Beneficiary or Beneficiaries.


         (A) If the Participant is survived by a spouse, the value of his or her Accounts will be applied to provide such spouse with:


                  (1) In the case of benefits described in ss. 10.10(a), a Life Annuity under ss. 10.5(c) on a fixed basis, and


                  (2) In the case of benefits described in ss. 10.10(b), a single sum payment under ss. 10.5(a).


                  If the value of the Accounts of a deceased Participant is payable in accordance with this paragraph, the Participant's spouse may elect, by Notice to the Trustee before payment of benefits is to commence, to have payment of such benefits made in any one or more other forms permitted under ss. 10.5 and, subject to the requirements set forth below, to have payment of benefits commence at any time.


         (B) If the value of the Accounts of the deceased Participant is not payable in accordance with paragraph (a) above, it shall be paid to the deceased Participant's Beneficiary. The amount payable to the Beneficiary shall be paid in a single sum unless the Beneficiary elects, by Notice to the Trustee before payment is to commence, to have payment of such benefits made in any one or more other forms described in ss. 10.5, subject, however, to the provisions of ss. 10.13 and this Article.

         (C) Distributions shall be made in accordance with the requirements of the Proposed Income Tax Regulations under Code section 401(a)(9) as follows:


                  (1) Benefits which become payable in accordance with this section shall be distributed either:


                           (i)      By December 31 of the calendar year
                                    containing the fifth anniversary of the
                                    Participant's death, or


                           (ii) Over a period not exceeding the Life Expectancy of the Beneficiary and commencing on or before December 31 of the calendar year immediately following the calendar year of the death of the Participant.


                           If the Beneficiary is the Participant's spouse, the period described in clause (ii) may commence at any time up to December 31 of the calendar year in which the Participant would have attained age 70-1/2; if the spouse dies before distribution commences, the provisions of the first sentence of this paragraph shall apply as though the spouse were the Participant. For purposes of this section, any amount paid to the child of a Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.


                  (2) If a Participant's Benefit is to be distributed over a period not extending beyond the Life Expectancy of the Beneficiary, the amount required to be distributed each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy without regard to Proposed Income Tax Regulation Section 1.401(a)(9)-2. Alternatively, the Participant's Benefit may be distributed to the Beneficiary in the form of an annuity, provided such distribution shall be made in accordance with the requirements of Code section 401(a)(9) regulations thereunder. The terms "Participant's Benefit", "Life Expectancy", "Distribution Calendar Year" and

                           "Applicable Life Expectancy" are defined in ss. 10.6 of the Plan.


         (D) Benefits payable in accordance with this section shall be valued and paid pursuant to the principles set forth in Sections 10.6 and 10.7. The determination of the date of benefit commencement shall depend upon when the Insurer receives due proof of the Participant's death or, if prior to the commencement of distribution the Insurer receives an election by the Beneficiary of an alternative form of benefit as permitted under either paragraph (a) or (b) above, upon the date such election is received.


11.4 DEATH OF PARTICIPANT AFTER BENEFITS COMMENCE. If the Participant dies after commencing benefits pursuant to Code section 401(a)(9) and ss. 10.6 of the Plan, the remaining payments, if any, shall be paid to the Participant's Beneficiary at least as rapidly as under the form of benefit in effect at the Participant's death. As of the first business day on or after the receipt by the Insurer of due proof of the Participant's death, the amounts, if any, in the Participant's Accounts shall be determined. Immediately following such valuation and effective upon the date thereof, the Accounts of the Participant shall be transferred to an Investment Account designated in the Group Annuity Contract for this purpose, and retained therein until instructions to the contrary are received from the Participant's Beneficiary or Beneficiaries.


11.5 PAYMENTS AFTER DEATH OF SURVIVING SPOUSE. If a surviving spouse who is a Beneficiary dies before receiving all benefits payable in accordance with the requirements of Code section 401(a)(9) and this Article, any remaining benefits shall be distributed to the spouse's Beneficiary at least as rapidly as under the form of benefit in effect at the spouse's death.

                                   ARTICLE XII

                             VESTING AND FORFEITURES




--------------------------------------------------------------------------------

12.1 FULL VESTING. If a Participant's Service terminates either: (a) on or after Normal Retirement Age or (b) before Normal Retirement Age by reason of his or her death or Disability, his or her Vested Portion shall be 100%.


12.2 VESTING SCHEDULES. Subject to the provisions of ss. 15.2 of the Plan (which concerns termination or partial termination of the Employer Plan) and Article XX (which concerns top-heavy plans), if a Participant's Service terminates before Normal Retirement Age by reason of other than death or Disability, the Vested Portion of his or her Employer Account and the Vested Portion of his or her Matching Contribution Account shall be determined in accordance with the schedules specified in the Adoption Agreement. These schedules provide for vesting at least as favorable as that required under Code section 411(a)(2).


         If the Employer Plan becomes top-heavy, or is included in a permissive aggregation group or a required aggregation group of plans that are top-heavy as described in Article XX, in a Plan Year, then the top-heavy vesting schedule designated on the Adoption Agreement shall apply. Such schedule shall continue to apply in subsequent Plan Years, even if the Employer Plan is no longer top-heavy, or no longer included in a permissive aggregation group or a required aggregation group of plans that are top-heavy. Such schedule shall also apply if the Employer elects in the Adoption Agreement to treat the Employer Plan as a top-heavy plan in all Plan Years, regardless of whether the Employer Plan is in fact top-heavy.


12.3 CHANGES IN VESTED PORTION. If the Employer selects a new vesting schedule in substitution of a prior vesting schedule, or if a new vesting schedule applies automatically pursuant to the operation of ss. 12.2 (which applies in the event the Employer Plan becomes a top-heavy plan), the following additional rules shall apply.


         (A) If the new schedule provides for a Vested Portion which is at any point less than the Vested Portion prescribed under the prior schedule, then the Vested Portion of any Participant adversely affected by the new schedule shall be increased to the extent necessary on the new schedule so that the Vesting Portion at the time of the change is at each point at least as great as the Vested Portion had been under the prior schedule.

         (B) Each Participant who has a Period of Vesting Service of at least three years at the time of such an amendment or automatic change may elect to have his or her Vested Portion computed under the Employer Plan without regard to such amendment or automatic change. The period during which such election may be made shall commence with the date the amendment is adopted and shall end 60 days after the later of when:


                  (1)      The amendment is adopted;


                  (2)      The amendment becomes effective; or


                  (3) The Participant receives notice of such amendments by the Employer or Plan Administrator, which notice shall be given by mail or by any other means permissible under guidance issued by the Secretary of Treasury or the Secretary of Labor.


12.4 DETERMINATION OF FORFEITURE. A Participant whose Severance from Service Date occurs before his or her Normal Retirement Age (by reason other than death or Disability) shall forfeit the amounts in his or her Employer Account and Matching Contribution Account that are not vested under ss. 12.2, as of the earliest of the date the Participant receives his or her full Vested Portion (or his or her Severance from Service Date, if later) and his or her completion of a Period of Severance of at least five years. The forfeiture shall be calculated on the basis of the Participant's Vested Portion and the value of such Accounts on the first Business Day on or after the later of (a) the date the forfeiture occurs or (b) the date of Notice to the Trustee of such forfeiture, and shall be adjusted to reflect any earnings and intervening withdrawals and distributions from the vested and unvested portions of the Accounts.


12.5 TREATMENT OF FORFEITURE. Subject to the limitations of Article XIX, when amounts are forfeited by Participants during any Plan Year, the amount of the forfeiture (determined under ss. 12.4), together with earnings on such amount after forfeiture, shall be withdrawn from the Participants' Accounts and invested in the Investment Account designated in the Trust for this purpose until disposed of in accordance with this section. Such amounts shall be applied first towards the restoration of amounts to Participants' Accounts in accordance with ss. 12.6 (concerning reemployed participants), and then towards payment of the Plan's administrative expenses in accordance with ss. 18.5. Any remaining amounts in the forfeiture account (including any earnings that have been added to such amount) shall be allocated and/or credited as described below.


         (A) PROFIT SHARING PLAN. This subsection applies in the case of a profit sharing plan.


                  (1) Unless otherwise provided in the Adoption Agreement or in (3) below, the amount of forfeitures for a Plan Year shall be allocated among Participants who are entitled to an allocation of Employer Contributions for each Plan Year, as though that amount were an additional Employer Contribution for that Plan Year.


                  (2) If so elected in the Adoption Agreement, the amount of forfeitures for a Plan Year shall be applied as elected among the alternatives set forth below. Separate elections shall be available for the portion of the forfeitures attributable to Participants' Employer Account and Matching Contribution Account. Any remaining forfeitures not otherwise addressed by these elections shall be allocated as in (i) below.


                           (i) To reduce the Employer's contributions under the Plan to Participants' Employer Accounts, Participants' Matching Contribution Accounts and/or 401(k) Employer Accounts, as elected, so that the total amount credited to the Accounts of each affected Participant will equal the amount of the Employer's contribution that would have been credited to such Accounts for the Plan Year had there been no forfeitures.


                           (ii) As an additional Employer Contribution made to the Employer Account of Participants for that Plan Year, following the procedures for making such contributions set forth in this Plan.


                           (iii) As an additional Matching Contribution made to the Matching Contribution Account of Participants for that Plan Year, following the procedures for making such contributions set forth in this Plan.

                           (iv) As an additional Qualified Nonelective Contribution or Qualified Matching Contribution made to the 401(k) Employer Account of Participants, following the procedures for making such contributions set forth in this Plan.


         (B)      [reserved]


The Insurer will make such transfers of amounts among the Investment Accounts as are necessary to reflect the allocation and crediting of forfeiture amounts as described above upon notice from the Employer.


12.6 RESUMPTION OF SERVICE WITHIN FIVE YEARS. If a Participant who sustained a forfeiture resumes Service with the Employer before he or she has incurred a Period of Severance of at least five years, an amount equal to the forfeiture determined under ss. 12.4 will be restored to the Participant's Accounts from which it was forfeited subject to the provisions of subsection (a) below.


         (A) The restoration of such amount will be made as of the date that the Insurer is notified by the Employer that the Participant's Service with the Employer has resumed. Any forfeiture amount that must be restored will be taken from any forfeitures that have not been reallocated among other Participants and, if the amount of forfeitures available for this purpose is insufficient, the Employer will make a timely supplemental contribution of an amount sufficient to enable the Insurer to restore the forfeiture amount.


         (B)      [reserved]


12.7 RESUMPTION OF SERVICE AFTER FIVE YEARS. If a Participant who sustained a forfeiture resumes Service with the Employer after he or she has incurred a Period of Severance of at least five years, the forfeiture amount will not be restored to the Participant's Employer Account and Matching Contribution Account. Thereafter, the Participant will be 100% vested with respect to any undistributed portion of his or her Employer Account and Matching Contribution Account which is attributable to the Employer's contributions made with respect to his or her preceding Period of Vesting Service, and the Vested Portion described in ss. 12.2 will be applied only to the portion of his or her Employer Account and Matching Contribution Account which is attributable to the Employer's contributions made with respect to his or her Period of Vesting Service following his or her reemployment with the Employer. The Insurer has the authority to transfer the 100% vested amounts to the Prior Plan Account to facilitate recordkeeping.


12.8 TREATMENT OF FORFEITURES IN PLAN TERMINATION. Subject to the requirements of ss. 15.2 and Article XIX, if the Employer Plan is terminated before all forfeiture amounts, and all income thereon, have been allocated among or restored to Participants to the extent provided in ss. 12.5 and ss. 12.6, such forfeiture amounts shall first be allocated among or restored to Participants to the extent and in the manner provided in ss. 12.5 and ss. 10.6, and then any remaining forfeiture amounts shall be allocated pro rata to the Employer Accounts of Participants who are Employees on the date of termination in accordance with their relative Compensation for the Plan Year in which termination occurs, but if such Compensation data is not reasonably available at the date of termination, Compensation for the immediately preceding Plan Year shall be substituted.


12.9 NONFORFEITABILITY OF POST-TAX EMPLOYEE CONTRIBUTIONS, PRIOR PLAN, PRIOR PENSION PLAN, 401(K) SALARY DEFERRAL, AND 401(K) EMPLOYER ACCOUNTS. The entire interest of each Participant in his or her Post-Tax Employee Contribution Account, Prior Plan Account, Prior Pension Plan Account, 401(k) Salary Deferral Account, and 401(k) Employer Account shall be at all times fully vested and nonforfeitable.

                                  ARTICLE XIII

                              LOANS TO PARTICIPANTS





--------------------------------------------------------------------------------
13.1 CONDITIONS OF LOANS. An Employer may, in certain Adoption Agreements, elect to permit Participants, Former Participants, Beneficiaries, and alternative payees under qualified domestic relations orders as defined in Code section 414(p) ("borrower"), to borrow from the Vested Portion of their Accounts. Upon the completed and signed application of a potential borrower on a form provided by and submitted to the Employer, the Employer shall grant a loan or loans to the potential borrower upon the satisfaction of the following specific conditions (and of those described in the remaining Sections of this Article):


         (A) Loans must be made available to all Participants, Former Participants, Beneficiaries, and alternate payees on a reasonably equivalent basis.


         (B) Loans must not be made available to Highly Compensated Employees in an amount greater than the amount made available to other potential borrowers.


         (C) Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for commercial loans that would be made under similar circumstances. The Employer shall review the interest rates charged by such persons and shall establish the rate applicable to each loan at the time the loan is approved using the default rate set forth in the Adoption Agreement provided that rate meets this commercial loan standard.


         (D) Each loan shall be adequately secured by assignment of a portion of the borrower's Vested Portion in an amount equal to the principal amount of the loan. This security interest shall not be a violation of ss. 18.4(a).


         (E) No loan shall exceed the present value of the Participant's Vested Portion at the time the loan is approved.

         (F) The Employer may not permit a loan under the Employer Plan that would constitute a prohibited transaction (within the meaning of Code section 4975).


         (G) Except to the extent permitted in accordance with the terms of a prohibited transaction exemption issued by the Department of Labor or other statutory, regulatory or administrative guidance, no loans shall be made to any Owner-Employee or Shareholder-Employee, any member of the Owner-Employee's or Shareholder-Employee's family within the meaning of Code
                  Section 267(c)(4), or any corporation in which any such Owner-Employee or Shareholder-Employee owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock of the corporation.


         (H) The Employer shall direct the Insurer to distribute the amount of the loan to the borrower. Loans shall be subject to such additional rules, which shall not be inconsistent with the rules set forth in this Article, as may from time to time be established pursuant to the group annuity contract.


         (I)      [reserved]


13.2 LIMITS ON THE AMOUNT AND NUMBER OF LOANS. No loan shall be approved in an amount less than $1,000. In addition, no loan will be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (a) $50,000, reduced by the excess (if any) of (1) the highest outstanding balance of loans to the borrower from the Employer Plan during the one year period ending on the date before the date such loan is made, over (2) the outstanding balance of loans to the borrower from the Employer Plan on the date the loan is made, or (b) one-half of the Vested Portion of the borrower's Accounts. For purposes of the above limitation, all loans from all Qualified Plans of the Employer and any Related Employer are aggregated. The Employer may select a limit on the number of outstanding loans in the Adoption Agreement, except that any such limitation shall not apply to takeover loans, and the group annuity contract will govern this limitation if it applies a lower maximum number than does the Adoption Agreement.


13.3 SPOUSAL CONSENT. In the case of amounts to which the survivor annuity requirements of ss. 10.10(a) apply, a married Participant may not borrow from his or her Accounts unless his or her spouse consents to the use of the Accounts as security for the loan. (For this purpose, a Participant to whom an annuity form of payment is available under ss. 10.5(c) but who has not elected such form of payment as of the time the loan is approved, is treated as not having elected an annuity form of payment under ss. 10.5(c).) Spousal consent shall be given no earlier than 90 days before the date on which the loan is to be so secured. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Accounts are used for renegotiation, extension, renewal, or other revision of the loan. If a valid spousal consent has been obtained, then notwithstanding any other provision of this Plan, the portion of the Participant's Vested Portion used as a security interest held by the Employer as described in ss. 13.1(d) shall be taken into account for purposes of determining the amount of the Accounts payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Vested Portion (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Accounts shall be adjusted by first reducing the Vested Portion by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.


13.4 REPAYMENT OF LOANS; MAXIMUM TERM. All loans granted under the Employer Plan shall be evidenced by a written promissory note. Payments of principal and interest shall be made in accordance with a written repayment schedule agreed upon by the borrower and Employer that specifies the amount of the loan, the term of the loan, and the repayment schedule. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the participant. An assignment or pledge of any portion of the participant's interest in the plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the plan, will be treated as a loan under this section. If payment by payroll deduction is not possible due to employment status or is not required by the Employer, payment shall be made by personal check on or before the last business day of each calendar quarter. The requirement that documents be provided in writing can be satisfied in different media as provided in ss. 18.8, and the agreement itself does not have to be signed if the agreement is enforceable under applicable law without being signed.


13.5 LEAVE OF ABSENCE. The level amortization requirement in ss. 13.4 shall not apply for a period of up to one year, in the case of a Participant on a leave of absence either without pay from the Employer or at a rate of pay from the Employer (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan.

However, the loan must be repaid at the latest date permitted under ss. 13.4 and the installments due after the leave ends (or, if earlier, after the first year of the leave) must not be less than those required under the terms of the original loan. Loan repayments will be suspended under the Employer Plan to the extent permitted under Code section 414(u)(4).


13.6 ACTUAL DEFAULT; SETOFF. In the event the Participant either receives a distribution from the Plan or dies, the loan must be repaid immediately or will be treated as in actual default; for this purpose, a Participant who takes a hardship distribution under ss. 5.4 or ss. 10.3(a)(1) will not be treated as receiving a distribution with respect to that hardship distribution until the Participant terminates employment with the Employer. In the event of a default in payment of either principal or interest due under the terms of any loan, the Employer may, in its discretion, declare the full amount of the loan due and payable and may take any lawful action to remedy the default. No individual who has defaulted on a loan under the Plan shall be granted any additional loans under the Plan.


13.7     DEEMED DEFAULT


         (A) Default will be deemed to have occurred if any payment is not made by the last day of the calendar quarter following the calendar quarter in which the required payment was due.


         (B) If a default is deemed to occur, the Employer shall make a deemed distribution of the entire outstanding balance of the loan at the time of the default. Such deemed distribution shall not constitute an actual distribution except to the extent proposed or final Treasury Regulations under Code section 72(p) so provide, including for purposes of the limitations on in-service distributions set forth herein and the anti-alienation provisions of ss. 18.4. The deemed distribution is not an Eligible Rollover Distribution as defined in ss. 16.7.


         (C) The Employer's available actions to remedy a loan default shall include a distribution of an offset amount, i.e., the borrower's Accounts are reduced (offset) to repay the loan, including the enforcement of the Employer Plan's security interest in the loan. In this case, the amount of the Accounts that is offset against the loan is an actual distribution, subject to the eligible rollover rules, and not a deemed distribution. Once a distributable event occurs under the Plan, the Employer may make such a setoff without violating the anti-alienation provisions of ss. 18.4.

13.8 SEGREGATED ACCOUNT TO BE MAINTAINED. A segregated investment account shall be established for each Participant who is granted any loans from the Employer Plan. The amount of the loans shall be credited to the segregated investment account. The segregated account shall not reflect any earnings or changes in market value of the Investment Accounts, but shall instead be credited with the interest payments made by the borrower pursuant to the terms of his or her loans. The Employer shall direct the Insurer to charge any repayments of principal, along with any interest paid on such principal, against the segregated investment account and to credit that amount to specified Investment Accounts.


13.9 ADMINISTRATION OF PLAN LOAN PROGRAM. The Employer, as Plan Administrator, shall be solely responsible for administering a participant loan program established under this Article. As such, the Employer shall be responsible for determining, pursuant to the provisions of this Article, all of the terms and conditions of the loans, including without limitation, whether a Participant, Former Participant, Beneficiary, or alternate payee is eligible for a loan, whether his or her request will be approved or denied, the amount of the loan and the rate of interest to be charged under it, the terms of repayment and the determination of whether a default or deemed default has taken place pursuant to the terms of the loan. The Insurer, as record-keeper, is authorized to notify the Employer when it appears a default has occurred, pursuant to reasonable rules, uniformly applied and agreed to by the Employer, and to process the deemed default absent timely objection by the Employer.

                                   ARTICLE XIV

                                   AMENDMENTS




--------------------------------------------------------------------------------
14.1     AMENDMENTS BY EMPLOYER.



         (A) AMENDMENTS APPROVED BY THE INSURER. Subject to ss. 14.3, the Employer may amend the Employer Plan without affecting the Plan's status as a "Volume Submitter" plan by:


                  (1)      Executing a new Adoption Agreement as provided in ss.
                           1.3 changing the choice of options in the Adoption Agreement, or executing an amendment to the Adoption Agreement by substitution of a revised page or pages, or


                  (2) Attaching a statement to the Adoption Agreement setting forth: (i) the method by which the Employer Plan will conform to the requirements of Code section 415, or (ii) the method by which the Employer will avoid duplication of minimum contributions or benefits required under Code section 416,


                  (3) Adding model amendments published by the IRS and approved by the Insurer which specifically provide that their adoption will not cause the Employer Plan to be treated as individually designed.


                  (4) The Employer may adopt any amendments that it deems necessary to satisfy the requirements for resolving qualification failures under the IRS' compliance resolution programs.


                  (5) The Employer may adopt an amendment to cure a coverage or nondiscrimination testing failure, as permitted under applicable Treasury regulations.


                  Any such amendment must first be approved by the Insurer before it can be adopted by the Employer in order for the Employer Plan to continue to be managed by the Insurer.

         (B) AMENDMENT NOT APPROVED BY THE INSURER. If the Employer executes any amendments to the Employer Plan (including a waiver of the minimum funding requirement under Code section 412(d)) other than those named in subsection (a) above or substitutes for the Trust another trust to implement the Employer Plan and appoints trustees thereunder, the Employer Plan will no longer be eligible to be managed by the Insurer. In that case, no further Employer or Employee contributions may be made to the Trust, and the Insurer, subject to its rules, may cause to be transferred to such other trust under such plan all amounts in the Accounts of Participants and their Beneficiaries. Before the Insurer will approve any such transfer, the Employer must furnish evidence, satisfactory to the Insurer, that a favorable determination letter either has been or will be issued by the IRS covering the Employer Plan as so amended.


         (C) EMPLOYER MUST PROVIDE COPY OF AMENDMENT. The Employer shall furnish the Insurer with a copy of any amendment to the Employer Plan within 30 days after it is adopted.


         (D) EMPLOYER PLAN MAY ATTACH LIST OF PROTECTED BENEFITS. The above provisions limiting the ability of the Employer to amend the Employer Plan do not preclude the Employer, in cases where the Employer is switching from a different plan document to the Volume Submitter Basic Plan Document, from attaching to the Adoption Agreement a list of the Code section 411(d)(6) protected benefits that must be preserved as a result of that switch.


14.2 AMENDMENTS BY THE INSURER. The Insurer, as sponsor of the Volume Submitter Specimen Basic Plan Document, may prepare amendments to the Volume Submitter Specimen Basic Plan Document, but such amendments are not effective with respect to this Plan unless and until they are executed by the Employer. The Insurer may amend this Plan without the consent of the Employer in the event that the Internal Revenue Service authorizes such amendments in the volume submitter program (which it does not as of November 1, 2003) and provided that the Insurer shall not change any of the elections made by any Employer in its Adoption Agreement without Employer consent unless such change is necessary in order that the Plan may continue to meet the requirements for qualification under Code section 401.


14.3 PROHIBITED AMENDMENTS. No amendment of the Plan or of an Employer Plan shall:

         (A) Reduce the amounts in the Accounts of any Participant or Beneficiary or reduce any vested right or interest to which any Participant or Beneficiary is then entitled under this Plan except that the Participant's Accounts may be reduced to the extent permitted under Code section 412(c)(8);


         (B) Eliminate an optional form of benefit under ss. 10.5 with respect to any Participant's Account balance as of the date of amendment, or any other benefit that is required to be protected under Code section 411(d)(6) with respect to the Employer Plan except to the extent permitted by applicable guidance from the Department of Treasury;


         (C) Vest in the Employer any interest or control over any assets of the Trust;


         (D) Cause any assets of the Trust to be used for, or diverted to, purposes other than for exclusive benefit of Participants and their beneficiaries, except as otherwise provided in ss. 16.1; or


         (E) Change any of the rights, duties, or powers of the Trustee without its written consent.

                                   ARTICLE XV

                                PLAN TERMINATION




--------------------------------------------------------------------------------
15.1 TERMINATION BY EMPLOYER. The Employer may terminate the Employer Plan by filing with the Insurer an instrument in writing executed by the Employer. The Employer Plan shall also terminate immediately following the merger, liquidation or dissolution of the Employer, the death of the Employer (if the Employer is a sole practitioner), the sale of all or substantially all of the Employer's assets, or a judicial declaration that the Employer is insolvent or bankrupt; provided, however, that in any such event arrangements may be made for the Employer Plan to be continued by any successor to the Employer, or by any other entity (including the Employer) approved for underwriting purposes by the Insurer. Neither a temporary cessation of contributions nor the suspension of the Employer Plan and of contributions by the Employer shall, by itself, be deemed to be a termination of the Employer Plan.


15.2 DISTRIBUTION OF PARTICIPANT ACCOUNTS. Upon termination or partial termination of the Employer Plan, or complete discontinuance of contributions by the Employer thereunder, the right of each affected Participant to the amounts in his or her Accounts at such time shall be fully vested and nonforfeitable (subject to the provisions of ss. 15.1 of the Trust). For this purpose, "affected Participant" includes each Former Participant who terminated employment with the Employer while his or her Vested Portion was less than 100%, who has not had a distribution or deemed distribution of his or her entire Vested Portion, who has not incurred five consecutive one-year Breaks in Service where there has not been a merger, liquidation or dissolution of the Employer or the sale of all or substantially all of the Employer's assets before the termination of the Plan, and who is required under applicable official guidance of the IRS to receive upon termination a restoration of the remaining portion of his or her Accounts. If the Employer Plan is terminated or partially terminated, the Employer, subject to the Insurer's rules, shall direct the Insurer by giving Notice to the Trustee to cause the amounts in the Accounts of each affected Participant to be distributed in accordance with the provisions of Article X or, if applicable, Article XI. With respect to amounts in the Participant's 401(k) Employer and 401(k) Salary Deferral Accounts the Employer may only elect to have the Insurer make such distributions provided the Employer does not maintain a successor plan. Distributions shall be made pursuant to this section as soon as administratively feasible.


15.3 CONTINUED VALIDITY OF TRUST. No termination or partial termination of the Employer Plan nor any discontinuance of contributions by the Employer thereunder will affect the validity of the Trust or the rights and duties of the

Trustee pursuant to the terms of any group annuity contract or funding agreement issued to the Trustee thereunder to pay withdrawals and benefits as provided in the Plan.

                                   ARTICLE XVI

                     PRESERVATION OF PARTICIPANTS' BENEFITS




--------------------------------------------------------------------------------
16.1 REPAYMENT OF CERTAIN CONTRIBUTIONS. Except as otherwise provided below, contributions made under the Plan shall not be used for any purpose other than for the exclusive benefit of Participants and their beneficiaries, and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust to the extent not paid by the Employer. No assets of the Trust fund shall at any time revert or be repaid to the Employer, except that:


         (A) If, due to a mistake of fact made in good faith, the Employer makes a contribution (i) that otherwise would not have been made or (ii) which is of a greater amount than the amount that otherwise would have been contributed, such contribution or excess amount may be repaid to the Employer provided that such repayment is made within 12 months from the date the contribution was made;


         (B) In the event the Commissioner of the IRS determines that the Employer Plan is not initially qualified under the Code, any contributions made incident to that initial qualification by the Employer may be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe; and


         (C) In the event the deduction of a contribution (or portion thereof) made by the Employer is disallowed under Code section 404, such contribution (to the extent disallowed) may be returned to the Employer provided that such return is made within 12 months of the disallowance of the deduction. All contributions to the Plan are conditioned on their deductibility under Code section 404 at the time when made.


         In making a repayment under (a), (b) or (c) above, only the amount of the contribution (or portion thereof) involved may be repaid, and no earnings attributable thereto may be included in such repayment. In the event there have been net investment losses that are attributable to such amount, the amount repayable will be adjusted to reflect the net investment losses attributable to such amount. Neither the consent of the Participant nor the Participant's spouse is required to the extent that a distribution is required to satisfy this Section, as is provided in ss. 10.15.


16.2 PLAN MERGER, CONSOLIDATION OR TRANSFER. No merger or consolidation of an Employer Plan with, or transfer of Employer Plan assets or liabilities to, any other plan will occur unless each Participant would (if such successor plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Employer Plan had then terminated). In the event of such merger, consolidation, or transfer, the Trustee may transfer assets and liabilities of the Employer Plan to the trustees or funding agent of the successor plan and shall direct such trustees or agent as to the amounts to be credited to the respective accounts of Participants participating in the successor plan; or, if the Trust is used to fund such successor plan, the Trustee will continue to hold such assets for the benefit of such Participants pursuant to the terms of the successor plan.


16.3 TRUSTEE-TO-TRUSTEE TRANSFER. If an Employee who becomes a Participant has an account or accounts under a Qualified Plan in which he or she previously participated, the Trustee may accept amounts accrued by the Participant under such other Qualified Plan for credit to the Participant's Accounts upon the request of the Participant (or upon the request of the Employer, provided the Qualified Plan in which the Participant previously participated is a plan of such Employer). To the extent that such transferred accounts were attributable to employer contributions under such other Qualified Plan, they shall be credited to the Participant's Prior Plan Account or Prior Pension Plan Account, as applicable. To the extent that such transferred accounts were attributable to employee contributions under such other Qualified Plan, they shall be credited to the Participant's Post-Tax Employee Contribution Account. To the extent that such transferred amounts were attributable to contributions (whether or not elective) under a cash or deferred arrangement pursuant to Code section 401(k), they shall be credited to the Participant's Prior Plan Account. The Participant shall be fully vested with respect to his or her Prior Plan, Prior Pension Plan and Post-Tax Employee Contribution Accounts.


16.4 TRANSFER OF EMPLOYEE ACCOUNTS TO ANOTHER PLAN. If a Participant terminates employment with the Employer and subsequently becomes a participant in a Qualified Plan maintained by another employer, the Trustee, upon request of the Participant and may transfer amounts credited to the Participant's Accounts under this Plan to such other Qualified Plan for credit to such Participant's accounts under such other Qualified Plan, provided that the Participant shall be fully vested under the terms of such other Qualified Plan with respect to the Vested Portion of his or her Accounts that is transferred.

16.5 ROLLOVER FROM ANOTHER PLAN. A Participant who has received an Eligible Rollover Distribution as defined in ss. 16.7 under a Qualified Plan may roll over such distribution into this Plan for credit to a Prior Plan Account established for him or her under the Plan. The rollover may be a Direct Rollover as described in ss. 16.6 or a rollover by the Participant of a distribution to the Participant within 60 days of its receipt. It also may be a rollover of an individual retirement account described in Code section 408(a) or an individual retirement annuity described in Code section 408(b), but only if all the funds in the account or annuity are attributable to an eligible rollover distribution from a Qualified Plan. In any case the Participant may be required to represent in writing that the rollover satisfies the requirements of the Code applicable to rollover contributions to Qualified Plans.


16.6 DIRECT ROLLOVERS. Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have an Eligible Rollover Distribution, or any portion of an Eligible Rollover Distribution of at least $500 paid in a Direct Rollover directly to an Eligible Retirement Plan specified by the Distributee. The Plan Administrator may impose a reasonable default procedure whereby any Distributee who fails to make an affirmative election is treated as having either made or not made a Direct Rollover election (as determined under the Plan Administrator's default procedure which shall be consistent with IRS Revenue Ruling 2000-36), provided the Distributee has received a timely explanation of the default procedure and the Direct Rollover option pursuant to Income Tax Regulations under Code section 401(a)(31) and IRS Revenue Ruling 2000-36.


16.7 DEFINITIONS. For purposes of this Plan, the following terms shall have the following meanings:


         (A) ELIGIBLE ROLLOVER DISTRIBUTION. An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9) (subject to applicable guidance from the Treasury Department); any hardship distribution described in Code section 401(k)(2)(B)(i)(IV); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).


         (B) ELIGIBLE RETIREMENT PLAN. An "Eligible Retirement Plan" is any of the following that accepts the Distributee's Eligible Rollover Distribution:


                  (1)      An individual retirement account described in Code
                           section 408(a),


                  (2)      An individual retirement annuity described in Code
                           section 408(b)


                  (3)      An annuity plan described in Code section 403(a), or


                  (4) A qualified trust described in Code section 401(a) that accepts the Distributee's Eligible Rollover Distribution,


                  except that paragraphs (3) and (4) do not apply to Eligible Rollover Distributions to a surviving spouse.


         (C) DISTRIBUTEE. A "Distributee" means the Employee or former Employee with regard to such Employee's interest in the Employer Plan. "Distributee" also means the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), except that such individuals are Distributees only with regard to the interest of the spouse or former spouse.


         (D) DIRECT ROLLOVER. A "Direct Rollover" is an Eligible Rollover Distribution that is paid directly by the distributing plan to the recipient Eligible Retirement Plan specified by the Distributee.

                                  ARTICLE XVII

               ADMINISTRATIVE PROVISIONS AND DELEGATION OF POWERS




--------------------------------------------------------------------------------
17.1 FIDUCIARY RESPONSIBILITIES. The Employer is the Plan Administrator and the named fiduciary of the Employer Plan. As Plan Administrator, the Employer may designate other persons to carry out fiduciary responsibilities (other than the management or control of assets of the Employer Plan). The Employer may designate in the Adoption Agreement that the Employer Plan will meet the requirements of ERISA Section 404(c), in which case no person who is otherwise a fiduciary shall be liable for any loss, in by reason of any breach, which results the Participant's exercise of control over assets in his or her Accounts. The Employer shall have the duties with respect to the Employer Plan as set forth under ss. 17.2. To the extent that assets of the Plan are allocated to a separate account of an insurance company, (a) such insurance company may be appointed by the Trustees as an investment manager with respect to all or a portion of such assets and (b) in accordance with procedures acceptable to such insurance company, one or more persons may be appointed by Trustees as investment manager with respect to all or a portion of such assets.

17.2 PLAN ADMINISTRATOR. With respect to the Employer Plan, the Employer, as Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to:



         (A)      Reports and notifications to Participants;


         (B)      Reports to and registration with the IRS;


         (C)      Annual reports to the United States Department of Labor; and


         (D)      Any other actions required by ERISA or the Plan.


17.3 ADDITIONAL DUTIES AND POWERS. In addition to the duties and powers set forth in ss. 17.2 and elsewhere in this Plan document, the Plan Administrator shall have duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the duty and power to:

         (A) Construe and interpret the Employer Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;


         (B) Prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;


         (C) Prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Employer Plan;


         (D) Receive from Participants such information as shall be necessary for the proper administration of the Employer Plan and Trust; and


         (E)      Administer any participant loan program established under
                  Article XIII of the Plan.


         The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirement of eligibility under the Plan.


17.4 DELEGATION OF POWERS BY THE EMPLOYER. The Employer delegates to the Insurer the power to settle all matters relating to the administration of the Trust, including the power to remove the Trustee (where permitted under the Trust) and to appoint a successor Trustee as provided in the Trust, and the power to amend this Plan (as provided in ss. 14.2). The powers herein delegated to the Insurer shall be exercised similarly with respect to plans of all similarly situated Employers. Notice to the Employer respecting action taken by the Insurer pursuant to the powers herein delegated to it may be given by notice mailed to the Employer or in such other manner as the Insurer deems appropriate.


17.5 DELEGATION OF POWERS BY RELATED EMPLOYERS. Each Related Employer whose Employees are Participants in the Plan shall be deemed to have designated the Employer as its agent with respect to the Plan and all relations with the Insurer.


17.6 MULTIPLE FIDUCIARY ROLES. Any person or group of persons may serve in more than one fiduciary capacity to the Plan or an Employer Plan.

17.7 ADVISORS. The Employer, the Trustee and the Insurer may employ one or more persons to render advice with regard to any of their responsibilities under the Plan or an Employer Plan.


17.8 RESPONSIBILITY OF FIDUCIARIES. All fiduciaries (including the Trustee, and, if applicable, the Insurer) shall discharge their duties with respect to the Plan solely in the interest of the Participants and their beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No fiduciary shall be liable for an act or omission of another person in carrying out any fiduciary responsibility under the Plan where such other person is designated to carry out such fiduciary responsibility, except to the extent required by Section 405 of ERISA.


17.9 RESPONSIBILITY OF THE TRUSTEE. The Trustee will hold the assets of the Trust consisting of any group annuity contract or funding agreement issued pursuant to the terms of the Trust and shall discharge its duties solely in accordance with the Trust, the terms of which (and as it may from time to time be amended) are hereby incorporated herein and made a part hereof.

                                  ARTICLE XVIII

                                  MISCELLANEOUS




--------------------------------------------------------------------------------
18.1 GOVERNING LAW. The provisions of the Plan and Employer Plan shall be construed and administered according to the provisions of ERISA. In the event ERISA is not applicable or does not preempt state law, the laws of the State of New York shall govern.


18.2 LIMITATION OF PARTICIPANT RIGHTS. The adoption and maintenance of the Plan and the Trust by the Employer shall not be construed as giving any Participant or other person any legal or equitable right against the Employer, the Insurer, or the Trustee, or as enlarging, modifying or affecting the tenure or terms of employment of any Participant, except as provided herein or in the Trust.


18.3 CLAIMS PROCEDURE. The Employer shall notify in writing any Participant or Beneficiary whose claim for benefits under the Plan has been denied, either wholly or in part, setting forth the specific reasons for such denial in a manner calculated to be understood by the Participant or Beneficiary. Such notice shall be furnished to the Participant or Beneficiary, by mail or by any other means permissible under guidance issued by the Secretary of Treasury or the Secretary of Labor, within 60 days of such denial and shall provide that, within 60 days after its receipt, the Participant or Beneficiary may apply to the Employer for a full and fair review of the decision denying the claim.


18.4     NONTRANSFERABILITY OF BENEFITS.


         (A) ANTI-ALIENATION RULE. Except as specified in Code section 401(a)(13), the Income Tax Regulations thereunder, the remainder of this section, and the rules on deemed default of loans in ss. 13.7, no interest of any Participant or Beneficiary available under the Employer Plan shall be, either voluntarily or involuntarily: (1) subject to assignment, alienation, or any lien, (2) transferable, or (3) liable for, or subject to, any obligation or liability of any person.


         (B) QDROS. In the case of an assignment, transfer or attachment pursuant to a qualified domestic relations order (as defined in Code section 414(p)) or any domestic relations order entered prior to January 1, 1985 that the Employer elects to treat as a qualified domestic relations order pursuant to
                  Section 303(d) of the

                  Retirement Equity Act of 1984 ("QDRO"), payments to the alternate payee pursuant to the QDRO of amounts in which the Participant is 100 % vested may be made as of the date of such QDRO (or later pursuant to a request under Article X), notwithstanding other provisions to the contrary in the Employer Plan including provisions barring in-service distributions to the Participant.


         (C) PARTICIPANT'S BREACH OF FIDUCIARY DUTY TO THE PLAN. As provided in Code section 401(a)(13)(C), the rules in subsection (a) shall not apply to any offset of a Participant's Accounts or benefits under the Employer Plan against an amount that the Participant is ordered or required to pay to the Employer Plan if such order or requirement to pay:


                  (1)      Arises under either:


                           (i) A judgment of conviction for a crime involving the Plan,


                           (ii) A civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or


                           (iii) A settlement agreement between the Secretary of Labor (or the Pension Benefit Guaranty Corporation) and the Participant in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA by a fiduciary or any other person;


                           that is issued (or in the case of a settlement agreement, entered into) on or after August 5, 1997;


                  (2) Provides expressly for the offset of all or part of the amount ordered or required to be paid to the Employer Plan against the Participant's benefits provided under the Employer Plan; and


                  (3) With respect to benefits described in ss. 10.10(a) (i.e., benefits subject to the survivor annuity requirements), concerns a

                           Participant whose spouse at the time at which the offset is to be made meets (i), (ii) or (iii) below:


                           (i) Such spouse either: (A) has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan, (B) it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in ss. 10.12(a)(4), or (C) there is in effect an election to waive the right of the spouse to either a Qualified Joint and Survivor Annuity or a pre-retirement survivor annuity provided under ss. 11.3(a) in accordance with the requirements of ss. 10.12,


                           (ii) Such spouse is ordered or required, in such judgment, order, decree, or settlement, to pay an amount to the Plan in connection with a violation of part 4 of subtitle B of title I of ERISA, or


                           (iii) Such spouse retains, in such judgment, order, decree, or settlement: the right to receive the survivor annuity provided under a minimum-required qualified joint and survivor annuity (as defined below) and under the pre-retirement survivor annuity described in ss. 11.3(a), with the survivor annuity determined as if (A) through (E) below all were true:


                                    (A)     The Participant terminated
                                            employment on the date of the
                                            offset,


                                    (B)     There was no offset,


                                    (C)     The Employer Plan permitted
                                            commencement of benefits only on or
                                            after Normal Retirement Age,


                                    (D)     The Employer Plan provided only the
                                            minimum-required qualified joint and
                                            survivor annuity (i.e., a qualified
                                            joint and survivor
                                            annuity which is the actuarial
                                            equivalent of the Participant's
                                            accrued benefit within the meaning
                                            of Code section 411(a)(7) and under
                                            which the survivor annuity is 50%
                                            of the amount of the annuity which
                                            is payable during the joint lives of
                                            the Participant and the spouse), and


                                    (E)     The benefit provided under ss.
                                            11.3(a) equals the amount of the
                                            survivor annuity payable under the
                                            minimum-required qualified joint and
                                            survivor annuity described in (D)
                                            above.


18.5 PAYMENT OF EXPENSES. All Plan expenses, as defined below, shall be paid by the Plan from the Trust (whether directly or by reimbursement to the Employer), except to the extent the Employer pays such expenses directly and does not seek reimbursement. Plan expenses shall be paid as the Plan expenses are allocated to the Employer Plan, out of forfeitures and then out of the Accounts. Plan expenses that are paid out of the Accounts shall be allocated to each Account according to the ratio of the balance in such Account to the balance in all the Accounts, except to the extent the Trustee determines that a different allocation is appropriate and warranted (e.g., the Trustee has the authority to provide that some costs will be paid on a unit cost per Participant or per Account). For purposes of this section, "Plan expenses" means the reasonable costs, fees, and expenses incurred in connection with the operation of the Plan and Trust, including the expenses of the Plan Administrator, and shall include fees for legal, accounting and investment services rendered to the Trustee, and the expenses charged under any group annuity contract or funding agreement entered into by the Trustee under the terms of the Trust, and other fees (including, but not limited to, any termination fees) payable in accordance with the terms of any agreement entered into between the Trustees and Insurer pertaining to the Trust and the Employer Plan. . Until paid, Plan expenses shall constitute a liability of the Trust. The Employer may reimburse the Accounts for any Plan expenses paid out of the Accounts. Such a reimbursement shall not be considered an Employer contribution to the Plan.


18.6 FAILURE OF EMPLOYER PLAN TO QUALIFY. If an Employer Plan fails to obtain or retain the status of a Qualified Plan, the Plan will no longer be eligible to be managed by the Insurer and the funds of the Employer Plan will be removed from the Trust as soon as administratively feasible and transferred to the new trustee designated by the Employer.

18.7 NO MAXIMUM AGE. The allocation of contributions to Participants under the Plan continues without reduction in the rate of allocations on account of the Participant's attainment of any maximum age.


18.8 NEW TECHNOLOGIES. Any references in this Plan, the Adoption Agreements or the Trust Agreement to communications, notices, forms or agreements given under the Plan may be given in any form acceptable to the Insurer, including but not limited to electronic or other paperless forms (whether electrical, digital, magnetic, wireless, optical, electromagnetic, or other comparable technologies), facsimile, telephonic voice response systems, or internet protocols. Record retention may be in any form acceptable to the Insurer. Signatures (including signatures that must be notarized or acknowledged) will be accepted electronically to the extent the procedures for electronic signatures are acceptable to the Insurer. A technology or methodology will be acceptable to the Insurer only if it is followed pursuant to reasonable rules, uniformly applied with respect to each Employer Plan.


18.9 CONFLICT WITH GROUP ANNUITY CONTRACT. In the event of any inconsistency or contradiction between the terms of any group annuity contract issued by the Insurer to the Trustee (or any agreement thereunder to provide particular form of benefits) and the terms of the Plan, the terms of the Plan shall control.

                                   ARTICLE XIX

                          LIMITATIONS ON CONTRIBUTIONS




--------------------------------------------------------------------------------
19.1 BASIC LIMITATION. If a Participant does not participate in and has never participated in any other Qualified Plan or Welfare Benefit Fund, Individual Medical Account or SEP maintained by the Employer which provides an Annual Addition pursuant to ss. 19.2 of the Plan, the amount of Annual Additions which may be credited to the Participant's Accounts for a Limitation Year shall not exceed the Maximum Permissible Amount (or if less, any other applicable limitation contained in this Plan). If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.


19.2 GENERAL LIMITATION WITH OTHER DEFINED CONTRIBUTION PLANS. Except as provided in ss. 19.6, if, in addition to this Plan, the Employer maintains any other Qualified Defined Contribution Plans, Welfare Benefit Funds, Individual Medical Accounts or SEPs, the amount of Annual Addition which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of:


         (A) The Maximum Permissible Amount, reduced by the sum of any annual additions allocated to the Participant's accounts for the same Limitation Year under such other Qualified Defined Contribution Plans, Welfare Benefit Funds, Individual Medical Accounts or SEPs; and


         (B)      Any other limitation contained in Article IV and Article V.


         If the Annual Additions with respect to the Participant under the plans and funds described in (a) above are less than the Maximum Permissible Amount and the contribution that would otherwise be contributed or allocated to the Participant's Account under the Employer Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds (including the Employer Plan) for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under the plans and funds described in (a) above in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Accounts under the Employer Plan for the Limitation Year.


         For purposes of this Article XIX, the following amounts shall be treated as Annual Additions under a Qualified Defined Contribution Plan maintained by the Employer: (x) amounts allocated after March 31, 1984 to the Participant's Individual Medical Account, under a pension or annuity plan maintained by the Employer and (y) amounts derived from contributions paid or accrued after December 31, 1985 in taxable years of the Employer ending after that date that are attributable to post-retirement medical benefits allocated to the account of a Key Employee (as defined in Code section 419A(d)(3)) under a Welfare Benefit Fund maintained by the Employer.


19.3 USE OF ESTIMATED COMPENSATION. Prior to determining the Participant's actual 415 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's annual 415 Compensation for such Limitation Year, uniformly determined for all similarly situated Participants. Any Employer contributions (including allocation of forfeitures) based on estimated annual 415 Compensation shall be reduced by any Excess Amounts carried over from prior Limitation Years. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual 415 Compensation for such Limitation Year.


19.4 DETERMINATION OF EXCESS AMOUNT IN SPECIAL CASE. If, pursuant to ss. 19.3 or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount for a Limitation Year, such Excess Amount shall be deemed to consist of the amounts most recently allocated; except that amounts contributed to a SEP shall be deemed to have been allocated first, followed by annual additions to a Welfare Benefit Fund or Individual Medical Account, regardless of the actual allocation date.


         If an Excess Amount was allocated to a Participant on an Allocation Date of this Plan which coincides with an Allocation Date of another plan, the Excess Amount attributed to this Plan will be the product of:


         (A) The total Excess Amount allocated as of such date (including any amount which would have been allocated except for the limitations of Code section 415), times

         (B) The ratio that (1) the amounts allocated to the Participant as of such date under this Plan bears to (2) the total amount allocated as of such date under all such Qualified Defined Contribution Plans (determined without regard to the limitations of Code section 415).


19.5 DISPOSAL OF EXCESS AMOUNT. If, pursuant to the foregoing provisions or as a result of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year attributable to this Plan, such Excess Amount shall be disposed of as follows, in the order specified:


         (A) Any Post-Tax Employee Contributions (plus attributable earnings), shall be returned to the Participant to the extent they would reduce the Excess Amount;


         (B) If after the application of paragraph (a) an Excess Amount still exists, any Elective Deferrals (plus attributable earnings thereon) shall be distributed to the Participant to the extent they would reduce the Excess Amount. The Plan Administrator shall make the distribution in a lump sum as soon as administratively feasible after the Excess Amount is determined. The distribution shall be made regardless whether the Participant and his or her spouse consent to it. Matching Contributions based on such returned Elective Deferrals shall be forfeited in the Plan Year in which the Elective Deferrals are returned. Elective Deferrals which are distributed and Matching Contributions which are forfeited shall not be counted in determining whether the limit in Code section 402(g) has been exceeded or in performing the non-discrimination tests in ss. 5.3.


         (C) If after the application of paragraphs (a) and (b) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Accounts will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;


         (D) If after the application of paragraphs (a) and (b) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

         (E) If a suspense account is in existence at any time during the Limitation Year pursuant to this section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee contributions may be made to the Employer Plan for that Limitation Year. Excess Amounts may not be distributed to Participants or Former Participants.


Neither the consent of the Participant nor the Participant's spouse is required to the extent that a distribution is required to satisfy this Section, as is provided in ss. 10.15.


19.6 ALTERNATE LIMITATION WITH OTHER DEFINED CONTRIBUTION PLANS. The amount of Annual Addition allocated under this Plan on behalf of any Participant shall be limited, in lieu of the provisions of ss. 19.2 and ss. 19.5, in accordance with any applicable provisions in the Adoption Agreement.


19.7     [reserved]


19.8 DEFINITIONS. For purposes of this Article, the following terms shall have the following meanings:


         (A) ALLOCATION DATE. "Allocation Date" means the date as of which all or any portion of an Annual Addition is allocated or credited to a Participant's Accounts under this Plan for a Limitation Year. An Annual Addition made in a subsequent Limitation Year is deemed allocated or credited as of the last day of the preceding Limitation Year if it is made (1) for such preceding Limitation Year, and (2) not later than thirty days after the time prescribed by law (including any extensions) for filing the Employer's Federal income tax return for the Employer's Fiscal Year with or within such Limitation Year ends, or, in the case of Employers exempt from Federal income tax under Code section 501(a), the 15th day of the sixth calendar month following the close of the Fiscal Year with or within which the Employer's Limitation Year ends, except not later than thirty days after the close of the Limitation Year in the case of Employee Post-Tax Contributions, as provided in Treasury Regulation 1.415-6(b)(7).





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


         (B) ANNUAL ADDITION. "Annual Addition" means, with respect to any Participant, the sum, for the Limitation Year, of all: (1) contributions allocated to his or her Employer Account, 401(k) Employer Account, Matching Contribution Account, and 401(k) Salary Deferral Account, including any Excess Amounts applied under ss. 19.5 to reduce Employer contributions and including Excess Contributions, Excess Aggregate Contributions and Excess Deferrals regardless of whether such amounts are distributed or forfeited (except as otherwise provided); (2) forfeitures allocated to his or her Employer Account; (3) Post-Tax Employee Contributions under ss. 6.1 of the Plan; (4) amounts allocated to an Individual Medical Account which is part of a pension or annuity plan maintained by the Employer;
                  (5) amounts derived from contributions which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Code section 419A(d)(3), under a Welfare Benefit Fund maintained by the Employer; and (6) allocations under a SEP maintained by the Employer.


                  For purposes of this Article, any amounts transferred from another Qualified Plan under ss. 16.3 and any rollover contribution made under ss. 16.5 shall not be treated as either Employer or Post-Tax Employee Contributions and shall not be included in determining Annual Additions.


         (C) 415 COMPENSATION. Subject to the remainder of this subsection, "415 Compensation" means a Participant's W-2 Wages or, for a Self-Employed Individual, the Participant's Earned Income, and shall be increased to include any Elective Deferrals and any amounts which are contributed or deferred by the Employer at the election of the Employee and which are not includible in the gross income of the Employee by reason of Code section 125 (cafeteria plan amounts) or Code section 132(f)(4) (qualified transportation benefits).


                  (1) For purposes of applying the limitations of this Article, 415 Compensation for a Limitation Year is the 415 Compensation actually paid or includible in the Participant's gross income during such Limitation Year.


                  (2) Notwithstanding the preceding provisions of this subsection (c), 415 Compensation for a Participant in a



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


                           Qualified Defined Contribution Plan who is permanently and totally disabled (as defined in Code section 22(e)(3)) is the 415 Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of 415 Compensation paid immediately before becoming permanently and totally disabled.


                  (3) Amounts under Code section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code section 125 only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.


         (D) DEFINED BENEFIT PLAN FRACTION. "Defined Benefit Plan Fraction" means a fraction whose numerator is the sum of the Participant's projected annual benefits under all the Qualified Defined Benefit Plans (whether or not terminated) maintained by the Employer, and whose denominator is the lesser of 125% (or as otherwise specified in the Adoption Agreement pursuant to Code section 416(h)) of the dollar limitation determined for the Limitation Year under Code sections 415(b) and 415(d) and 140% of the Participant's highest average 415 Compensation. For purposes of this definition, projected annual benefit means the annual retirement benefit to which the Participant would be entitled under a Qualified Defined Benefit Plan maintained by the Employer (adjusted to an actuarially equivalent single life annuity if the benefit is payable in any form other than a single life annuity or a Qualified Joint and Survivor Annuity) assuming that the Participant continued employment with the Employer until the normal retirement age under the Qualified Defined Benefit plan (or his or her current age, if greater) and that his or her 415 Compensation and all other factors used in determining that benefit remained constant from the current Limitation Year until his or her retirement and highest average 415 Compensation means the Participant's average 415 Compensation for the three consecutive Limitation Years that produce the greatest average. Notwithstanding the above, in the case of a Participant who was a participant on the first day of the first Limitation Year beginning after December 31, 1986 in one or more Qualified Defined Benefit Plans maintained by the Employer that were in existence on May 6, 1986, the denominator of the Defined Benefit Plan Fraction will not be less than 125% of the aggregate annual retirement benefits that the Participant had accrued under those Qualified Defined Benefit Plans as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the Qualified Defined Benefit Plans individually and in the aggregate satisfied the requirements of Code section 415 for all Limitation Years beginning January 1, 1987.


         (E) DEFINED CONTRIBUTION PLAN FRACTION. "Defined Contribution Plan Fraction" means a fraction whose numerator is the sum of the annual additions to the Participant's accounts under all the Qualified Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including any annual additions attributable to Individual Medical Accounts, Welfare Benefit Funds, SEPs and to the Participant's Post-Tax Employee Contributions to all Qualified Defined Benefit Plans, whether or not terminated, maintained by the Employer), and whose dominator is the sum of the maximum aggregate amounts for the current Limitation Year and all of the Participant's prior Limitation Years of Service (regardless of whether a defined contribution plan was maintained by the Employer). For purposes of this definition, the maximum aggregate amount means, for any Limitation Year, the lesser of 125% (or as otherwise specified in the Adoption Agreement pursuant to Code section 416(h)) of the dollar limitation determined under Code sections 415(b) and 415(d) in effect under Code section 415(c)(1)(A) and 35% of the Participant's 415 Compensation for that Limitation Year. Notwithstanding the above, if the Participant was a participant as of the end of the first day of the Limitation Year beginning after December 31, 1986 in one or more Qualified Defined Contribution Plans maintained by the Employer that were in existence on May 6, 1986 and the sum of his or her Defined Contribution Plan Fraction and his or her Defined Benefit Plan Fraction would otherwise exceed 1.0, the numerator of his or her Defined Contribution Plan Fraction shall be reduced by an amount equal to the product of the excess of that sum over 1.0 and the denominator of his or her Defined Contribution Plan Fraction. The reduction under the preceding sentence shall be computed on the basis of the fractions as of the end of the last Limitation Year beginning before January 1, 1987 and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. For purposes of computing the Defined Contribution Plan Fraction, the Annual Addition for any Limitation Year beginning before

                  January 1, 1987 shall not be recomputed to treat all Post-Tax Employee Contributions as an Annual Addition.


         (F) EMPLOYER. "Employer" means the Employer under this Plan. The Employer and all Related Employers, as modified by Code section 415(h), shall be considered a single employer for purposes of applying the limitations of this Article.


         (G) EXCESS AMOUNT. "Excess Amount" means the excess of a Participant's Annual Addition for a Limitation Year over the Participant's Maximum Permissible Amount (or, if applicable, such amount as reduced as required by ss. 19.2(a)), less any administrative charges allocable to such excess.


         (H) INDIVIDUAL MEDICAL ACCOUNT. "Individual Medical Account" means an individual medical account as defined in Code section 415(1)(2).


         (I) LIMITATION YEAR. "Limitation Year" means the consecutive 12-month period ending on the last day of the Plan Year. All Qualified Plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is changed to a different 12-consecutive month period, the new Limitation Year must begin on a day within the Limitation Year in which the amendment is made, and the limitations of this Article are then separately applied to a "limitation period" which begins with the first day of the last Limitation Year before the change in Limitation Years is effective, and ends on the day before the start of the new Limitation Year.


         (J)      [RESERVED]


         (K) MAXIMUM PERMISSIBLE AMOUNT. "Maximum Permissible Amount" means with respect to any Participant for a Limitation Year the lesser of (1) $35,000 (in 2001), as adjusted by the Adjustment Amount (or if greater, 25% of the defined benefit dollar limitation set forth in Code section 415(b)(1) as in effect for the Limitation Year), or (2) 25% of his or her 415 Compensation from the Employer for that Limitation Year. The compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or Code section 419A(f)(2)) which is otherwise treated as an Annual Addition under section 415(l)(1) or 419A(d)(2) of the Code. If a short limitation period is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount for that period will not exceed item (1) in the first sentence, multiplied by the following fraction: Number of months in the short Limitation Year, divided by 12. In the case of fiscal Plan Years, changes to the limit in (1) are applied effective with the Limitation Year that ends within the calendar year in which the dollar limit is adjusted (e.g., the 2001 increase from $30,000 to $35,000 applies first to Limitation Years that end in 2001).


         (L) WELFARE BENEFIT FUND. "Welfare Benefit Fund" means a welfare benefit fund as defined in Code section 419(e).

                                   ARTICLE XX

                              TOP-HEAVY PROVISIONS





--------------------------------------------------------------------------------
20.1 BASIC TOP-HEAVY RULE. If the Employer Plan is or becomes a top-heavy plan in any Plan Year, the provisions of this Article will supersede any conflicting provisions in the Plan or Adoption Agreement.


20.2 TOP-HEAVY DEFINITIONS. Where the following words and phrases in boldface appear in this Article, they shall have the meaning set forth below.


         (A) KEY EMPLOYEE: "Key Employee" means, with respect to any particular Plan Year, any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period is any of the following:


                  (1) An officer of the Related Employers whose top-heavy compensation exceeds 50% of the dollar limitation under Code section 415(b)(1)(A) (but treating no more than 50 Employees, or if less, the greater of three or 10% of all Employees, as officers, and excluding Employees described in Code section 414(q)(5) in determining the number of officers taken into account);


                  (2) An owner (or someone considered to be an owner within the meaning of Code section 318) of both more than a 1/2% interest and one of the ten largest interests in the Employer and who receives top-heavy compensation in excess of the dollar limitation in effect under Code section 415(c)(1)(A);


                  (3)      A Five-Percent Owner; or


                  (4) An Employee who receives top-heavy compensation from the Employer of more than $150,000 and who would be described in the definition of Five-Percent Owner if "1%" were substituted for "5%."

                  The determination of who is a Key Employee shall be made in accordance with Code section 416(i)(1) and the regulations thereunder.


         (B) TOP-HEAVY PLAN: An Employer Plan is a top-heavy plan if any of the following conditions exists:


                  (1) The top-heavy ratio for the Employer Plan exceeds 60%, and the Employer Plan is not part of any required aggregation group or permissive aggregation group of plans.


                  (2) The Employer Plan is part of a required aggregation group of plans but not part of a permissive aggregation group, and the top-heavy ratio for the required aggregation group of plans exceeds 60%.


                  (3) The Employer Plan is part of a required aggregation group and part of a permissive aggregation group of plans, and the top-heavy ratio for the required aggregation group of plans exceeds 60%.


                  (4) The Employer does not elect in the Adoption Agreement to have the Plan treated as not being a top-heavy plan.


         (C)      TOP-HEAVY RATIO:


                  (1) If the Employer maintains one or more defined contribution plans (including any SEPs) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Employer Plan alone, or for the required or permissive aggregation group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balances distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balances distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.


                  (2) If the Employer maintains one or more defined contribution plans (including any SEPs) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the determination date.


                  (3) For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant who: (i) is not a Key Employee but who was a Key Employee in a prior year, or (ii) has not been credited with at least one Hour of Service with any Employer maintaining the Employer Plan at any time during the five-year period ending on the determination date, will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code section 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.


                  The accrued benefit of a Participant other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).


         (D) PERMISSIVE AGGREGATION GROUP: Permissive aggregation group means the required aggregation group of plans plus any other Qualified Plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.


         (E) REQUIRED AGGREGATION GROUP: Required aggregation group means each Qualified Plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated) and any other Qualified Plan that enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410.


         (F) DETERMINATION DATE: Determination date means, for any Plan Year, the last day of the preceding Plan Year, except that for the first Plan Year of the Plan, it shall mean the last day of that year.


         (G) DETERMINATION PERIOD: Determination period means the Plan Year containing the determination date and any of the four preceding Plan Years.


         (H) VALUATION DATE: Valuation date means the last Business Day on or before the determination date. It is the date account balances are valued for purposes of calculating the top-heavy ratio.

         (I) PRESENT VALUE: Present value means the present value determined using the interest rate and mortality factors specified in the Adoption Agreement.


         (J) TOP-HEAVY COMPENSATION: Top-heavy compensation means compensation for the Plan Year as defined in ss.19.8 for purposes of the limitation on contributions required under Code section 415.


20.3 MINIMUM CONTRIBUTION. Except as otherwise provided in (b) and (c) below, the Employer's allocation of contributions and forfeitures on behalf of each Participant who is not a Key Employee shall equal at least 3% of such Participant's top-heavy compensation, or if less and provided the Employer has no defined benefit plan which designates the Employer Plan to satisfy Code section 401, the largest percentage of Employer contributions and forfeitures as a percentage of a Key Employee's top-heavy compensation, allocated on behalf of any Key Employee for the Plan Year. Such minimum contribution is determined without regard to any Social Security contribution.


         (A) The minimum contribution required by this section shall be made even though the Participant might not be entitled to an allocation of Employer Contributions or Matching Contributions (or might be entitled to a lesser allocation) because the Participant failed to meet the minimum Hours of Service or minimum Compensation requirement specified in the applicable Adoption Agreement for the Plan Year (if any), or did not make any (or sufficient) Elective Deferrals or Post-Tax Contributions to the Plan.


         (B) A Participant who is not employed by the Employer on the last day of the Plan Year is not entitled to a minimum contribution determined under this Article (even though the Participant may be entitled to an Employer Contribution determined under other provisions of the Employer Plan).


         (C) This section shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum contribution or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

         (D) In making the minimum contribution described in this section, neither Elective Deferrals nor Matching Contributions shall be taken into account.


20.4 MINIMUM VESTING SCHEDULES. For any Plan Year in which the Employer Plan is a top-heavy plan, and for all Plan Years thereafter, the vesting schedule elected by the Employer in the Adoption Agreement applicable to top-heavy plans will apply automatically to the Employer Plan, subject to the remainder of this section.


                  (A) The minimum vesting schedule applies to all Accounts except those that are already subject to 100% vesting (e.g., the 401(k) Employer Account and the Post-Tax Employee Contribution Account), including benefits accrued before the effective date of section 416 and benefits accrued before the Employer Plan became top-heavy.


                  (B) No decrease in any Participant's nonforfeitable percentage may occur in the event the Employer Plan's status as top-heavy changes for any Plan Year.


                  (C) This section does not apply to the Account balance of any Employee who does not complete an Hour of Service after the Employer Plan has initially become top-heavy, and such Employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this section.


                  (D) If the vesting schedule under the Employer Plan shifts to one of the top-heavy vesting schedules because of the Employer Plan's top-heavy status:


                           (1) Such shift is an amendment to the Plan's vesting schedule to which the election in ss.12.3 of the Plan applies, and


                           (2) The top-heavy vesting schedule shall continue to apply for all subsequent Plan Years even if the Employer Plan should later cease to be top-heavy.